Exhibit 99.17

PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Consolidated Statement of Financial Position

(in thousands of Ukrainian hryvnias)

	At 30 September 2014 (not audited)	At 31 December 2013
Assets
Cash on hand and in transit	1,405,767	1,336,850
Balance with the National Bank of Ukraine	2,037,197	1,610,912
Due from other banks	4,347,768	2,122,432
Loans to customers	26,602,803	21,863,223
Investment securities in trading portfolio	516,280	346,387
Investment securities available for sale	2,480,304	2,845,560
Current income tax assets	13,054	14,398
Other assets	517,459	538,808
Property and equipment	1,239,941	1,246,996
Investment property	82,256	82,939
Intangible assets	137,341	150,216

Total assets	39,380,170	32,158,721

Liabilities
Due to the National Bank of Ukraine	1,408,766	1,062,916
Due to other banks	1,007,821	1,352,951
Customer accounts	27,404,471	21,067,555
Eurobonds issued	3,245,125	1,989,283
Bonds issued	—	109
Other borrowed funds	21,889	90,939
Other liabilities	297,168	360,592
Subordinated debt	485,452	529,162
Deferred tax liability	89,106	133,686

Total liabilities	33,959,798	26,587,193

Equity
Share capital	3,427,350	3,427,350
Share premium	56,798	56,798
Merger reserve	34,266	34,266
Revaluation reserve for property and equipment	596,190	597,471
Revaluation reserve for investment securities available for sale	43,197	(30,010)
Retained earnings	1,262,571	1,485,653

Total equity	5,420,372	5,571,528

Total liabilities and equity	39,380,170	32,158,721

PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Consolidated Statement of Income

(in thousands of Ukrainian hryvnias)

	For 9 months ended 2014 (not audited)	For 9 months ended 2013 (not audited)
Interest income	3,638,819	2,552,240
Interest expense	(1,855,793)	(1,404,337)

Net interest income	1,783,026	1,147,903

Allowance for impairment	(2,138,695)	(340,039)

Net interest income after allowance for loan impairment	(355,669)	807,864

Fee and commission income	786,431	809,116
Fee and commission expense	(200,727)	(203,873)

Net fee and commission income	585,704	605,243

Net gains from dealing in foreign currencies	234,288	30,800

Foreign exchange translation result	500,922	2,029

Net gains/ (losses) from investment securities available for sale	1,061	(184)

Net (losses) / gains from securities in trading portfolio	(12,133)	9,208
(Charge to) / reversal of provision for credit related commitments	(731)	1,790
Gains less losses on revaluation of investment property	1,585	1,942
Allowance for Impairment of investment securities available for sale	—	(11,990)
Revaluation of investment securities through profit or loss	54,168	3,973
(Losses) / Gains from financial derivatives	(182,724)	23,435
Other income	57,837	48,923

Operating income	884,308	1,523,033

Operating expenses	(1,123,617)	(1,009,384)

(Loss) / Profit before income tax expense	(239,309)	513,649

Benefit / (Income tax expense)	27,229	(104,011)

(Loss) / Net Profit	(212,080)	409,638

PUBLIC JOINT STOCK COMPANY

“FIRST UKRAINIAN INTERNATIONAL BANK”

Consolidated Financial Statements

Year ended 31 December 2013

Together with Independent Auditors’ Report

Translation from Ukrainian original

Translation from Ukrainian original

PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

2013 CONSOLIDATED FINANCIAL STATEMENTS

Contents

Independent Auditor’s Report

Consolidated Statement of Financial Position		1
Consolidated Statement of Income		2
Consolidated Statement of Comprehensive Income		3
Consolidated Statement of Cash Flows		4
Consolidated Statement of Changes in Equity		5

Notes to the Financial Statements

1.	Principal activities	6
2.	Operating environment of the Group	6
3.	Basis of preparation	7
4.	Summary of significant accounting policies	11
5.	Critical accounting estimates and judgements in applying accounting policies	21
6.	Cash and cash equivalents	22
7.	Balance with the National Bank of Ukraine	23
8.	Due from other banks	24
9.	Loans to customers	26
10.	Investment securities	39
11.	Property and equipment, investment property and intangible assets	41
12.	Other assets	43
13.	Due to the National Bank of Ukraine	44
14.	Due to other banks	45
15.	Customer accounts	45
16.	Eurobonds issued	47
17.	Bonds issued	47
18.	Other borrowed funds	47
19.	Other liabilities	48
20.	Subordinated debt	48
21.	Derivative financial instruments	49
22.	Share capital	52
23.	Segment analysis	52
24.	Interest income and expense	55
25.	Fee and commission income and expense	55
26.	Other income	56
27.	Operating expenses	56
28.	Income taxes	57
29.	Risk management	58
30.	Fair value measurements	68
31.	Contingencies and commitments	74
32.	Pledged financial assets	76
33.	Related party transactions	77
34.	Earnings per share	79
35.	Capital	79
36.	Subsequent events	80

INDEPENDENT AUDITOR’S REPORT

To the Shareholders and Management Board of

PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

We have audited the accompanying consolidated financial statements of PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK” and its subsidiary (further - the “Group”), which comprise the consolidated statement of financial position as at 31 December 2013, and the consolidated statement of income, consolidated statements of comprehensive income, of cash flows and of changes in equity for the year then ended, and a summary of significant accounting policies and other explanatory information.

Management’s responsibility for the consolidated financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with International Standards on Auditing. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Group as at 31 December 2013, and its financial performance and its cash flows for the year then ended in accordance with International Financial Reporting Standards.

Emphasis of matter

We draw attention to Note 2 to the consolidated financial statements, which describes the political unrest that started in November 2013 and escalated in 2014 in Ukraine. The events referred to in Note 2 could adversely affect the Group’s results and financial position in a manner not currently determinable. Our opinion is not qualified in respect of this matter.

21 March 2014

A member firm of Ernst & Young Global Limited

Translation from Ukrainian original

PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Consolidated Statement of Financial Position for 2013

(in thousands of Ukrainian hryvnias)

	Notes	2013	2012	2011
			(restated,	(restated,
			Note 3)	Note 3)
Assets
Cash on hand and in transit	6	1,336,850	718,992	645,402
Balance with the National Bank of Ukraine	7	1,610,912	1,544,400	2,108,735
Due from other banks	8	2,122,432	2,305,429	4,535,919
Loans to customers	9	21,863,223	18,279,519	16,837,602
Investment securities in trading portfolio	10	346,387	373,793	—
Investment securities available for sale	10	2,845,560	3,023,680	4,177,937
Current income tax assets		14,398	—	513
Other assets	12	538,808	313,744	324,632
Property and equipment	11	1,246,996	1,264,037	1,288,241
Investment property	11	82,939	81,648	70,667
Intangible assets	11	150,216	98,213	66,907
Deferred tax asset		—	—	20,450

Total assets		32,158,721	28,003,455	30,077,005

Liabilities
Due to the National Bank of Ukraine	13	1,062,916	1,016,153	1,016,157
Due to other banks	14	1,352,951	1,159,724	453,301
Customer accounts	15	21,067,555	17,680,843	20,297,649
Eurobonds issued	16	1,989,283	1,972,640	1,959,340
Bonds issued	17	109	108	108
Other borrowed funds	18	90,939	94,637	386,066
Other liabilities	19	360,592	167,508	143,577
Subordinated debt	20	529,162	527,624	721,336
Current income tax liability		—	13,446	—
Deferred tax liability	28	133,686	45,953	—

Total liabilities		26,587,193	22,678,636	24,977,534

Equity
Share capital	22	3,427,350	3,427,350	3,427,350
Share premium		56,798	56,798	56,798
Merger reserve		34,266	34,266	34,266
Revaluation reserve for property and equipment		597,471	610,234	617,274
Revaluation reserve for investment securities available for sale		(30,010)	(17,017)	40,142
Retained earnings		1,485,653	1,213,188	923,641

Total equity		5,571,528	5,324,819	5,099,471

Total liabilities and equity		32,158,721	28,003,455	30,077,005

Signed on behalf of the Management Board on 21 March 2014
S. P. Chernenko (Chairman of the Management Board)
I.O. Kozhevin (Chief Financial Officer)
O. M. Moshkalova (Chief Accountant)

The notes set out on pages 6 to 80 form an integral part of these consolidated financial statements.

1

Translation from Ukrainian original

PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Consolidated Statement of Income for the year ended 31 December 2013

(in thousands of Ukrainian hryvnias)

	Notes	2013	2012
			(restated,
			Note 3)
Interest income	24	3,572,874	2,881,823
Interest expense	24	(1,847,734)	(1,605,247)

Net interest income	24	1,725,140	1,276,576

Allowance for impairment	8,9	(556,073)	(315,065)

Net interest income after allowance for loan impairment		1,169,067	961,511

Fee and commission income	25	1,053,648	737,822
Fee and commission expense	25	(278,593)	(187,053)

Net fee and commission income	25	775,055	550,769

Net gains from dealing in foreign currencies		25,059	67,720
Foreign exchange translation result		(25)	(36,024)
Net gains from investment securities available for sale		4,620	3,079
Net (losses) / gains from investment securities in trading portfolio		(13,552)	237
Reversal of / (charge to) provision for credit related commitments	31	2,742	(3,522)
Gains less losses on revaluation of investment property		2,533	19
Allowance for Impairment of investment securities available for sale		—	(589)
Gains less losses from financial derivatives		48,464	112,945
Other income	26	63,061	37,264

Operating income		2,077,024	1,693,409

Operating expenses	27	(1,388,655)	(1,266,337)

Profit before income tax expense		688,369	427,072

Income tax expense	28	(133,616)	(149,850)

Net profit for the year		554,753	277,222

Earnings per share (in Ukrainian hryvnias per share)	34	38,73	19,35

Signed on behalf of the Management Board on 21 March 2014
S. P. Chernenko (Chairman of the Management Board)
I.O. Kozhevin (Chief Financial Officer)
O. M. Moshkalova (Chief Accountant)

The notes set out on pages 6 to 80 form an integral part of these consolidated financial statements.

2

Translation from Ukrainian original

PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Consolidated Statement of Comprehensive Income for 2013

(in thousands of Ukrainian hryvnias)

	2013	2012
		(restated)
Net profit for the year	554,753	277,222

Other comprehensive income:
Other comprehensive income to be reclassified to profit or loss in subsequent periods:
Unrealized losses on investment securities available-for-sale	(9,816)	(66,645)
Realized gains on investment securities available-for-sale reclassified to the statement of profit or loss	(4,620)	(3,079)
Income tax effect	1,443	12,565

Net other comprehensive income to be reclassified to profit or loss in subsequent periods	(12,993)	(57,159)

Other comprehensive income not to be reclassified to profit or loss in subsequent periods:
Revaluation of buildings	—	6,295
Income tax effect	—	(1,010)

Net other comprehensive income not to be reclassified to profit or loss in subsequent periods	—	5,285

Other comprehensive income for the year, net of tax	(12,993)	(51,874)

Total comprehensive income for the year	541,760	225,348

Signed on behalf of the Management Board on 21 March 2014
S. P. Chernenko (Chairman of the Management Board)
I.O. Kozhevin (Chief Financial Officer)
O. M. Moshkalova (Chief Accountant)

The notes set out on pages 6 to 80 form an integral part of these consolidated financial statements.

3

Translation from Ukrainian original

PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Consolidated Statement of Cash Flows for 2013

(in thousands of Ukrainian hryvnias)

	2013	2012
		(restated)
Cash flows from operating activities:
Interest income received	3,549,974	3,078,618
Interest expense paid	(1,734,383)	(1,523,852)
Fee and commission income received	1,053,367	495,005
Fee and commission expense paid	(270,533)	(189,268)
Income received from trading in foreign currencies	25,059	67,717
Gains from operations with investments securities	(4,723)	1,021
Gains less losses from financial derivatives	43,298	112,942
Other income received	63,241	34,558
Operating expenses paid	(1,223,179)	(1,122,760)
Income tax paid	(72,284)	(58,538)

Cash flows from operating activities before changes in operating assets and liabilities	1,429,837	895,443

Net (increase)/decrease in operating assets:
Mandatory reserve balance with the National Bank of Ukraine	(571,923)	(85,684)
Due from other banks	(444,610)	170,455
Investment securities in trading portfolio	(50,533)	(361,619)
Loans to customers	(4,323,939)	(1,751,011)
Other assets	(116,865)	33,937

Net increase/(decrease) in operating liabilities:
Due to the National Bank of Ukraine	45,962	—
Due to other banks	198,863	792,307
Customer accounts	3,371,874	(2,704,482)
Other liabilities	152,004	(3,070)

Net cash used in operating activities	(208,264)	(3,013,724)

Cash flows from investing activities
Purchase of property and equipment and intangible assets	(151,743)	(137,798)
Proceeds from sale of property and equipment and intangible assets	7,703	3,045
Purchase of investment securities available for sale	(10,459,707)	(11,367,147)
Proceeds from sale and redemption of investment securities available for sale	11,030,369	12,481,522
Investments in subsidiaries	(295,051)	—

Net cash from investing activities	131,571	979,622

Cash flows from financing activities
Redemption of subordinated debt	—	(199,825)
Redemption of other borrowed funds	(6,953)	(310,284)

Net cash used in financing activities	(6,953)	(510,109)

Effect of exchange rate changes on cash and cash equivalents	(22,677)	(3,973)

Net decrease in cash and cash equivalents	(106,323)	(2,548,184)

Cash and cash equivalents at the beginning of the year	3,768,439	6,316,623

Cash and cash equivalents at the end of the year (Note 6)	3,662,116	3,768,439

Signed on behalf of the Management Board on 21 March 2014
S. P. Chernenko (Chairman of the Management Board)
I.O. Kozhevin (Chief Financial Officer)
O. M. Moshkalova (Chief Accountant)

The notes set out on pages 6 to 80 form an integral part of these consolidated financial statements.

4

Translation from Ukrainian original

PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Consolidated Statement of Changes in Equity for 2013

(in thousands of Ukrainian hryvnias)

	Share capital	Share premium	Merger reserve	Revaluation reserve for property and equipment	Revaluation reserve for investment securities available for sale	Retained earnings	Total equity
Balance at 1 January 2012	3,427,350	56,798	34,266	617,274	40,142	657,447	4,833,277

Effect of restatement (Note 3)	—	—	—	—	—	266,194	266,194

Balance at 1 January 2012 (restated)	3,427,350	56,798	34,266	617,274	40,142	923,641	5,099,471

Net profit for the year	—	—	—	—	—	277,222	277,222
Other comprehensive income / (loss) for the year	—	—	—	5,285	(57,159)	—	(51,874)

Total comprehensive income for the year	—	—	—	5,285	(57,159)	277,222	225,348

Transfer of property and equipment revaluation	—	—	—	(12,325)	—	12,325	—

Balance at 31 December 2012 (restated)	3,427,350	56,798	34,266	610,234	(17,017)	1,213,188	5,324,819

Net profit for the year	—	—	—	—	—	554,753	554,753
Other comprehensive loss for the year	—	—	—	—	(12,993)	—	(12,993)

Total comprehensive income / (loss) for the year	—	—	—	—	(12,993)	554,753	541,760

Transfer of property and equipment revaluation	—	—	—	(12,763)	—	12,763	—
Acquisition of a subsidiary (Note 1)	—	—	—	—	—	(295,051)	(295,051)

Balance at 31 December 2013	3,427,350	56,798	34,266	597,471	(30,010)	1,485,653	5,571,528

Signed on behalf of the Management Board on 21 March 2014
S. P. Chernenko (Chairman of the Management Board)
I.O. Kozhevin (Chief Financial Officer)
O. M. Moshkalova (Chief Accountant)

The notes set out on pages 6 to 80 form an integral part of these consolidated financial statements.

5

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

1.	Principal activities

PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK” (the “Bank”) was established on 20 November 1991 and commenced operations in April 1992. The Bank provides a full range of banking services, including taking deposits and granting loans, investing in securities, transfer of payments in Ukraine and abroad, exchange of currencies and issuance and processing of payment cards.

The Bank is a member of Individuals Deposits Guarantee Fund starting from 2 September 1999 (registration certificate #102 dated 29 September 2009), which operates according to the Law #2740-III “On Individuals Deposits Guarantee Fund”. The Individuals Deposits Guarantee Fund guarantees repayment of individual deposits up to UAH 200 thousand per individual (2012: UAH 150 thousand).

The Bank’s shareholders as at 31 December 2013 are “SCM FINANCE” (92.2% of share capital), SCM FINANCIAL OVERSEAS LIMITED (7.7% of share capital) and a private shareholder (0.1% of share capital) (2012: “SCM FINANCE” (92.2% of share capital), SCM FINANCIAL OVERSEAS LIMITED (7.7% of share capital) and a private shareholder (0.1% of share capital)). The ultimate controlling party of the Bank is a Ukrainian citizen, Mr. R.L. Akhmetov.

The registered office of the Bank is located at: 2-a Universytetska Street, Donetsk, Ukraine. As at 31 December 2013 the Bank had 10 regional centres throughout Ukraine (2012: 10 branches throughout Ukraine).

On 12 December 2013 the Bank acquired 100% of shares of PUBLIC JOINT-STOCK COMPANY “BANK RENAISSANCE CAPITAL” (the “PJSC “BRC”). Principal activity of PJSC “BRC” is a provision of banking services to private individuals in Ukraine. PJSC “BRC” is a member of the Individuals Deposits Guarantee Fund (registration certificate #184 dated 27 January 2006).

These consolidated financial statements comprise financial statements of the Bank and PJSC “BRC” (the “Group”).

2.	Operating environment of the Group

The Ukrainian economy while deemed to be of market status continues to display certain characteristics consistent with that of an economy in transition. These characteristics include, but are not limited to, low levels of liquidity in the capital markets and the existence of currency controls which cause the national currency to be illiquid outside of Ukraine. Operations in Ukraine involve risks that are not typical for developed markets. The Ukrainian economy is vulnerable to market downturns and economic slowdowns elsewhere in the world.

In November 2013, the Ukrainian Government declined to sign the association agreement with the European Union, which resulted in protests and signs of political unrest. In January-February 2014, the political unrest escalated and resulted in the President and majority of Government officials being dismissed by the Parliament. The Parliament has initiated certain political reforms, has appointed a transitional Government and is forming a set of anti-crisis measures.

Furthermore, from 1st January 2014 to 21st March 2014, the Ukrainian hryvnia devaluated against major foreign currencies by approximately 26%, and the National Bank imposed certain restrictions for legal entities on purchase of foreign currencies at the interbank market.

The combination of the above events has resulted in a deterioration of liquidity on Ukrainian banking market and much tighter lending conditions.

The international rating agencies have downgraded sovereign debt ratings for Ukraine. The rating of the Bank has been limited by the sovereign rating for Ukraine.

The future economic development of Ukraine is dependent upon external factors and internal measures undertaken by the Government to restore growth, and to change the tax, legal and regulatory environment. Management is monitoring these developments in the current environment and is taking all necessary measures to support the sustainability and development of the Bank’s business. An impact on the Group’s results and financial position is not currently determinable.

6

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

3.	Basis of preparation

General

The financial statements are prepared in accordance with International Financial Reporting Standards (the “IFRS”) under the historical cost convention except for financial instruments and investment property at fair value and premises and works of arts recognized at revalued amount. These policies have been consistently applied by the Group to all the periods presented, unless otherwise stated.

Changes in presentation

During preparation of consolidated financial statements for the year ended 31 December 2013, bank noticed, that accrued interest income on securities was not included into calculation of deferred tax as at 31 December 2012. The effect of change as at 31 December 2012 is as follows:

	As previously reported	Change in presentation	As changed
Consolidated statement of financial position
Liabilities
Deferred tax liability	31,924	14,676	46,600
Total liabilities	22,495,348	14,676	22,510,024
Equity
Retained earnings	948,369	(14,676)	933,693
Total Equity	5,060,000	(14,676)	5,045,324

Consolidated statement of income
Income tax expenses	(121,451)	(14,676)	(136,127)
Net profit for the year	278,597	(14,676)	263,921

Consolidated statement of comprehensive income
Net profit for the year	278,597	(14,676)	263,921
Total comprehensive income for the year	226,723	(14,676)	212,047

Predecessor values method

As PJSC “BRC” is a part of SCM Group controlled by Mr. Akhmetov R.L., acquisition of PJSC “BRC” was designated as a business combination under common control and is recognized in consolidated financial statements of the Group using the “predecessor values method” in accordance to the accounting policy of the Group (Note 4). On acquisition, assets, liabilities, equity and financial results of PJSC “BRC” were recognized at their carrying values in IFRS financial statements of PJSC “BRC” (assets, liabilities and equity of PJSC “BRC” at carrying values in consolidated financial statements of SCM). Data of PJSC “BRC” recognized in consolidated financial statements of the Group from the earliest period presented as if the acquisition occurred at the beginning of that period.

7

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

3.	Basis of preparation (continued)

Effect of the acquisition on the statement of financial position as at 31 December 2012 is presented in the table below:

Statement of financial position	Bank before the business acquisition as previously reported	Effect of the acquisition		Group after the business acquisition
		Data of PJSC “BRC” in accordance with unified accounting policy	Effect of intercompany balances and transactions
Assets
Cash on hand and in transit	702,912	16,080	—	718,992
Balance with the National Bank of Ukraine	1,485,260	59,140	—	1,544,400
Due from other banks	2,404,678	209,399	(308,648)	2,305,429
Loans to customers	17,883,802	395,717	—	18,279,519
Investment securities in trading portfolio	373,793	—	—	373,793
Investment securities available for sale	3,023,680	—	—	3,023,680
Other assets	286,973	27,424	(653)	313,744
Property and equipment	1,227,636	36,401	—	1,264,037
Investment property	81,648	—	—	81,648
Intangible assets	84,966	13,247	—	98,213
Deferred tax asset	—	647	(647)	—

Total assets	27,555,348	758,055	(309,948)	28,003,455

Liabilities
Due to the National Bank of Ukraine	1,016,153	—	—	1,016,153
Due to other banks	1,172,038	296,334	(308,648)	1,159,724
Customer accounts	17,610,953	69,890	—	17,680,843
Eurobonds issued	1,972,640	—	—	1,972,640
Bonds issued	108	—	—	108
Other borrowed funds	94,637	—	—	94,637
Other liabilities	110,363	57,798	(653)	167,508
Subordinated debt	486,532	41,092	—	527,624
Deferred tax liability	46,600	—	(647)	45,953
Current income tax liability		13,446	—	13,446

Total liabilities	22,510,024	478,560	(309,948)	22,678,636

Equity
Share capital	3,427,350	201,400	(201,400)	3,427,350
Additional paid-in capital	—	12,670	(12,670)	—
Share premium	56,798	—	—	56,798
Merger reserve	34,266	—	—	34,266
Revaluation reserve for property and equipment	610,234	—	—	610,234
Revaluation reserve for investment securities available for sale	(17,017)	—	—	(17,017)
Retained earnings	933,693	65,425	214,070	1,213,188

Total equity	5,045,324	279,495	—	5,324,819

Total liabilities and equity	27,555,348	758,055	(309,948)	28,003,455

8

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

3.	Basis of preparation (continued)

Effect of the acquisition on the statement of income for 2012 is presented in the table below:

Statement of income	Bank before the business acquisition as previously reported	Effect of the acquisition		Group after the business acquisition
		Data of PJSC “BRC” in accordance with unified accounting policy	Effect of intercompany balances and transactions
Interest income	2,749,433	148,834	(16,444)	2,881,823
Interest expense	(1,598,237)	(23,454)	16,444	(1,605,247)

Net interest income	1,151,196	125,380	—	1,276,576

Allowance for impairment	(285,610)	(29,455)	—	(315,065)

Net interest income after allowance for loan impairment	865,586	95,925	—	961,511
Fee and commission income	495,605	255,125	(12,908)	737,822
Fee and commission expense	(188,062)	(11,899)	12,908	(187,053)

Net fee and commission income	307,543	243,226	—	550,769

Net gains from dealing in foreign currencies	67,357	363	—	67,720
Foreign exchange translation result	(36,479)	455	—	(36,024)
Net gains from investment securities available for sale	3,079	—	—	3,079
Charge to provision for credit related commitments	(3,522)	—	—	(3,522)
Gains less losses on revaluation of investment property	19	—	—	19
Allowance for Impairment of investment securities available for sale	(589)	—	—	(589)
Revaluation of investment securities through profit or loss	237	—	—	237
Gains less losses from financial derivatives	113,006	(61)	—	112,945
Other income	29,869	7,395	—	37,264

Operating income	1,346,106	347,303	—	1,693,409
Operating expenses	(946,058)	(320,279)	—	(1,266,337)

Profit before income tax expense	400,048	27,024	—	427,072
Income tax expense	(136,127)	(13,723)	—	(149,850)

Net profit for the year	263,921	13,301	—	277,222

Statement of other comprehensive income of the Group for 2012 before and after acquisition is presented in table below.

Statement of other comprehensive income	Bank before the business acquisition as previously reported	Effect of the acquisition		Group after the business acquisition
		Data of PJSC “BRC” in accordance with unified accounting policy	Effect of intercompany balances and transactions
Total comprehensive income for the year	212,047	13,301	—	225,348

9

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

3.	Basis of preparation (continued)

Effect of the acquisition on the statement of financial position as at 31 December 2011 is presented in the table below:

Statement of financial position	Bank before the business acquisition as previously reported	Effect of the acquisition		Group after the business acquisition
		Data of PJSC “BRC” in accordance with unified accounting policy	Effect of intercompany balances and transactions
Assets
Cash on hand and in transit	630,910	14,492	—	645,402
Balance with the National Bank of Ukraine	2,103,480	5,255	—	2,108,735
Due from other banks	4,676,892	78,871	(219,844)	4,535,919
Loans to customers	16,425,065	412,537	—	16,837,602
Investment securities available for sale	4,177,937	—	—	4,177,937
Current income tax asset	307	206	—	513
Other assets	297,640	26,992	—	324,632
Property and equipment	1,266,653	21,588	—	1,288,241
Investment property	70,667	—	—	70,667
Intangible assets	59,644	7,263	—	66,907
Deferred tax asset	19,955	495	—	20,450

Total assets	29,729,150	567,699	(219,844)	30,077,005

Liabilities
Due to the National Bank of Ukraine	1,016,157	—	—	1,016,157
Due to other banks	521,159	151,986	(219,844)	453,301
Customer accounts	20,224,181	73,468	—	20,297,649
Eurobonds issued	1,959,340	—	—	1,959,340
Bonds issued	108	—	—	108
Other borrowed funds	386,066	—	—	386,066
Other liabilities	107,292	36,285	—	143,577
Subordinated debt	681,570	39,766	—	721,336

Total liabilities	24,895,873	301,505	(219,844)	24,977,534

Equity
Share capital	3,427,350	201 400	(201 400)	3,427,350
Additional paid-in capital	—	12 670	(12 670)	—
Share premium	56,798	—	—	56,798
Merger reserve	34,266	—	—	34,266
Revaluation reserve for property and equipment	617,274	—	—	617,274
Revaluation reserve for investment securities available for sale	40,142	—	—	40,142
Retained earnings	657,447	52,124	214,070	923,641

Total equity	4,833,277	266,194	—	5,099,471

Total liabilities and equity	29,729,150	567,699	(219,844)	30,077,005

Inflation accounting

The Ukrainian economy was regarded as being hyperinflationary for the ten-year period ended 31 December 2000. As such, the Group has applied IAS 29 “Financial reporting in hyper-inflationary economies”. The effect of applying IAS 29 is that non-monetary items were restated using the Consumer Price Index to measuring units current at 31 December 2000, and these restated values were used as a basis for accounting in subsequent accounting periods.

10

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

4.	Summary of significant accounting policies

The Group adopted the following amended IFRS and IFRIC Interpretations during the reporting year.

IFRS 10 Consolidated Financial Statements and IAS 27 Separate Financial Statements

IFRS 10 establishes a single control model that applies to all entities including special purpose entities. IFRS 10 replaces the parts of previously existing IAS 27 Consolidated and Separate Financial Statements that dealt with consolidated financial statements and SIC-12 Consolidation – Special Purpose Entities. IFRS 10 changes the definition of control such that an investor controls an investee when it is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee. To meet the definition of control in IFRS 10, all three criteria must be met, including: (a) an investor has power over an investee; (b) the investor has exposure, or rights, to variable returns from its involvement with the investee; and (c) the investor has the ability to use its power over the investee to affect the amount of the investor’s returns. IFRS 10 had no impact on the consolidated financial statements of the Group.

IFRS 13 Fair Value Measurement

IFRS 13 establishes a single source of guidance under IFRS for all fair value measurements. IFRS 13 does not change the definition when an entity is required to use fair value, but rather provides guidance on how to measure fair value under IFRS when fair value is required or permitted. The application of IFRS 13 has not materially impacted the fair value measurements carried out by the Group.

IFRS 13 also requires specific disclosures on fair values, some of which replace existing disclosure requirements in other standards, including IFRS 7 Financial Instruments: Disclosures. The Group applied the requirements of IFRS 13 to fair values disclosures in these consolidated financial statements.

Amendments to IAS 19 Employee Benefits

The IASB has published amendments to IAS 19 Employee Benefits, effective for annual periods beginning on or after 1 January 2013, which involve major changes to the accounting for employee benefits, including the removal of the option for deferred recognition of changes in pension plan assets and liabilities (known as the “corridor approach”). In addition, these amendments will limit the changes in the net pension asset (liability) recognised in profit or loss to net interest income (expense) and service costs. These amendments had no impact on the Group’s financial position.

IFRS 12 Disclosure of Interests in Other Entities

IFRS 12 sets out the requirements for disclosures relating to an entity’s interests in subsidiaries, joint arrangements, associates and structured entities. The requirements in IFRS 12 are more comprehensive than the previously existing disclosure requirements for subsidiaries. For example, where a subsidiary is controlled with less than a majority of voting rights. IFRS 12 did not have any impact on these consolidated financial statements of the Group.

Amendments to IAS 1 Presentation of Other Comprehensive Income

The amendments to IAS 1 change the grouping of items presented in other comprehensive income. Items that could be reclassified (or recycled) to profit or loss at a future point in time (for example, net losses or gains on available-for-sale financial assets) would be presented separately from items that will never be reclassified (for example, revaluation of buildings). The amendment affects presentation only and has no impact on the Group’s financial position or performance.

IAS 1 Clarification of the Requirement for Comparative Information (amendment)

These amendments clarify the difference between voluntary additional comparative information and the minimum required comparative information. An entity must include comparative information in the related notes to the financial statements when it voluntarily provides comparative information beyond the minimum required comparative period. The amendments clarify that the opening statement of financial position, presented as a result of retrospective restatement or reclassification of items in financial statements does not have to be accompanied by comparative information in the related notes. The amendments affect presentation only and have no impact on the Group’s financial position or performance.

Amendments to IFRS 7 Disclosures – Offsetting Financial Assets and Financial Liabilities

These amendments require an entity to disclose information about rights to set-off and related arrangements (e.g., collateral agreements). The disclosures would provide users with information that is useful in evaluating the effect of netting arrangements on an entity’s financial position. The new disclosures are required for all recognized financial instruments that are set off in accordance with IAS 32 Financial Instruments: Presentation. The disclosures also apply to recognised financial instruments that are subject to an enforceable master netting arrangement or similar agreements, irrespective of whether they are set off in accordance with IAS 32. These amendments had no impact on the Group’s financial position or performance.

11

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

4.	Summary of significant accounting policies (Continued)

Basis of consolidation

Subsidiaries, which are those entities in which the Group has an interest of more than one half of the voting rights, or otherwise has power to exercise control over their operations, are consolidated. Subsidiaries are consolidated from the date on which control is transferred to the Group and are no longer consolidated from the date that control ceases. All intra-group transactions, balances and unrealised gains on transactions between group companies are eliminated in full; unrealised losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred. Where necessary, accounting policies for subsidiaries have been changed to ensure consistency with the policies adopted by the Group.

A change in the ownership interest of a subsidiary, without a change of control, is accounted for as an equity transaction. Losses are attributed to the non-controlling interests even if that results in a deficit balance.

If the Group loses control over a subsidiary, it derecognises the assets (including goodwill) and liabilities of the subsidiary, the carrying amount of any non-controlling interests, the cumulative translation differences, recorded in equity; recognises the fair value of the consideration received, the fair value of any investment retained and any surplus or deficit in profit or loss and reclassifies the parent’s share of components previously recognised in other comprehensive income to profit or loss.

Purchases of subsidiaries from parties under common control are accounted for using the predecessor values method. Under this method the consolidated financial statements of the combined entity are presented as if the businesses had been combined from the beginning of the earliest period presented or, if later, the date when the combining entities were first brought under common control, after excluding intragroup transactions and balances.

Combination of business under common control

Combinations of businesses under common control are accounted for using the predecessor values method. Under this method, amounts are presented in the financial statements after the business combination as combined amounts of the two entities from the beginning of the earliest period presented. Assets and liabilities of an acquired entity are recognised in the financial statements of a combined entity similarly to consolidation of the corresponding items of a subsidiary in the financial statements of a parent company after eliminating all intergroup balances and transactions. Any difference between the combined amounts and consolidated amounts of assets and liabilities determined under the predecessor values method is recognised as changes in equity in a separate reserve. No goodwill arises on the combination of businesses under common control accounted for under the predecessor values method.

Financial assets

Key measurement terms

Depending on their classification financial instruments are carried at fair value or amortised cost as described below.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction on the primary (or in the absence of a principal, in the most advantageous) market under current market conditions (i.e. an exit price), using either quoted prices or valuation techniques.

The Group uses the following hierarchy for determining and disclosing the fair value of financial instruments by valuation technique:

Level 1 inputs - quoted prices (unadjusted) in active markets for identical assets or liabilities that the entity can access at the measurement date.

Level 2 inputs - inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs - unobservable inputs for the asset or liability

The fair value measurement is based on the presumption that the transaction to sell the asset or transfer the liability takes place either:

•	In the principal market for the asset or liability; or

•	In the absence of a principal market, in the most advantageous market for the asset or liability.

12

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

4.	Summary of significant accounting policies (Continued)

The principal or the most advantageous market must be accessible by the Group. The fair value of an asset or a liability is measured using the assumptions that market participants would use when pricing the asset or liability, assuming that market participants act in their economic best interest .A fair value measurement of a non-financial asset takes into account a market participant’s ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use.

The Group uses valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, maximising the use of relevant observable inputs and minimising the use of unobservable inputs.

Transaction costs are incremental costs that are directly attributable to the acquisition, issue or disposal of a financial instrument. An incremental cost is one that would not have been incurred if the transaction had not taken place. Transaction costs include fees and commissions paid to agents (including employees acting as selling agents), advisors, brokers and dealers, levies by regulatory agencies and securities exchanges, and transfer taxes and duties. Transaction costs do not include debt premiums or discounts, financing costs or internal administrative or holding costs.

Amortised cost is the amount at which the financial instrument was recognised at initial recognition plus accrued interests less any principal repayments and any write-down for incurred impairment losses. Accrued interest includes amortisation of transaction costs deferred at initial recognition and of any premium or discount to maturity amount using the effective interest method. Accrued interest income and accrued interest expense, including both accrued coupon and amortised discount or premium (including fees deferred at origination, if any), are not presented separately and are included in the carrying values of related items in the consolidated statement of financial position.

The effective interest method is a method of allocating interest income or interest expense over the relevant period so as to achieve a constant periodic rate of interest (effective interest rate) on the carrying amount. The effective interest rate is the rate that exactly discounts estimated future cash payments or receipts (excluding future credit losses) through the expected life of the financial instrument or a shorter period, if appropriate, to the net carrying amount of the financial instrument. The effective interest rate discounts cash flows of variable interest instruments to the next interest repricing date except for the premium or discount which reflects the credit spread over the floating rate specified in the instrument, or other variables that are not reset to market rates. Such premiums or discounts are amortised over the whole expected life of the instrument. The present value calculation includes all fees paid or received between parties to the contract that are an integral part of the effective interest rate.

Initial recognition

Financial assets are classified as either financial assets at fair value through profit or loss, loans and receivables, held-to-maturity investments, or available-for-sale financial assets, as appropriate. When financial assets are recognised initially, they are measured at fair value, plus, in the case of investments not at fair value through profit or loss, directly attributable transaction costs. The Group determines the classification of its financial assets upon initial recognition.

Date of recognition

All regular way purchases and sales of financial assets are recognised on the settlement date i.e. the date that an asset is delivered to or by the Group. Regular way purchases or sales are purchases or sales of financial assets that require delivery of assets within the period generally established by regulation or convention in the marketplace.

Measurement at the reporting date

Financial assets at fair value through profit or loss and financial assets available for sale are measured at fair value, and other financial assets are measured at amortised cost.

Impairment of financial assets

The Group assesses at the end of each reporting period whether there is any objective evidence that a financial asset or a group of financial assets is impaired. A financial asset or a group of financial assets is deemed to be impaired if, and only if, there is objective evidence of impairment as a result of one or more events that occurred after the initial recognition of the financial asset (an incurred ‘loss event’) and that loss event (or events) has an impact on the amount or timing of the estimated future cash flows of the financial asset or group of financial assets that can be reliably estimated. Evidence of impairment may include indications that the borrower or a group of borrowers is experiencing significant financial difficulty, default or delinquency in interest or principal payments, the probability that they will enter bankruptcy or other financial reorganisation and where observable data indicate that there is a measurable decrease in the estimated future cash flows, such as changes in overdue amounts or economic conditions that correlate with inability to settle a liability (default).

13

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

4.	Summary of significant accounting policies (Continued)

Classification of financial assets

Financial assets at fair value through profit or loss

Financial assets classified as held for trading are included in the category “financial assets at fair value through profit or loss”. Financial assets are classified as held for trading if they are acquired for the purpose of selling in the near term. Derivatives are also classified as held for trading unless they are designated and effective hedging instruments. Gains or losses on financial assets held for trading are recognised in profit or loss.

Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. They are not entered into with the intention of immediate or short-term resale and are not classified as financial assets at fair value through profit or loss or designated as available-for-sale financial assets. Such assets are carried at amortised cost using the effective interest method. Gains and losses are recognised in the consolidated statement of income when the loans and receivables are derecognised or impaired, income is recognised through the amortisation process.

Investment securities available for sale

Available-for-sale financial assets are those non-derivative financial assets that are designated as available-for-sale or are not classified as financial assets at fair value through profit or loss, held-to-maturity financial assets or loans and receivables. After initial recognition available-for-sale financial assets are measured at fair value, except for shares carried at cost, with gains or losses being recognised in other comprehensive income until the investment is derecognised or until the investment is determined to be impaired at which time the cumulative gain or loss previously reported in other comprehensive income is included in the profit or loss. Interest calculated using the effective interest method is recognised in the consolidated statement of income.

Cash and cash equivalents

Cash equivalents are held for the purpose of meeting short-term cash commitments rather than for investment or other purposes. For an investment to qualify as a cash equivalent it must be readily convertible to a known amount of cash and be subject to an insignificant risk of changes in value. Cash and cash equivalents include balances on correspondent accounts and overnight deposits due from other banks, deposit certificates issued by National Bank of Ukraine (the “NBU”) with maturity up to 90 days, cash on hand and in transit and balances with the NBU, excluding mandatory reserve balances and accrued interests. Mandatory cash balances with the NBU are carried at amortised cost and represent mandatory reserve deposits which are not available to finance the Group’s day to day operations and hence are not considered as part of cash and cash equivalents for the purposes of the consolidated statement of cash flows.

Sale and repurchase agreements

Sale and repurchase agreements (“repo agreements”) are treated as secured financing transactions. Securities sold under sale and repurchase agreements are retained in the consolidated statement of financial position. The securities are not reclassified in the consolidated statement of financial position unless the transferee has the right by contract or custom to sell or re-pledge the securities, in which case they are reclassified as securities pledged under sale and repurchase agreements. The corresponding liability is presented within amounts due to other banks or other borrowed funds.

Securities purchased under agreements to resell (“reverse repo”) are recorded as amounts due from credit institutions or loans to customers as appropriate. The difference between sale and repurchase price is treated as interest and accrued over the life of repo agreements using the effective yield method.

Securities lent to counterparties are retained in the consolidated statement of financial position. Securities borrowed are not recorded in the consolidated statement of financial position, unless these are sold to third parties, in which case the purchase and sale are recorded within gains less losses from trading securities in the consolidated statement of income. The obligation to return them is recorded at fair value as a trading liability.

Promissory notes

Promissory notes are included in investment securities available for sale or in loans to customers, depending on their substance and are recognised and subsequently remeasured and accounted in accordance with the accounting policies for these categories of assets.

14

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

4.	Summary of significant accounting policies (Continued)

Impairment of financial assets

Due from other banks and loans to customers

For due from other banks and loans to customers carried at amortised cost, the Bank first assesses whether objective evidence of impairment exists for financial assets that are individually significant, or collectively for financial assets that are not individually significant. If the Group determines that no objective evidence exists that impairment was incurred for an individually assessed financial asset, whether significant or not, it includes the asset in a group of financial assets with similar credit risk characteristics and collectively assesses them for impairment. Assets that are individually assessed for impairment and for which an impairment loss is, or continues to be, recognised are not included in a collective assessment of impairment.

If there is objective evidence that an impairment loss has been incurred, the amount of the loss is measured as the difference between the assets’ carrying amount and the present value of estimated future cash flows (excluding future expected credit losses that have not yet been incurred). The carrying amount of the asset is reduced through the use of an allowance account and the amount of the loss is recognised in the consolidated statement of income. Interest income continues to be accrued on the reduced carrying amount based on the original effective interest rate of the asset. If, in a subsequent year, the amount of the estimated impairment loss increases or decreases because of an event occurring after the impairment was recognised, the previously recognised impairment loss is increased or reduced by adjusting the allowance account. Loans together with the associated allowance are written off when there is no realistic prospect of future recovery and all collateral has been realised or has been transferred to the Group. If an exposure written off is later recovered, the recovery is credited to allowance for loan impairment in the consolidated statement of income.

The present value of the estimated future cash flows is discounted at the financial asset’s original effective interest rate. If a loan has a variable interest rate, the discount rate for measuring any impairment loss is the current effective interest rate.

The calculation of the present value of the estimated future cash flows of a collateralised financial asset reflects the cash flows that may result from foreclosure less costs for obtaining and selling the collateral, whether or not foreclosure is probable.

For the purposes of a collective evaluation of impairment, financial assets are grouped on the basis of the Group’s internal credit grading system that considers credit risk characteristics such as asset type, industry, collateral type, past-due status and other relevant factors.

Future cash flows in a group of financial assets that are collectively evaluated for impairment are estimated on the basis of historical loss experience for assets with credit risk characteristics similar to those in the group. Historical loss experience is adjusted on the basis of current observable data to reflect the effects of current conditions that did not affect past periods on which historical loss experience is based and to remove the effects of past conditions that do not exist currently. Estimates of changes in future cash flows reflect, and are directionally consistent with, changes in related observable data from year to year (such as changes in unemployment rates, property prices, commodity prices, payment status, or other factors that are indicative of incurred losses in the group or their magnitude). The methodology and assumptions used for estimating future cash flows are reviewed regularly to reduce any differences between loss estimates and actual loss experience.

Repossessed collateral

Repossessed collateral represents financial and non-financial assets acquired by the group in settlement of overdue loans. The assets are initially recognised at fair value when acquired and included in premises and equipment, other financial assets or inventories within other assets depending on their nature and the Group’s intention in respect of recovery of these assets and are subsequently remeasured and accounted for in accordance with the accounting policies for these categories of assets.

15

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

4.	Summary of significant accounting policies (Continued)

Available-for-sale financial investments

For available-for-sale financial investments, the Group assesses at each consolidated statement of financial position date whether there is objective evidence that an investment or a group of investments is impaired.

In the case of equity investments classified as available for sale, objective evidence would include a significant or prolonged decline in the fair value of the investment below its cost. Where there is evidence of impairment, the cumulative loss – measured as the difference between the acquisition cost and the current fair value, less any impairment loss on that investment previously recognised in the consolidated statement of income – is removed from other comprehensive income and recognised in the consolidated statement of income. Impairment losses on equity investments are not reversed through the consolidated statement of income; increases in their fair value after impairment are recognised directly in other comprehensive income.

In the case of debt instruments classified as available for sale, impairment is assessed based on the same criteria as financial assets carried at amortised cost. Future interest income is based on the reduced carrying amount and is accrued using the rate of interest used to discount the future cash flows for the purpose of measuring the impairment loss. If, in a subsequent year, the fair value of a debt instrument increases and the increase can be objectively related to an event occurring after the impairment loss was recognised in the consolidated statement of income, the impairment loss is reversed through the consolidated statement of income.

Renegotiated loans

Where possible, the Group seeks to restructure loans rather than to take possession of collateral. This may involve extending the payment arrangements and the agreement of new loan conditions. Once the terms have been renegotiated, the loan is no longer considered past due. Management continuously reviews renegotiated loans to ensure that all criteria are met and that future payments are likely to occur. Loans are subject to individual or collective assessment for impairment.

Derecognition of financial assets

The Group derecognises financial assets (or, where applicable, a part of a financial asset or part of a group of similar financial assets) when (i) the contractual rights to the cash flows from the financial asset expire or (ii) the Bank transfers its contractual rights to receive the cash flows of the financial asset, or retains the contractual rights to receive the cash flows of the financial asset, but assumes a contractual obligation to pay these cash flows of the financial asset and (iii) the Bank either (a) transfers substantially all the risks and rewards of ownership of the financial asset, or (b) neither transferred nor retained substantially all risks and rewards of ownership of the financial asset but has not retained control of this asset. Control is retained if the counterparty does not have the practical ability to sell the asset in its entirety to an unrelated third party without needing to impose restrictions on the sale.

Financial liabilities

Initial recognition

Financial liabilities are classified as either financial liabilities at fair value through profit or loss or other financial liabilities, as appropriate. Financial liabilities are are measured at fair value on initial recognition, unless those liabilities are not at fair value through profit or loss, directly attributable transaction costs. The Group determines the classification of its financial liabilities upon initial recognition.

Classification of financial liabilities

Borrowings

Issued financial instruments or their components are classified as liabilities, where the substance of the contractual arrangements results in the Group having an obligation either to deliver cash or another financial asset to the holder, or to satisfy the obligation other than for a fixed amount of cash or another financial asset for a fixed number of the Bank’s own equity instruments. Such instruments include liabilities due to the National Bank of Ukraine, due to other banks, customer accounts, subordinated debt, Eurobonds issued, bonds issued and other borrowed funds. After initial recognition, borrowings are subsequently measured at amortised cost using the effective interest method. Gains and losses are recognised in the consolidated statement of income when the borrowings are derecognised, expense is recognised through the amortisation process.

Subordinated debt

Subordinated debt represents long-term borrowing agreements that, in case of the Bank’s default, would be secondary to the Group’s primary debt obligations. Subordinated debt is carried at amortized cost.

16

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

4.	Summary of significant accounting policies (Continued)

Financial guarantees

Financial guarantees represent irrevocable assurances to make payments in the event that a customer cannot meet its obligations to third parties and carry the same credit risk as loans. Financial guarantees are initially recognised at their fair value, which is normally evidenced by the amount of fees received. This amount is amortised on a straight line basis over the life of the commitment. At each reporting date, the financial guarantees are measured at the higher of (i) the unamortised balance of the amount at initial recognition and (ii) the best estimate of expenditure required to settle the commitment at the reporting date. Any increase in the liability relating to financial guarantees is taken to the consolidated statement of income.

Other credit related commitments

In the normal course of business, the Group enters into other credit related commitments including loan commitments and letters of credit. When a loss is considered probable, provisions are recorded against other credit related commitments.

Measurement at the reporting date

Financial liabilities at fair value through profit or loss are measured at fair value, and other financial liabilities are measured at amortised cost.

Derecognition of financial liabilities

A financial liability is derecognised when the obligation under the liability is discharged or cancelled or expires.

Where an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is treated as a derecognition of the original liability and the recognition of a new liability, and the difference in the respective carrying amounts is recognised in the consolidated statement of income.

Offsetting

Financial assets and liabilities are offset and the net amount is reported in the consolidated statement of financial position when there is a legally enforceable right to set off the recognised amounts and there is an intention to settle on a net basis, or to realise the asset and settle the liability simultaneously. This is not generally the case with master netting agreements, and the related assets and liabilities are presented gross in the consolidated statement of financial position

Derivative financial instruments

In the normal course of business, the Group enters into various derivative financial instruments including forwards and swaps in the foreign exchange and capital markets. Such financial instruments are held for trading and are recorded at fair value. The fair values are estimated based on quoted market prices or pricing models that take into account the current market and contractual prices of the underlying instruments and other factors. Derivatives are carried as assets when their fair value is positive and as liabilities when it is negative. Gains and losses resulting from these instruments are included in the consolidated statement of income as gains less losses from financial derivatives.

Precious metals

The Group has a practice of taking delivery of precious metals and selling them within a short period after delivery, for the purpose of generating a profit from short-term fluctuations in price or dealer’s margin. Precious metals are recognized in other assets with gains or losses recognised in other income.

Property and equipment

Property and equipment, other than premises and items of arts, acquired after 31 December 2000 are stated at cost, less accumulated depreciation and any accumulated impairment, where required. The above cost is restated to the equivalent purchasing power of the Ukrainian hryvnia at 31 December 2000 less accumulated depreciation and any accumulated impairment, where required.

Following initial recognition at cost, the Group’s premises and works of arts are carried at revalued amount, which is the fair value at the date of the revaluation less any subsequent accumulated depreciation and subsequent accumulated impairment losses. Valuations are performed frequently enough to ensure that the fair value of a revalued asset does not differ materially from its carrying amount.

Any revaluation surplus is credited to other comprehensive income, except to the extent that it reverses a revaluation decrease of the same asset previously recognised in the consolidated statement of income, in which case the increase is recognised in the statement of income. A revaluation deficit is recognised in the consolidated statement of income, except that a deficit directly offsetting a previous surplus on the same asset is directly offset against the surplus in the revaluation reserve for premises and recognised in other comprehensive income.

17

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

4.	Summary of significant accounting policies (Continued)

When an item of premises is revalued, any accumulated depreciation is restated proportionately with the change in the gross carrying amount of the asset so that the carrying amount of the asset after revaluation equals its revalued amount.

The revaluation reserve is transferred directly to retained earnings when the surplus is realised, i.e. either on the retirement or disposal of the asset, or as the asset is used by the Group; in the latter case, the amount of the surplus realised is the difference between depreciation based on the revalued carrying amount of the asset and depreciation based on the asset’s original cost.

Construction in progress is carried at cost, less provision for any impairment in value. Upon completion, assets are transferred to premises or leasehold improvements at their carrying value. Construction in progress is not depreciated until the asset is available for use.

The carrying values of property and equipment are reviewed for impairment when events or changes in circumstances indicate that the carrying value may not be recoverable. If any such indication exists, management of the Group estimates the recoverable amount, which is determined as the higher of an asset’s fair value less costs to sell and its value in use. The carrying amount is reduced to the recoverable amount and the impairment loss is recognised in profit or loss for the year. An impairment loss recognised for an asset in prior years is reversed if there has been a change in the estimates used to determine the asset’s value in use or fair value less costs to sell.

Gains and losses on disposals determined by comparing proceeds with carrying amount are recognised in profit or loss for the year (within other operating income or expenses).

Costs related to repairs and renewals are charged when incurred and included in other operating expenses, unless they qualify for capitalisation.

Depreciation is calculated on a straight line basis over the estimated useful lives of the assets using the following annual rates:

Premises	2%-5%
Leasehold improvements	20%	or over the term of lease if shorter than 5 years
Computers and other equipment	20-33%

Works of arts are not amortised. The asset’s residual values, useful lives and methods are reviewed, and adjusted as appropriate, at each financial year-end.

Intangible assets

All of the Group’s intangible assets have a definite useful life and include capitalised computer software and licences.

Acquired computer software licences are capitalised on the basis of the costs incurred to acquire and bring to use the specific software. Development costs that are directly associated with identifiable and unique software controlled by the Group are recorded as intangible assets if inflow of incremental economic benefits exceeding costs is probable. Capitalised costs include staff costs of the software development team and an appropriate portion of relevant overheads. All other costs associated with computer software, e.g. its maintenance, are expensed when incurred. Capitalised computer software and licences are amortised on a straight line basis over expected useful lives of 3 to 10 years.

Investment property

Investment property is property, which is held by and not occupied by the Group, to earn rental income or for capital appreciation.

Investment property is initially recognised at cost and subsequently measured at fair value, which reflects market conditions at the reporting date. Gains and losses resulting from changes in the fair value of investment property are recorded in the consolidated statement of income in gains less losses on revaluation of investment property in the year in which they arise.

If an investment property becomes owner-occupied, it is reclassified to premises and equipment, and its carrying amount at the date of reclassification becomes its deemed cost to be subsequently depreciated

Trade and other payables

Trade payables are accrued when the counterparty has performed its obligations under the contract and are carried at amortised cost.

18

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

4.	Summary of significant accounting policies (Continued)

Share capital

Ordinary shares are classified as equity. Share premium represents the excess of contributions over the nominal value of the shares issued. Gains and losses arising on the sale of treasury shares are shown as adjustments to share premium.

Foreign currency translation

The Ukrainian hryvnia is the Group’s functional currency as it is the currency of the primary economic environment in which the Group operates. Transactions in other currencies are treated as transactions in foreign currencies. Monetary assets and liabilities denominated in foreign currencies are translated into the functional currency at the official exchange rate of the NBU at the end of the respective reporting period. Gains and losses resulting from the translation of foreign currency transactions are recognised in the consolidated statement of income as foreign exchange translation results. Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates as at the dates of the initial transactions.

Recognition of income and expenses

Interest and similar income and expense

Interest income and expense are recorded in the consolidated statement of income for all financial instruments measured at amortised cost and interest bearing securities at the effective interest method. When calculating the effective interest rate, the Group estimates cash flows considering all contractual terms of the financial instrument (for example, prepayment option) but does not consider future credit losses. The calculation includes all fees paid or received between the parties to the contract that are an integral part of the effective interest rate, transaction costs and all other premiums or discounts.

Once the recorded value of a financial asset or a group of similar financial assets has been reduced due to an impairment loss, interest income continues to be recognised using the original effective interest rate applied to the new carrying amount.

Fee and commission income

Fees, commissions and other income and expense items, including fees for issuance of guarantees, are generally recorded on an accrual basis by reference to completion of the specific transaction assessed on the basis of the actual service provided as a proportion of the total services to be provided. Commitment fees for loans or borrowings which are probable of being drawn down, are deferred (together with related direct costs) and recorded as an adjustment to the effective interest on the loan or borrowings. Commissions and fees arising from negotiating, or participating in the negotiation of a transaction for a third party, such as the acquisition of loans, shares or other securities or the purchase or sale of businesses, are recorded on completion of the underlying transaction.

Income taxes

Income taxes have been provided for in the consolidated financial statements in accordance with Ukrainian legislation enacted or substantively enacted by the end of reporting period. The income tax charge comprises current tax and deferred tax and is recognised in the consolidated statement of income except if it is recognised in other comprehensive income or directly in equity because it relates to transactions that are also recognised, in the same or a different period, in other comprehensive income or directly in equity.

Current tax is the amount expected to be paid to or recovered from the taxation authorities in respect of taxable profits or losses for the current and prior periods. Taxes, other than on income, are recorded within operating expenses.

Deferred income tax is provided using the balance sheet liability method for tax loss carry forwards and temporary differences arising between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes. In accordance with the initial recognition exemption, deferred taxes are not recorded for temporary differences on initial recognition of an asset or a liability in a transaction other than a business combination if the transaction, when initially recorded, affects neither accounting nor taxable profit. Deferred tax balances are measured at tax rates enacted or substantively enacted at the reporting date which are expected to apply to the period when the temporary differences will reverse or the tax loss carry forwards will be utilised. Deferred tax assets for deductible temporary differences and tax loss carry forwards are recorded only to the extent that it is probable that future taxable profit will be available against which the deductions can be utilised.

19

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

4.	Summary of significant accounting policies (Continued)

Fiduciary activities

Assets and liabilities held by the Bank in its own name, but on the account of third parties, are not reported on the consolidated statement of financial position. Commissions received from such business are shown in fee and commission income within the consolidated statement of income.

Provisions for contingencies

Provisions are recognised when the Group has a present legal or constructive obligation as a result of past events, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation, and a reliable estimate of the amount of the obligation can be made.

Retirement and other employee benefit obligations

The Group pays the unified social tax and contributes to the social insurance funds to the state budget in respect of its employees. The Group’s contributions are expensed as incurred. The Group has no other post-retirement benefit plans.

Operating leases

Leases of assets under which the risks and rewards of ownership are effectively retained by the lessor are classified as operating leases. If the Group is a lessee, then lease payments under an operating lease are recognised as expenses on a straight-line basis over the lease term and included into other operating expenses.

If the Group is a lessor, assets subject to operating leases in the consolidated statement of financial position according to the nature of the asset. Lease income from operating leases is recognised in the consolidated statement of income on a straight-line basis over the lease term as other income. The direct costs incurred in modernisation are added to the carrying amount of the leased asset.

Segment reporting

Operating segments are reported in a manner consistent with the internal reporting provided to the Bank’s Management that is defined as chief operating decision maker. Segments whose revenue, result or assets are ten percent or more of all the segments are reported separately. The analysis of geographical information is based on domicile of the customer.

Amendments of the consolidated financial statements after issue.

The Group’s shareholders have the power to amend the consolidated financial statements after issue.

New Accounting Pronouncements

Certain new standards and interpretations have been issued that are mandatory for the annual periods beginning on or after 1 January 2014 and which the Group has not early adopted.

IFRS 9 Financial Instruments

IFRS 9, as issued, reflects two of the three phases of the IASB project on replacement of IAS 39 and applies to classification and measurement of financial assets and financial liabilities and hedge accounting. The standard has no mandatory effective date and may be applied voluntarily. The adoption of IFRS 9 will have an effect on the classification and measurement of the Group’s financial assets, but will not have an impact on classification and measurements of the Group’s financial liabilities. The Group will quantify the effect when the remaining part of the standard containing guidance on impairment of financial assets is issued.

Investment Entities (amendments to IFRS 10, IFRS 12 and IAS 27)

These amendments are effective for annual periods beginning on or after 1 January 2014 provide an exception to the consolidation requirement for entities that meet the definition of an investment entity under IFRS 10. The exception to consolidation requires investment entities to account for subsidiaries at fair value through profit or loss. It is not expected that this amendment would be relevant to the Group, since none of the entities in the Bank does not qualify to be an investment entity under IFRS 10.

IAS 32 Offsetting Financial Assets and Financial Liabilities - Amendments to IAS 32

These amendments clarify the meaning of “currently has a legally enforceable right to set-off” and the criteria for non-simultaneous settlement mechanisms of clearing houses to qualify for offsetting. These are effective for annual periods beginning on or after 1 January 2014. These amendments are not expected to be relevant to the Group.

20

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

4.	Summary of significant accounting policies (Continued)

IFRIC Interpretation 21 Levies (IFRIC 21)

IFRIC 21 clarifies that an entity recognises a liability for a levy when the activity that triggers payment, as identified by the relevant legislation, occurs. For a levy that is triggered upon reaching a minimum threshold, the interpretation clarifies that no liability should be anticipated before the specified minimum threshold is reached. IFRIC 21 is effective for annual periods beginning on or after 1 January 2014. The Group does not expect that IFRIC 21 will have a material impact on its consolidated financial statements.

IAS 39 Novation of Derivatives and Continuation of Hedge Accounting – Amendments to IAS 39

These amendments provide relief from discontinuing hedge accounting when novation of a derivative designated as a hedging instrument meets certain criteria. These amendments are effective for annual periods beginning on or after 1 January 2014. The Group]has not novated its derivatives during the current period. However, these amendments would be considered for future novations.

Other changes into accounting standards and interpretations, including changes into IAS 19 Employee Benefits, IAS 27 Separate Financial Statements and IAS 28 Investments in Associates and Joint Ventures would not have effect on this financial statements.

5.	Critical accounting estimates and judgements in applying accounting policies

The Group makes estimates and assumptions that affect the amounts recognised in the consolidated financial statements and the carrying amounts of assets and liabilities within the next financial year. Estimates and judgements are continually evaluated and are based on management’s experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. Management of the Group also makes certain judgements, apart from those involving estimations, in the process of applying the accounting policies. Judgements that have the most significant effect on the amounts recognised in the consolidated financial statements and estimates that can cause a significant adjustment to the carrying amount of assets and liabilities within the next financial year include:

Impairment losses on loans and receivables

The Group regularly reviews its loan portfolios to assess impairment. In determining whether an impairment loss should be recorded in profit or loss for the year, the Group makes judgements as to whether there is any observable data indicating that there is a measurable decrease in the estimated future cash flows from a portfolio of loans before the decrease can be identified with an individual loan in that portfolio. Management uses estimates based on historical loss experience for assets with credit risk characteristics and objective evidence of impairment similar to those in the portfolio when scheduling its future cash flows. The methodology and assumptions used for estimating both the amount and timing of future cash flows are reviewed regularly to reduce any differences between loss estimates and actual loss experience.

The Group regularly assesses assets pledged as collateral for the individually impaired loans to estimate the amount of losses likely to be incurred. The amount of the future cash flow from sale of assets is influenced by the value of the assets held by the Group as collateral and the expected term of the assets’ sale. A simultaneous 10% decrease in the value of assets held by the Group as collateral on loans and 50% increase in the expected term of assets’ sale would result in an increase in impairment losses of UAH 182,760 thousand (2012: UAH 275,199 thousand) on loans individually determined to be impaired.

A 10% increase in the value of assets held by the Bank as collateral on loans impaired would result in a decrease of expected loss of UAH 100,000 thousand (20112: UAH 84,638 thousand).

21

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

5.	Critical accounting estimates and judgements in applying accounting policies (Continued)

Expected loss on corporate loans with the collectively assessed allowances for impairment may be influenced by the probability of borrower’s default (PD) and cure rate (CR), representing the statistics of the recovery of impaired loans. A simultaneous 10% increase in PD and 10% decrease in CR would result in an increase in impairment losses of UAH 8,473 thousand (2012: UAH 8,880 thousand). A simultaneous 10% decrease in PD and increase in CR would result in a decrease in impairment losses of UAH 8,017 thousand (2012: UAH 8,321 thousand).

Expected loss on collectively assessed retail loans may be influenced by the probability of borrower’s default (PD) and recovery rate (RR). A simultaneous 10% increase in PD and 10% decrease in RR would result in an increase in impairment losses of UAH 37,479 thousand (2012: UAH 42,555 thousand). A simultaneous 10% decrease in PD and increase in RR would result in a decrease in impairment losses of UAH 37,856 thousand (2012: UAH 42,451 thousand).

Fair value of own use premises , works of arts and investment property

As stated in Note 4, the premises and the investment property of the Group are subject to revaluation on a regular basis. Such revaluations are based on the results of work of independent appraiser. The basis for their work is the sales comparisons approach, which is further confirmed by the income approach. When performing the revaluation certain judgments and estimates are applied by the appraisers in determination of the comparable premises to be used in the sales comparison approach, the useful life of the assets revalued. In 2013, the Group held the assessment of fair value of own premises without engaging the independent appraisers and made a conclusion that their fair value differs from the carrying value no more than 5%, that’s why the Group management made a decision not to revalue own premises in the reporting year. To the extent that the price per square meter differs in the range of 5%, the fair value of own use premises would be UAH 52,557 thousand higher or lower, respectively, and the fair value of investment property would be UAH 4,147 thousand higher or lower, respectively.

Related party transactions

In the normal course of business the Group enters into transactions with its related parties. IAS 39 requires initial recognition of financial instruments based on their fair values. Judgement is applied in determining if transactions are priced at market or non-market interest rates, where there is no active market for such transactions. The basis for such judgement is the pricing for similar types of transactions with unrelated parties and effective interest rate analysis. Terms of related party transactions are disclosed in Note 33.

Fair value of financial instruments

Where the fair values of financial assets and financial liabilities recorded in the consolidated statement of financial position cannot be derived from active markets, they are determined using a variety of valuation techniques that include the use of mathematical models. The input to these models is taken from observable markets where possible, but where this is not feasible, a degree of judgment is required in establishing fair values. Additional details are provided in Note 30.

6.	Cash and cash equivalents

For the purpose of the cash flow statement cash and cash equivalents comprised the following:

	2013	2012	2011
		(restated)	(restated)
Cash on hand and in transit	1,336,850	718,992	645,402
Current accounts and overnight deposits with other banks (Note 8)	1,347,157	1,967,345	3,937,885
Current accounts and overnight deposits with other banks – interest income accrued (Note 8)	(308)	(1,726)	(445)
Current account with the National Bank of Ukraine (Note 7)	1,100,125	1,441,498	1,867,085
Current account with the National Bank of Ukraine – mandatory reserve balance (Note 7)	(521,708)	(357,670)	(133,304)
Deposit certificates (Note 10)	400,000	—	—

Total cash and cash equivalents	3,662,116	3,768,439	6,316,623

22

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

7.	Balance with the National Bank of Ukraine

	2013	2012	2011
		(restated)	(restated)
Current account with the National Bank of Ukraine, including:	1,100,125	1,441,498	1,867,085
part of mandatory reserve balance	521,708	357,670	133,304
Mandatory reserve balance	442,756	68,724	215,463
Other mandatory reserve balance	68,031	34,178	26,187

Total balance with the National Bank of Ukraine	1,610,912	1,544,400	2,108,735

In accordance with the NBU requirements, the Group is required to maintain the mandatory reserve balance with the NBU, which is computed as a percentage of certain of the Group’s liabilities for the prior period of provisioning. Mandatory reserve balance for December 2013 amounted to UAH 1,071,141 thousand (2012: UAH 743,864 thousand; 2011: UAH 532,835 thousand). As at 31 December 2013, 40% of the mandatory reserve balance for the previous month in the amount UAH 1,105,055 thousand (2012: 50% of the mandatory reserve balance for the previous month in the amount of UAH 715,340 thousand; 2011: 70% of the mandatory reserve balance for the previous month in the amount of UAH 533,214 thousand) should be maintained on a separate account with the NBU, with interest accrued at 30% of the official discount rate of the NBU, being 1.95 % as at 31 December 2013 (2012: 2.25%; 2011: 2.325%). As at 31 December 2013, the amount of interest accrued on the account balance was UAH 734 thousand (2012: UAH 139 thousand; 2011: UAH 413 thousand).

In addition to the obligatory reserves placement on the separate account with the NBU, the Group shall provide a daily opening balance on the current account with the NBU being 60% of the obligatory reserves value for the previous month (2012: 50% for the previous month; 2011: 25%).

To cover obligatory reserves requirements to be created and accounted on current accounts of the Group in the NBU, it is allowed to account 10% of carrying value of domestic state bonds denominated in foreign currencies (in UAH equivalent). As at 31 December 2013 carrying value of such bonds used by the Group to cover obligatory reserves amounted to UAH 141,261 thousand (2012: nil; 2011: nil) and 100% of cash balances on the Group’s accounts with PJSC “Settlements center on agreements servicing on financial markets”. As at 31 December 2013 those balances amounted to UAH 64 thousands (2012: nil; 2011: nil).

In 2012 it was allowed to account 50% of nominal value of Euro-2012 Ukrainian domestic state bonds and 10% of nominal value of Ukrainian domestic bonds denominated in foreign currencies to cover obligatory reserves accounted on the separate account with the NBU. As at 31 December 2012 carrying value of the bonds used by the Group to cover obligatory reserves amounted to UAH 289,085 thousand (2011: UAH 158,200 thousand).

Therefore, as at 31 December 2013, the mandatory reserve balance is not available for the Group’s day-to-day operations and is excluded from cash and cash equivalents for the purpose of the consolidated statement of cash flows.

In addition, the Group is required to keep other mandatory reserves on the separate account with the NBU for:

•	impairment provisions determined according to the NBU requirements created for loans granted in foreign currency to borrowers with no foreign currency income;

•	foreign currency deposits and loans received from non-residents for a period of less than 183 calendar days.

23

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

8.	Due from other banks

	2013	2012	2011
		(restated)	(restated)
Current accounts and overnight deposits with other banks
- OECD countries	1,167,711	1,679,934	3,774,011
- Domestic	94,603	224,349	107,683

- Non-OECD countries	84,843	63,062	56,191

Total current accounts and overnight deposits with other banks	1,347,157	1,967,345	3,937,885

including interest income accrued	308	1,726	445

Term deposits with other banks, including:
- OECD countries	188,260	170,887	178,034
- Domestic	586,279	174,010	220,886
- Non-OECD countries	736	329	317
Reverse sale and repurchase agreements	—	—	206,021

Allowance for impairment	—	(7,142)	(7,224)

Total term deposits with other banks	775,275	338,084	598,034

Total due from other banks	2,122,432	2,305,429	4,535,919

Placements are made with Ukrainian and foreign banks. Analysis by credit quality of due from other banks outstanding at 31 December 2013 is as follows:

	Current accounts and overnight deposits with other banks	Term deposits with other banks	Total
Neither past due nor impaired
- AA- to AA+ rated	109,577	—	109,577
- A- to A+ rated	1,028,885	3,696	1,032,581
- BBB- to BBB+ rated	68,161	—	68,161
- BB- to BB+ rated	45,154	—	45,154
- B- to B+ rated	605	56,693	57,298
- CCC- to CCC+ rated	73,529	32	73,561
- Unrated	21,246	714,854	736,100

Total neither past due nor impaired	1,347,157	775,275	2,122,432

Total due from other banks	1,347,157	775,275	2,122,432

The credit ratings are based on the ratings assigned by the international rating agencies Fitch, Moody’s and S&P. Counterparties disclosed in the above table as “unrated” mainly include Ukrainian banks, considered to be mid-size or small banks in terms of the amount of total assets.

24

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

8.	Due from other banks (Continued)

Analysis by credit quality of due from other banks outstanding at 31 December 2012 is as follows:

	Current accounts and overnight deposits with other banks	Term deposits with other banks	Total
Neither past due nor impaired
- AA- to AA+ rated	232,072	—	232,072
- A- to A+ rated	1,437,771	170,887	1,608,658
- BBB- to BBB+ rated	21,554	—	21,554
- BB- to BB+ rated	40,787	—	40,787
- B- to B+ rated	721	63,623	64,344
- CCC- to CCC+ rated	89,325	32	89,357
- CC- to CC+ rated	—	81,196	81,196
- Unrated	145,115	22,346	167,461

Total neither past due nor impaired	1,967,345	338,084	2,305,429

Balances individually determined to be impaired over 360 days overdue	—	7,142	7,142

Total individually impaired	—	7,142	7,142

Less allowance for impairment	—	(7,142)	(7,142)

Total due from other banks	1,967,345	338,084	2,305,429

Analysis by credit quality of due from other banks outstanding at 31 December 2011 is as follows:

	Current accounts and overnight deposits with other banks	Term deposits with other banks	Reverse sale and repurchase agreements	Total
Neither past due nor impaired
- AA- to AA+ rated	811,714	—	—	811,714
- A- to A+ rated	2,947,439	178,034	—	3,125,473
- BBB- to BBB+ rated	29,506	—	—	29,506
- BB- to BB+ rated	26,665	—	—	26,665
- B- to B+ rated	100,419	148,197	—	248,616
- Unrated	22,142	65,782	206,021	293,945

Total neither past due nor impaired	3,937,885	392,013	206,021	4,535,919

Balances individually determined to be impaired
- over 360 days overdue	—	7,224	—	7,224

Total individually impaired	—	7,224	—	7,224

Less allowance for impairment	—	(7,224)	—	(7,224)

Total due from other banks	3,937,885	392,013	206,021	4,535,919

25

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

8.	Due from other banks (Continued)

Movements in the allowance for impairment of due from other banks during the year are as follows:

	2013	2012	2011
		(restated)	(restated)
	Term deposits	Term deposits	Term deposits
	with other banks	with other banks	with other banks
Balance as at 1 January	7,142	7,224	7,538
Release of allowance	(657)	(82)	—
Assets written off during the year as uncollectible	(6,485)	—	(314)

Balance as at 31 December	—	7,142	7,224

As at 31 December 2013, term deposits placed with other banks in OECD and non-OECD countries of UAH 189,060 thousand (2012: UAH 171,215 thousand; 2011: UAH 178,350 thousand) represented security deposits against import letters of credit and guarantees issued by the Bank in favour of its clients (Note 31).

As at 31 December 2013 UAH 648,212 thousand on current accounts and overnight deposits with other banks representing 31% of the total amount due from other banks before deduction of the allowance for impairment were placed with one OECD bank with A- to A+ rating confirmed by the international rating agencies (2012: UAH 1,020,442 thousand representing 44% of the total amounts due from other banks were placed with one OECD bank with A- to A+ rating confirmed by the international rating agencies; 2011: UAH 2,429,629 thousand representing 54% of the total amounts due from other banks were placed with one OECD bank with A- to A+ rating confirmed by the international rating agencies).

9.	Loans to customers

	2013	2012	2011
		(restated)	(restated)
Corporate loans	17,765,892	15,389,700	14,510,725
Reverse sale and repurchase agreements	—	—	2,078

Less allowance for impairment	(1,442,960)	(1,670,724)	(1,708,976)

Total corporate loans	16,322,932	13,718,976	12,803,827

Loans to individuals:
Consumer loans	3,432,438	2,150,714	1,044,609
Mortgage loans	2,234,997	2,968,273	3,347,816
Car loans	456,020	606,272	725,362
Other loans	702,709	301,817	154,635
Less allowance for impairment	(1,285,873)	(1,466,533)	(1,238,647)

Total loans to individuals	5,540,291	4,560,543	4,033,775

Total loans to customers	21,863,223	18,279,519	16,837,602

Included in gross loans to customers as at 31 December 2013 were loans with fixed interest rates of UAH 24,357,192 thousand (2012: UAH 20,966,685 thousand; 2011: UAH 19,473,264 thousand) and loans with floating interest rates of UAH 234,864 thousand (2012: UAH 450,091 thousand; 2011: UAH 311,961 thousand).

26

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

9.	Loans to customers (continued)

Movements in allowance for loan impairment

Movements in the allowance for impairment of the loan portfolio during the year ended 31 December 2013 were as follows:

	Corporate loans	Mortgage loans	Car loans	Consumer loans	Other loans to individuals	Total
Allowance for impairment of loan portfolio at 1 January 2013	1,670,724	1,169,133	138,174	130,171	29,055	3,137,257

Provision/(reversal of provision) during the year	242,125	(61,673)	47,722	289,723	38,833	556,730
Loans written off during the year as uncollectable	(473,951)	(212,868)	(102,013)	(157,374)	(23,010)	(969,216)
Effect of translation to presentation currency	4,062	—	—	—	—	4,062

Allowance for impairment of loan portfolio at 31 December 2013	1,442,960	894,592	83,883	262,520	44,878	2,728,833

27

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

9.	Loans to customers (Continued)

Movements in the allowance for impairment of the loan portfolio during the year ended 31 December 2013 were as follows:

	Corporate loans	Mortgage loans	Car loans	Consumer loans	Other loans to individuals	Total
Allowance recognised for loans individually determined to be impaired	1,196,745	366,304	1,440	—	—	1,564,489
Allowance recognised for loans collectively determined to be impaired	186,545	518,873	81,598	27,689	32,723	847,428
Allowance recognised on collective basis for loans without specific sign of impairment	59,670	9,415	845	234,831	12,155	316,916

Total recognised allowance for loan impairment	1,442,960	894,592	83,883	262,520	44,878	2,728,833

Gross amount of loans individually determined to be impaired, before deducting any impairment allowance	2,185,714	830,426	1,769	—	—	3,017,909
Gross amount of loans collectively determined to be impaired, before deducting any impairment allowance	302,016	809,761	123,972	490,493	62,190	1,788,432
Gross amount of loans without specific sign of impairment, before deducting any impairment allowance	15,278,162	594,810	330,279	2,941,945	640,519	19,785,715

Gross amount of loans before deducting any impairment allowance	17,765,892	2,234,997	456,020	3,432,438	702,709	24,592,056

Provisioning rate for individually impaired loans	55%	44%	81%	—	—	52%
Provisioning rate for collectively impaired loans	62%	64%	66%	6%	53%	47%
Provisioning rate for loans without specific sign of impairment	0%	2%	0%	8%	2%	2%

28

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

9.	Loans to customers (Continued)

Movements in the allowance for impairment of the loan portfolio during the year ended 31 December 2012 were as follows:

	Corporate loans	Reverse sale and repurchase agreements	Mortgage loans	Car loans	Consumer loans	Other loans to individuals	Total
Allowance for impairment of loan portfolio at 1 January 2012	1,706,898	2,078	1,083,184	110,371	34,897	10,195	2,947,623
Provision/(reversal of provision) during the year	39,618	(2,078)	117,233	27,803	109,142	23,429	315,147
Loans written off during the year as uncollectable	(75,792)	—	(31,284)	—	(13,868)	(4,569)	(125,513)

Allowance for impairment of loan portfolio at 31 December 2012	1,670,724	—	1,169,133	138,174	130,171	29,055	3,137,257

29

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

9.	Loans to customers (Continued)

Analysis of the allowance for impairment of the loan portfolio by class and provisioning rate as at 31 December 2012 is as follows:

	Corporate loans	Mortgage loans	Car loans	Consumer loans	Other loans to individuals	Total
Allowance recognised for loans individually determined to be impaired	1,368,010	607,564	4,748	—	—	1,980,322
Allowance recognised for loans collectively determined to be impaired	252,891	549,471	130,110	108,020	20,718	1,016,210
Allowance recognised on collective basis for loans without specific sign of impairment	49,823	12,098	3,316	22,151	8,337	95,725

Total recognised allowance for loan impairment	1,670,724	1,169,133	138,174	130,171	29,055	3,137,257

Gross amount of loans individually determined to be impaired, before deducting any impairment allowance	2,698,093	1,251,672	5,132	—	—	3,954,897
Gross amount of loans collectively determined to be impaired, before deducting any impairment allowance	391,529	896,990	184,151	240,173	32,181	1,745,024
Gross amount of loans without specific sign of impairment, before deducting any impairment allowance	12,300,078	819,611	416,989	1,910,541	269,636	15,716,855

Gross amount of loans before deducting any impairment allowance	15,389,700	2,968,273	606,272	2,150,714	301,817	21,416,776

Provisioning rate for individually impaired loans	51%	49%	93%	—	—	50%
Provisioning rate for collectively impaired loans	65%	61%	71%	45%	64%	61%
Provisioning rate for loans without specific sign of impairment	0%	1%	1%	1%	3%	1%

30

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

9.	Loans to customers (Continued)

Movements in the allowance for impairment of the loan portfolio during the year ended 31 December 2011 were as follows:

	Corporate loans	Reverse sale and repurchase agreements	Mortgage loans	Car loans	Consumer loans	Other loans to individuals	Total
Allowance for impairment of loan portfolio at 1 January 2011	1,954,582	46,783	937,064	74,952	76,346	27,543	3,117,270
Provision/(reversal of provision) during the year	1,822	(44,705)	146,120	35,619	(3,723)	(17,216)	117,917
Sale of loans	—	—	—	—	(9,464)	—	(9,464)
Loans written off during the year as uncollectable	(224,130)	—	—	(200)	(28,262)	(132)	(252,724)
Reversal of provision at the disposal of loan	(25,376)	—	—	—	—	—	(25,376)

Allowance for impairment of loan portfolio at 31 December 2011	1,706,898	2,078	1,083,184	110,371	34,897	10,195	2,947,623

31

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

9.	Loans to customers (Continued)

Analysis of the allowance for impairment of the loan portfolio by class and provisioning rate as at 31 December 2011 is as follows:

	Corporate loans	Reverse sale and repurchase agreements	Mortgage loans	Car loans	Consumer loans	Other loans to individuals	Total
Allowance recognised for loans individually determined to be impaired	1,470,770	2,078	646,215	4,187	10,708	5,216	2,139,174
Allowance recognised for loans collectively determined to be impaired	194,312	—	424,634	101,638	14,685	4,762	740,031
Allowance recognised on collective basis for loans without specific sign of impairment	41,816	—	12,335	4,546	9,504	217	68,418

Total recognised allowance for loan impairment	1,706,898	2,078	1,083,184	110,371	34,897	10,195	2,947,623

Gross amount of loans individually determined to be impaired, before deducting any impairment allowance	3,061,492	2,078	1,417,686	7,439	15,804	6,280	4,510,779
Gross amount of loans collectively determined to be impaired, before deducting any impairment allowance	387,114	—	857,242	183,382	24,744	4,930	1,457,412
Gross amount of loans without specific sign of impairment, before deducting any impairment allowance	11,062,119	—	1,072,888	534,541	1,004,061	143,425	13,817,034

Gross amount of loans before deducting any impairment allowance	14,510,725	2,078	3,347,816	725,362	1,044,609	154,635	19,785,225

Provisioning rate for individually impaired loans	48%	100%	46%	56%	68%	83%	47%
Provisioning rate for collectively impaired loans	50%	—	50%	55%	59%	97%	51%
Provisioning rate for loans without specific sign of impairment	0%	—	1%	1%	1%	0%	0%

32

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

9.	Loans to customers (Continued)

Collateral and other credit enhancements

The amount and type of collateral required depends on an assessment of the credit risk of the counterparty. Guidelines are implemented regarding the acceptability of types of collateral and valuation parameters.

The main types of collateral obtained are as follows:

•	for securities lending and reverse repurchase transactions: securities;

•	for commercial lending: charges over real estate property, inventory and trade receivables, rights to claim from deposit;

•	for retail lending: property rights for movable and immovable property, rights to claim from deposit.

The Group also obtains guarantees from parent companies of its borrowers for loans to their subsidiaries. Management monitors the market value of collateral, requests additional collateral in accordance with the underlying agreement, and monitors the market value of collateral obtained during its review of the adequacy of the allowance for loan impairment.

As at 31 December 2013, loans at carrying value of UAH 558,252 thousand (2012: UAH 554,378 thousand; 2011: UAH 642,308 thousand) were collateralised by customer deposits with the Group amounted to UAH 640,582 thousand (2012: UAH 449,891 thousand; 2011: UAH 391,664 thousand) (Note 15).

Credit quality of the loan portfolio

The loan portfolio quality is managed by using the Group’s internal credit ratings. It is the Group’s policy to maintain accurate and consistent risk ratings across the credit portfolio. This facilitates focused management of the applicable risks and the comparison of credit exposures across all lines of business, geographic regions and products. The rating system is supported by a variety of financial analytics, combined with processed market information to provide the main inputs for the measurement of counterparty risk. All internal risk ratings are tailored to the various categories and are derived in accordance with the Bank’s rating policy. The attributable risk ratings are assessed and updated regularly.

Group use those information about corporate borrowers for the sake of assigning credit rating: existing of high grade cash collateral and rating assigned by internal rating model.

The following data is analyzed by the Group while determining borrower’s rate:

•	first class collateral pledged;

•	rate, calculated under internal rating model.

High rating (loans under first class collateral) is determined as follows: expanding of operating activity, stable financial position (sufficient share capital, low dependency of external sources of financing), high efficiency of business model. The entities with high rating are either the market leaders or have stable market position. These are entities with highly effective management organisational structure. The risk of the decrease in credit quality of the borrower is minimal, credit history is excellent.

Standard rating is assigned to the borrowers with stable volumes of operating activity, with performance effectiveness at industry average level or above. The dependency of external sources of financing is not critical. The entities with standard rating have stable market position at the regional and national level. These are entities with adequate management and organisational structure. The risk of default is insignificant. Credit history is positive, with insignificant technical delays in repayment of borrowings.

Below standard rating is assigned to the borrowers with unstable or decreasing operational activities, low business efficiency, high dependency of external sources of financing. The risk of default should be considered in case of the decrease of available operating cash flows. Credit history may contain significant delays in repayment of borrowings. Market position is not stable, the decrease or loss of market share is possible.

33

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

9.	Loans to customers (Continued)

The description of internal credit ratings used by the Group for retail borrowers is provided below.

High rating is assigned to the borrowers with strong financial position. Credit quality and solvency are more than sufficient for the loan servicing. Risk of the decrease in credit quality is minimal.

Standard rating is assigned to the borrowers with stable financial position. Credit quality and solvency are sufficient for the loan servicing. The risk of default is insignificant.

Below standard rating is assigned to the borrowers with unstable or worsening financial position. Credit quality and solvency are marginally sufficient for the loan servicing. The risk of default should be considered in case of any negative impact of external factors on the cash flows available for the repayment of credit exposure.

Analysis by credit quality of loans outstanding as at 31 December 2013 is as follows:

	Corporate loans	Mortgage loans	Car loans	Consumer loans	Other loans to individuals	Total
Neither past due nor impaired
high rating	6,938,486	355,540	203,370	2,791,380	617,644	10,906,420
standard rating	4,486,514	114,124	97,143	58,393	4,906	4,761,080
below standard rating	3,203,527	71,885	15,016	30,687	9,471	3,330,586

Total neither past due nor impaired	14,628,527	541,549	315,529	2,880,460	632,021	18,998,086

Past due but not impaired
- less than 30 days overdue	641,231	43,795	11,516	47,820	6,307	750,669
- 30 to 90 days overdue	—	9,466	3,234	13,665	2,191	28,556
- more than 360 days overdue	8,404	—	—	—	—	8,404

Total past due but not impaired	649,635	53,261	14,750	61,485	8,498	787,629

Loans determined to be impaired individually or collectively
- less than 30 days overdue	1,007,569	84,365	74	128,421	17,852	1,238,281
- 30 to 90 days overdue	26,191	12,959	—	91,892	13,509	144,551
- 91 to 180 days overdue	40,541	12,330	4,430	91,640	13,061	162,002
- 181 to 360 days overdue	110,159	327,285	4,770	125,555	16,472	584,241
- more than 360 days overdue	1,303,270	1,203,248	116,467	52,985	1,296	2,677,266

Loans determined to be impaired individually or collectively	2,487,730	1,640,187	125,741	490,493	62,190	4,806,341

Less allowance for impairment	(1,442,960)	(894,592)	(83,883)	(262,520)	(44,878)	(2,728,833)

Total loans to customers	16,322,932	1,340,405	372,137	3,169,918	657,831	21,863,223

34

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

9.	Loans to customers (Continued)

Analysis by credit quality of loans outstanding as at 31 December 2012 is as follows:

	Corporate loans	Mortgage loans	Car loans	Consumer loans	Other loans to individuals	Total
Neither past due nor impaired
high rating	4,337,274	522,870	279,012	1,852,698	247,902	7,239,756
standard rating	5,588,660	160,715	107,882	13,452	16,697	5,887,406
below standard rating	2,317,345	50,773	3,686	6,720	185	2,378,709

Total neither past due nor impaired	12,243,279	734,358	390,580	1,872,870	264,784	15,505,871

Past due but not impaired
- less than 30 days overdue	38,047	61,618	18,792	31,572	2,694	152,723
- 30 to 90 days overdue	—	23,635	7,617	6,099	2,158	39,509
- 181 to 360 days overdue	7,202	—	—	—	—	7,202
- more than 360 days overdue	11,550	—	—	—	—	11,550

Total past due but not impaired	56,799	85,253	26,409	37,671	4,852	210,984

Loans determined to be impaired individually or collectively
- less than 30 days overdue	1,096,168	132,988	—	70,235	9,216	1,308,607
- 30 to 90 days overdue	118,097	382,585	—	44,801	5,873	551,356
- 91 to 180 days overdue	102,318	21,429	5,299	38,730	4,807	172,583
- 181 to 360 days overdue	76,221	152,682	9,344	63,483	7,897	309,627
- more than 360 days overdue	1,696,818	1,458,978	174,640	22,924	4,388	3,357,748

Loans determined to be impaired individually or collectively	3,089,622	2,148,662	189,283	240,173	32,181	5,699,921

Less allowance for impairment	(1,670,724)	(1,169,133)	(138,174)	(130,171)	(29,055)	(3,137,257)

Total loans to customers	13,718,976	1,799,140	468,098	2,020,543	272,762	18,279,519

35

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

9.	Loans to customers (Continued)

Analysis by credit quality of loans outstanding as at 31 December 2011 is as follows:

	Corporate loans	Reverse sale and repurchase agreements	Mortgage loans	Car loans	Consumer loans	Other loans to individuals	Total
Neither past due nor impaired
high rating	4,059,034	—	671,726	339,087	391,780	124,704	5,586,331
standard rating	4,372,130	—	256,624	152,557	577,502	17,466	5,376,279
below standard rating	2,500,153	—	62,051	8,901	79	136	2,571,320

Total neither past due nor impaired	10,931,317	—	990,401	500,545	969,361	142,306	13,533,930

Past due but not impaired
- less than 30 days overdue	85,691	—	60,251	22,427	34,540	815	203,724
- 30 to 90 days overdue	28,308	—	22,236	11,569	160	304	62,577
- 91 to 180 days overdue	15,836	—	—	—	—	—	15,836
- more than 360 days overdue	967	—	—	—	—	—	967

Total past due but not impaired	130,802	—	82,487	33,996	34,700	1,119	283,104

Loans determined to be impaired individually or collectively
- less than 30 days overdue	1,554,064	—	598,029	935	—	—	2,153,028
- 30 to 90 days overdue	52,573	—	26,414	64	20,254	4,826	104,131
- 91 to 180 days overdue	177,254	—	54,458	6,871	9,061	1,135	248,779
- 181 to 360 days overdue	150,616	—	140,293	16,259	6,895	647	314,710
- more than 360 days overdue	1,514,099	2,078	1,455,734	166,692	4,338	4,602	3,147,543

Loans determined to be impaired individually or collectively	3,448,606	2,078	2,274,928	190,821	40,548	11,210	5,968,191

Less allowance for impairment	(1,706,898)	(2,078)	(1,083,184)	(110,371)	(34,897)	(10,195)	(2,947,623)

Total loans to customers	12,803,827	—	2,264,632	614,991	1,009,712	144,440	16,837,602

36

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

9.	Loans to customers (Continued)

Concentration of loans to customers

As at 31 December 2013, the Group’s 20 largest borrowers, with aggregate loan amount of UAH 6,286,314 thousand, represented 25% of the gross loan portfolio (2012: UAH 5,304,357 thousand and 25% respectively; 2011:UAH 5,221,598 thousand and 26% respectively).

The loan portfolio of the Bank by economic sectors, the credit risk of which has an impact on the credit quality, is as follows:

	2013	2012	2011
		(restated)	(restated)
Individuals	6,826,164	6,027,076	5,272,422
Food industry and agriculture	4,716,283	3,322,913	4,048,274
Trade and agency services	4,162,186	4,063,341	2,705,149
Property development	3,071,537	3,131,360	2,925,752
Non-banking financial institutions	1,187,601	632,447	800,526
Machine building	1,151,503	1,176,430	1,049,142
Transport, communication and infrastructure	1,138,732	669,424	832,120
Metallurgy	755,666	1,062,654	470,444
Woodworking	554,854	506,572	531,806
Mining	413,723	126,442	166,172
Chemical	135,240	179,468	373,645
Other	478,567	518,649	609,773

Total loans to customers (gross amount)	24,592,056	21,416,776	19,785,225

The Group’s lending activities are conducted in Ukraine. The ability of borrowers to repay their debt is dependent on a number of factors including the overall financial health of the borrower and the Ukrainian economy.

As at 31 December 2013, included in loans to customers were loans with the carrying value before the allowance of UAH 1,210,290 thousand (2012: UAH 1,785,609 thousand; 2011: UAH 923,253 thousand) placed as collateral for loans received from the NBU (Note 13).

The financial effect of collateral is presented by disclosing collateral values separately for:

•	those financial assets where collateral and other credit enhancements are equal to, or exceed, carrying value of the asset (“over-collateralised assets”) and

•	those financial assets where collateral and other credit enhancements are less than the carrying value of the asset (“under-collateralised assets”).

37

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

9.	Loans to customers (Continued)

Effect of collateral as at 31 December 2013 is as follows:

	Over-collateralised assets		Under-collateralised assets
	Carrying value net of allowance	Fair value of collateral	Carrying value net of allowance	Fair value of collateral
Corporate loans	11,231,707	21,166,668	5,091,225	2,145,186
Mortgage loans	1,117,496	2,112,300	222,909	153,008
Consumer loans	798	1,975	3,169,120	—
Car loans	341,490	815,463	30,647	2,121
Other loans (overdrafts)	26,200	71,758	631,631	6

Total	12,717,691	24,168,164	9,145,532	2,300,321

Effect of collateral as at 31 December 2012 is as follows:

	Over-collateralised assets		Under-collateralised assets
	Carrying value net of allowance	Fair value of collateral	Carrying value net of allowance	Fair value of collateral
Corporate loans	9,729,161	18,967,429	3,989,815	2,601,067
Mortgage loans	1,231,506	2,452,334	567,634	329,214
Car loans	431,555	966,944	36,543	3,553
Consumer loans	1,012	2,409	1,979,370	—
Other loans (overdrafts)	19,436	88,729	293,487	—

Total	11,412,670	22,477,845	6,866,849	2,933,834

Effect of collateral as at 31 December 2011 is as follows:

	Over-collateralised assets		Under-collateralised assets
	Carrying value net of allowance	Fair value of collateral	Carrying value net of allowance	Fair value of collateral
Corporate loans	10,241,118	20,465,785	2,562,709	1,689,212
Mortgage loans	1,388,859	2,270,813	875,773	770,848
Consumer loans	291,780	537,122	625,296	213,511
Car loans	176	360	707,451	—
Other loans (overdrafts)	—	—	144,440	—

Total	11,921,933	23,274,080	4,915,669	2,673,571

38

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

10.	Investment securities

Investment securities in the trading portfolio

	2013	2012 (restated)	2011 (restated)
Ukrainian Government debt securities	346,387	373,793	—

Total investment securities in the trading portfolio	346,387	373,793	—

Investment securities in the trading portfolio are rated B-.

Investment securities available for sale

	2013	2012 (restated)	2011 (restated)
Ukrainian Government debt securities	2,351,583	2,875,298	2,072,095
Deposit certificates issued by the NBU	400,022	—	1,998,148
Including accrued interest income	22	—	—
Corporate bonds	86,898	141,325	100,637

Total debt securities	2,838,503	3,016,623	4,170,880

Shares	7,057	7,057	7,057

Total investment securities available for sale	2,845,560	3,023,680	4,177,937

Analysis by credit quality of debt securities outstanding as at 31 December 2013 is as follows:

	Ukrainian Government debt securities	Deposit certificates issued by the NBU	Corporate bonds	Total
Neither past due nor impaired
- B- to B+ rated	2,351,583	400,022	2,087	2,753,692
- Unrated	—	—	83,292	83,292

Total neither past due nor impaired	2,351,583	400,022	85,379	2,836,984

Balances individually determined to be impaired
- more than 360 days overdue	—	—	1,519	1,519

Total individually impaired securities	—	—	1,519	1,519

Total debt securities	2,351,583	400,022	86,898	2,838,503

39

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

10.	Investment securities (Continued)

Analysis by credit quality of debt securities outstanding as at 31 December 2012 is as follows:

	Ukrainian Government debt securities	Corporate bonds	Total
Neither past due nor impaired
- B- to B+ rated	2,875,298	—	2,875,298
- Unrated	—	139,806	139,806

Total neither past due nor impaired	2,875,298	139,806	3,015,104

Balances individually determined to be impaired
- more than 360 days overdue	—	1,519	1,519

Total individually impaired securities	—	1,519	1,519

Total debt securities	2,875,298	141,325	3,016,623

Analysis by credit quality of debt securities outstanding as at 31 December 2011 is as follows:

	Ukrainian Government debt securities	Deposit certificates issued by the NBU	Corporate bonds	Total
Neither past due nor impaired
- B- to B+ rated	2,072,095	1,998,148	—	4,070,243
- Unrated	—	—	98,864	98,864

Total neither past due nor impaired	2,072,095	1,998,148	98,864	4,169,107

Balances individually determined to be impaired
- more than 360 days overdue	—	—	1,773	1,773

Total individually impaired securities	—	—	1,773	1,773

Total debt securities	2,072,095	1,998,148	100,637	4,170,880

The credit ratings for Ukrainian Government debt securities’ issuers and deposit certificates issued by the NBU are based on sovereign country rating, and credit rank of corporate bonds issuers – on ratings assigned by international rating agencies Fitch, Moody’s and S&P.

The primary factor that the Group considers in determining whether a debt security is impaired is its overdue status.

As at 31 December 2013, the Ukrainian Government debt securities include state treasury bonds with the final maturity dates from 29 January 2014 to 8 July 2020 and the effective interest rates from 5% to 20% p.a., and deposit certificates issued by the NBU with the final maturity date 3 January 2014 and effective interest rate of 2% p.a.

As at 31 December 2013, corporate bonds include bonds issued by corporate entities with the final maturity dates from 10 November 2014 to 2 July 2018 and overdue bonds. The corporate bonds carry effective interest rates from 11% to 20% p.a.

As at 31 December 2013, debt securities with a carrying amount of UAH 177,999 thousand (2012: UAH 85,024 thousand; 2011: nil) were pledged as collateral for the loans received from the NBU, and debt securities at carrying value of UAH 305,778 thousand (2012: nil; 2011: nil) were pledged as collateral for loans received from the NBU under “repo” deals terms (Note 14.)

As at 31 December 2013, debt securities with a carrying amount of UAH 63,137 thousand (2012: nil; 2011: nil) were pledged as collateral for loans received from other banks under “repo” deals terms (Note 14.)

40

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

11.	Property and equipment, investment property and intangible assets

	Premises	Lease- hold improvements	Works of arts	Computers and other equipment	Capital investments in property and equipment	Total property and equipment	Intangible assets	Total
Carrying amount at 31 December 2011 (restated)	1,103,387	12,358	2,813	155,452	14,231	1,288,241	66,907	1,355,148

Cost or revalued amount at 31 December 2011	1,335,019	41,454	2,813	443,426	14,231	1,836,943	131,009	1,967,952
Accumulated depreciation and amortisation	(231,632)	(29,096)	—	(287,974)	—	(548,702)	(64,102)	(612,804)

Carrying amount at 1 January 2012 (restated)	1,103,387	12,358	2,813	155,452	14,231	1,288,241	66,907	1,355,148

Additions	—	—	—	72,618	13,568	86,186	59,033	145,219
Disposals/write-offs	—	(627)	—	(5,949)	—	(6,576)	(4,131)	(10,707)
Transfers to another category	6,385	7,817	—	1,279	(15,481)	—	—	—
Transfers to investment property	(27,618)	—	—	—	—	(27,618)	—	(27,618)
Transfers from investment property	16,656	—	—	—	—	16,656	—	16,656
Revaluation	—	—	6,295	—	—	6,295	—	6,295
Depreciation and amortisation charge	(26,143)	(7,731)	—	(65,273)	—	(99,147)	(23,596)	(122,743)

Carrying amount at 31 December 2012 (restated)	1,072,667	11,817	9,108	158,127	12,318	1,264,037	98,213	1,362,250

Cost or revalued amount at 31 December 2012	1,333,068	42,943	9,108	485,663	12,318	1,883,100	181,431	2,064,531
Accumulated depreciation and amortisation	(260,401)	(31,126)	—	(327,536)	—	(619,063)	(83,218)	(702,281)

Carrying amount at 31 December 2012 (restated)	1,072,667	11,817	9,108	158,127	12,318	1,264,037	98,213	1,362,250

Additions	5,301	2,896	—	56,744	22,215	87,156	85,901	173,057
Disposals/write-offs	(3,176)	(106)	—	(650)	(3,725)	(7,657)	(288)	(7,945)
Transfers to another category	—	3,314	—	17,910	(21,224)	—	—	—
Transfers from investment property	1,242	—	—	—	—	1,242	—	1,242
Depreciation and amortisation charge	(24,893)	(7,235)	—	(65,654)	—	(97,782)	(33,610)	(131,392)

Carrying amount at 31 December 2013	1,051,141	10,686	9,108	166,477	9,584	1,246,996	150,216	1,397,212

Cost or revalued amount at 31 December 2013	1,330,142	46,328	9,108	549,053	9,584	1,944,215	264,917	2,209,132
Accumulated depreciation and amortisation	(279,001)	(35,642)	—	(382,576)	—	(697,219)	(114,701)	(811,920)

Carrying amount at 31 December 2013	1,051,141	10,686	9,108	166,477	9,584	1,246,996	150,216	1,397,212

41

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

11.	Property and equipment, investment property and intangible assets (Continued)

As at 31 December 2013, the Group’s own premises, furniture, equipment, leasehold improvements and ATMs, with a net book value of UAH 1,203,992 thousand (2012: UAH 1,237,234 thousand; 2011: UAH 836,005 thousand), were insured against risks of natural disasters, robbery, fire and unlawful acts of third parties.

As at 31 December 2013, the Group’s premises with a carrying value of UAH 722,333 thousand (2012: UAH 734,972 thousand; 2011: UAH 757,737 thousand) and investment property with a carrying value of UAH 27,388 thousand (2012: UAH 25,985 thousand; 2011: UAH 18,952 thousand) were pledged as collateral for loans received from the NBU (Note 13.)

As at 31 December 2013, the carrying amount of premises and works of art would have been UAH 452,212 thousand (2012: UAH 460,039 thousand) had these assets been measured using the cost model. The amount reconciles to the carrying value of the premises as follows:

	2012	2011 (restated)
Premises at revalued amount in the consolidated statement of financial position	1,051,141	1,072,667
Revaluation reserve presented in equity, net of tax	(592,189)	(604,952)
Deferred tax liability on revaluation of premises	(9,560)	(10,496)

Premises at cost less accumulated depreciation and impairment	449,392	457,219

Works of art at revalued amount in the consolidated statement of financial position	9,108	9,108
Revaluation reserve on works of art presented in equity, net of tax	(5,282)	(5,282)
Deferred tax liability on revaluation of works of art	(1,006)	(1,006)

Works of art at cost less accumulated depreciation and impairment	2,820	2,820

Total	452,212	460,039

For the sensitivity analysis of the fair value of premises before changes in the key assumptions used during the valuation, refer to Note 5.

Changes in carrying value of investment property were as follows:

	2013	2012 (restated)
Fair value of investment property at 1 January	81,648	70,667

Transfer to owner-occupied premises	(35,823)	(16,656)
Transfer from owner-occupied premises	34,581	27,618
Fair value gains	13,517	19
Fair value losses	(10,984)	—

Fair value of investment property at 31 December	82,939	81,648

The rental income received in respect of investment property for 2013 amounted to UAH 8,414 thousand (2012: UAH 5,825 thousand) (Note 26.) The operating and maintenance expenses related to investment property for 2013 were UAH 3,165 thousand (2012: UAH 1,942 thousand.)

The fair value gains less losses on investment property of UAH 2,533 thousand (2012: gains less losses of UAH 19 thousand) were recognised in the consolidated statement of income.

42

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

12.	Other assets

	2013	2012 (restated)	2011 (restated)
Financial assets
Settlements on card operations	106,684	65,308	36,475
Derivative financial assets (Note 21)	86,074	8,789	35,394
Purchase of foreign currency	26,979	10,950	9,412
Settlements on cooperation agreements	22,860	17,305	—
Receivables on loans sold	—	—	23,269
Receivables on transactions with securities	—	—	8,807
Other financial assets	18,773	7,813	18,346
Allowance for impairment	(7,528)	(4,302)	(10,506)

Total financial assets	253,842	105,863	121,197

Non-financial assets
Repossessed real estate	222,639	99,735	62,540
Other repossessed tangible assets	—	—	1,989
Precious metals	26,606	47,362	37,203
Prepayments for services	9,561	8,065	—
Prepayments for property and equipment and intangible assets	2,837	24,151	31,149
Receivables on purchased precious metals	—	—	23,098
Other	23,997	28,930	48,248
Allowance for impairment	(674)	(362)	(792)

Total non-financial assets	284,966	207,881	203,435

Total other assets	538,808	313,744	324,632

Repossessed collateral represents assets acquired by the Group in settlement of overdue loans. The Group expects to dispose of the assets in the foreseeable future. The assets do not meet the definition of non-current assets held for sale due to their unlikely disposal within a year, and are classified as inventories in accordance with IAS 2 Inventories. The assets were initially recognised at fair value when acquired.

Movements in allowance for impairment of other financial assets during the year were as follows:

	2013	2012 (restated)
Allowance for impairment as at 1 January	4,302	10,506

Impairment loss / (decrease of impairment) for the year	5,483	2,848
Assets written off during the year as uncollectible	(2,257)	(9,052)

Allowance for impairment as at 31 December	7,528	4,302

43

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

12.	Other assets (Continued)

Movements in allowance for impairment of other non-financial assets during the year were as follows:

	2013	2012 (restated)
Allowance for impairment as at 1 January	362	792

Impairment loss / (decrease of impairment) for the year	312	(430)

Allowance for impairment as at 31 December	674	362

13.	Due to the National Bank of Ukraine

As at 31 December 2013, the Bank had two loans due to the National Bank of Ukraine.

In January 2009, the Group obtained a liquidity support loan of UAH 500,000 thousand. The loan had interest at 18.5% p.a. and final maturity date in December 2009. In December 2009, the maturity of the loan was extended until December 2012 with a change in interest rate to the official discount rate of the NBU + 2% p.a. In December 2012, the maturity of the loan was extended to December 2016. As at 31 December 2013, the carrying amount of this loan was UAH 262,494 thousand and interest at 8.5% p.a. (2012: UAH 349,992 thousand and 9.5% p.a. respectively; 2011: UAH 349,992 thousand and 9.75% p.a. respectively).

In March 2009, the Group obtained a further liquidity support loan of UAH 1,336,900 thousand. The loan had interest at 16.5% p.a. and final maturity in March 2010. In December 2009, the maturity of the loan was extended to April 2013 with a change in interest rate to the official discount rate of the NBU + 2% p.a. In December 2012, the maturity of the loan was extended to December 2016. As at 31 December 2013, the carrying value of the loan was UAH 499,621 thousand bearing 8.5% p.a. (2012 – UAH 666,161 thousand and 9.5% p.a. respectively; 2011: UAH 666,165 thousand bearing 9.75% p.a. respectively).

These loans are secured by loans to the Group’s customers with a carrying amount of UAH 1,210,290 thousand (Note 9) and the Group’s premises and investment property with a fair value of UAH 722,333 thousand and UAH 27,388 thousand respectively (Note 11), as well as debt securities with a carrying value of UAH 177,999 thousand (Note 10) (2012: loans to customers with a carrying amount of UAH 1,785,609 thousand and premises and investment property of the Group at carrying value of UAH 734,972 thousand and UAH 25,985 thousand respectively, as well as debt securities with a carrying value of UAH 85,024 thousand; 2011: loans to customers with a carrying amount of UAH 923,253 thousand and the Group’s premises and investment property with a fair value of UAH 757,737 thousand and UAH 18,952 thousand respectively).

In addition, in December 2013 the Group attracted funds under “repo” deal terms. As at 31 December 2013 carrying value of mentioned funds amounted to UAH 300,801 thousand. Interest rate on attracted funds was 6.5% p.a., maturity term – in March 2014. To secure those loans securities at fair value of UAH 305,778 thousand were transferred to. (Note 10).

44

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

14.	Due to other banks

	2013	2012	2011
		(restated)	(restated)
Current accounts of other banks
- Domestic	411,416	787,416	133,403
- Non-OECD countries	221	428	406

Total current accounts of other banks	411,637	787,844	133,809

Term deposits of other banks
- Domestic	884,004	371,880	319,492

Total term deposits of other banks	884,004	371,880	319,492

“Repo” agreements with other banks
- Domestic	57,310	—	—

Total “repo” agreements with other banks	57,310	—	—

Total amounts due to other banks	1,352,951	1,159,724	453,301

As at 31 December 2013, placements of 10 largest banks of UAH 1,071,220 thousand made 79% of total amounts due from other banks (2012: UAH 951,449 thousand, 82%; 2011 – UAH 406,873 thousand, 90%).

As at December 2013, term deposits of other banks contain UAH 524 thousand (2012: UAH 524 thousand) held as collateral for commitments under import letters of credit and guarantees (Note 31) as well as UAH 3,194 thousand held as collateral for unconfirmed letters of credit.

As at 31 December 2013 amounts due to other banks attracted under “repo” terms were secured with investment securities at carrying value of UAH 63,137 thousand (2012: nil; 2011 – nil) (Note 10).

15.	Customer accounts

	2013	2012	2011
		(restated)	(restated)
Legal entities
- Current accounts	6,443,972	4,712,273	9,156,479
- Term deposits	3,260,333	2,680,157	2,452,493

Individuals
- Current accounts	2,140,561	1,826,025	1,546,466
- Term deposits	9,222,689	8,462,388	7,142,211

Total customer accounts	21,067,555	17,680,843	20,297,649

As at 31 December 2013, the Group’s 10 largest customers, with an aggregate amount of accounts of UAH 3,079,384 thousand represented 15% of customer accounts (2012: UAH 2,657,617 thousand or 15%; 2011: 1UAH 6,736,999 thousand or 33%).

45

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

15.	Customer accounts (Continued)

As at 31 December 2013, included in customer accounts were deposits of UAH 640,582 thousand (2012: UAH 449,891 thousand; 2011: UAH 391,664 thousand) held as part of collateral for loans to customers (Note 9) and credit related commitments with a carrying amount of UAH 196,533 thousand (2012: UAH 57,382 thousand; 2011: UAH 25,903 thousand). In addition, UAH 586,675 thousand (2012: UAH 48,549 thousand; 2011: UAH 167,628 thousand) is held as collateral for commitments under import letters of credit, guarantees and promissory notes endorsements (Note 31.)

In accordance with Ukrainian legislation, the Group is obliged to repay term deposits of individuals upon demand of a depositor. In the event that a term deposit is repaid upon demand of the depositor prior to maturity, interest is paid based on the interest rate for demand deposits, unless a different interest rate is specified in the agreement.

Economic sector concentrations within customer accounts are as follows:

	2013	2012	2011
		(restated)	(restated)
Individuals	11,363,250	10,288,413	8,733,381
Trade and agency services	2,173,444	1,434,943	2,105,232
Mining and energy	1,622,630	733,845	415,238
Metallurgy	1,028,532	1,155,763	5,196,494
Transport and infrastructure	886,419	974,107	939,688
Property development	592,284	321,622	338,144
Machine building	576,763	1,018,180	890,967
Non-banking financial institutions	373,869	330,783	267,059
Food industry and agriculture	276,657	179,707	82,830
Chemical	162,990	156,367	159,349
Woodworking	60,940	51,875	106,872
Other	1,949,777	1,035,238	1,062,395

Total customer accounts	21,067,555	17,680,843	20,297,649

46

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

16.	Eurobonds issued

In February and May 2007, the Group obtained a loan amounting to USD 275,000 thousand from Standard Bank Plc being UAH 1,388,570 thousand in the equivalent as at the receipt date. This loan with original maturity in February 2010 was funded by 9.75% loan participation notes (“Eurobonds”) issued by, but without recourse to, Standard Bank Plc, for the sole purpose of funding the loan to the Group.

In December 2009, as a result of restructuring of the Group’s borrowings, the loan was replaced by the loan with interest rate of 11% p.a. and the final maturity term in December 2014. During 2010, the Group repaid part of the loan in the amount of USD 22,512 thousand being UAH 179,828 thousand in the equivalent as at repayment date. As at 31 December 2013, the carrying amount of this loan was UAH 1,989,283 thousand (2012: UAH 1.972,640 thousand; 2011: UAH 1,959,340 thousand).

17.	Bonds issued

In April 2008, the Group issued hryvnia denominated Series B bonds for the total nominal amount of UAH 300,000 thousand. The interest rate was initially at 13.5% p.a. and changed in 2010 to 17%.

In 2009, the Group repaid before maturity Series B bonds with a total nominal amount of UAH 284,566 thousand and in 2010, Series B bonds with a total nominal amount of UAH 1,915 thousand.

In 2011, the Group’s Supervisory Board decided to extend the maturity of the Series B bonds issued and approved new redemption and repayment dates. The term to maturity was extended to 3 April 2014 inclusive.

The interest rate for these bonds was set at 13.75% for a two-year period starting from April 2011; the interest rate commencing from April 2013 is set at 16% p.a.

	2013		2012		2011
	Nominal value	Carrying value	Nominal value	Carrying value	Nominal value	Carrying value
Series B bonds issued	105	109	105	108	105	108

Total bonds issued	105	109	105	108	105	108

18.	Other borrowed funds

	2013	2012	2011
DF Deutsche Forfait s.r.o	40,961	—	—
Landesbank Berlin AG	34,031	49,605	80,065
Deutsche Bank	9,757	27,968	45,753
HSBC Bank Plc	—	—	232,354
	6,190	17,064	27,894

Total other borrowed funds	90,939	94,637	386,066

Loan from DF Deutsche Forfait s.r.o is denominated in USD and bears interest at 7% p.a. on the outstanding amount with maturity on 7 August 2014. Interests are accrued on outstanding amount of the loans.

Loans from Landesbank Berlin AG are denominated in Euros and bear interest at a weighted average rate of EURIBOR + 0.6% p.a. on the outstanding amount with maturity from 30 May 2014 to 6 September 2018. Interests are accrued on outstanding amount of the loans. The loans were received for the purpose of financing the acquisition of the imported equipment by the Group’s customers.

Loans from Deutsche Bank are denominated in Euros and bear interest at a weighted average rate of EURIBOR + 0.7% p.a. on the outstanding amount with maturity on 12 February 2014. Interests are accrued on outstanding amount of the loans. The loans were received for the purpose of financing the acquisition of the imported equipment by the Group’s customers. On the date of approval of these consolidated financial statements loan was repaid in full amount.

47

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

18.	Other borrowed funds (continued)

Other facilities represent the funds received from other banks for the purposes of financing the acquisition of the imported equipment by the Group’s customers. These facilities are denominated in US dollars and bear interest at a weighted average rate of LIBOR + 5% p.a. with maturity from 10 January 2014 to 31 December 2014. Interests are accrued on outstanding amount of the loans.

19.	Other liabilities

	2013	2012	2011
		(restated)	(restated)
Financial liabilities
Payable under operations with plastic cards	58,846	11,227	4,553
Amounts in the course of settlements	56,416	6,158	2,306
Derivative financial liabilities (Note 21)	48,564	1,856	19,808
Deferred income on credit lines	26,797	—	—
Provision for credit related commitments (Note 31)	2,488	5,160	1,638
Other financial liabilities	9,011	6,299	12,111

Total financial liabilities	202,122	30,700	40,416

Non-financial liabilities
Amounts payable to employees	108,567	98,000	76,376
Other taxes payable	25,843	19,587	12,961
Amounts payable for services	9,398	—	—
Cost of software payable under licensing agreements	2,097	4,106	7,666
Other accruals and deferred income	12,565	15,115	6,158

Total non-financial liabilities	158,470	136,808	103,161

Total other liabilities	360,592	167,508	143,577

20.	Subordinated debt

As at 31 December 2013 the Group had three deposits and one loan attracted under subordinated loan terms.

First subordinated loan in UAH was attracted by the Group in 2009 in the amount of UAH 127,300 thousand carrying an interest rate of 12.75% p.a. and maturing in November 2014. As at 31 December 2013, the carrying amount of this subordinated debt was UAH 128,647 thousand (2012: UAH 128,590 thousand; 2011: UAH 128,681 thousand).

Second subordinated loan was attracted by the Group in 2009 in the amount of UAH 135,000 thousand at carrying value of UAH 136,429 thousand as at 31 December 2013 (2012: carrying value of UAH 136,368 thousand; 2011: carrying value of UAH 136,465 thousand) bearing 12.75% p.a. and maturing in November 2014.

Third subordinated loan was attracted by the Group in 2008 in the amount of USD 14,000 (UAH 70,700 thousand at the exchange rate as at the date of issue), bearing fixed 6% p.a. during first two years and floating LIBOR +5% during following eight years. The loan should have been repaid in full until 28 February 2018 with equal annual payments commencing from 2013. In 2010 the Group received a permission for prescheduled repayment of a part of the subordinated laon and should further repay the loan starting from 2016. As at 31 December 2013 carrying value of the attraction amounted to UAH 42,777 thousand (2012: UAH 41,092 thousand; 2011: UAH 39,766 thousand).

Fourth subordinated loan was attracted by the Group in 2009 in the amount of UAH 220,000 thousand carrying an interest rate of 9.5% p.a. and maturing in October 2015. As at 31 December 2013 carrying value of the loan amounted to UAH 221,309 thousand (2012: UAH 221,574 thousand; 2011: UAH 221,682 thousand).

48

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

21.	Derivative financial instruments

The table below shows the fair values of derivative financial instruments recorded as assets or liabilities.

The Group had outstanding foreign exchange contracts with banks as at 31 December 2013:

	Notional amount
	at fair value of	Notional amount		Negative fair
	assets	at fair value of	Positive fair	value of
	receivable	liabilities payable	value of assets	liabilities
Forward currency contracts
Placement of USD /
Attraction of EUR	322,121	(323,198)	25	(1,102)
Placement of UAH /
Attraction of USD	753,391	(719,564)	33,827	—
Placement of EUR /
Attraction of USD	189,435	(189,456)	—	(21)

Total on forward currency contracts	1,264,947	(1,232,218)	33,852	(1,123)

Currency swap contracts
To buy USD	2,768,527	(2,716,539)	51,988	—
To buy EUR	11,041	(10,807)	234	—
To sell USD	2,461,229	(2,505,006)	—	(43,777)
To sell EUR	84,258	(86,878)	—	(2,620)

Total on currency swap contracts	5,325,055	(5,319,230)	52,222	(46,397)

Commodity swap contracts
To sell XAU	23,698	(24,357)	—	(659)

Total on commodity swap contracts	23,698	(24,357)	—	(659)

Forward contracts on securities
To sell securities	1,367,348	(1,367,733)	—	(385)

Total on forward contracts on securities	1,367,348	(1,367,733)	—	(385)

49

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

21.	Derivative financial instruments (Continued)

The Group had outstanding foreign exchange contracts with banks as at 31 December 2012:

	Notional amount	Notional amount
	at fair value of	at fair value of		Negative fair
	assets	liabilities	Positive fair	value of
	receivable	payable	value of assets	liabilities
Forward currency contracts
Placement of USD /
Attraction of EUR	550,254	(548,283)	2,126	(155)
Placement of UAH /
Attraction of USD	383,266	(382,169)	1,097	—
Placement of USD /
Attraction of GBP	25,780	(25,796)	—	(16)
Placement of EUR /
Attraction of USD	560,664	(556,647)	5,560	(1,543)
Placement of UAH /
Attraction of AUD	561	(555)	6	—

Total on forward currency contracts	1,520,525	(1,513,450)	8,789	(1,714)

Currency swap contracts
To buy UAH	71,937	(71,937)	—	—
To buy RUB	13,111	(13,111)	—	—
To sell USD	290,222	(290,234)	—	(12)
To sell EUR	21,000	(21,130)	—	(130)

Total on currency swap contracts	396,270	(396,412)	—	(142)

50

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

21.	Derivative financial instruments (Continued)

The Group had outstanding foreign exchange contracts with banks as at 31 December 2011:

	Notional amount
	at fair value of	Notional amount		Negative fair
	assets	at fair value of	Positive fair	value of
	receivable	liabilities payable	value of assets	liabilities
Forward currency contracts
Placement of USD /
Attraction of EUR	914,811	(905,399)	9,412	—
Placement of EUR /
Attraction of USD	498,940	(502,425)	—	(3,485)
Placement of EUR /
Attraction of GBP	12,318	(12,319)	—	(1)
Placement of EUR /
Attraction of CHF	5,914	(5,914)	—	—

Total on forward currency contracts	1,431,983	(1,426,057)	9,412	(3,486)

Currency swap contracts
To buy UAH	7,987	(7,990)	—	(3)
To buy RUB	7,490	(7,590)	—	(100)
To buy EUR	892,892	(905,516)	—	(12,624)
To buy USD	1,030,845	(1,034,440)	—	(3,595)
To sell USD	2,328,290	(2,309,538)	18,752	—
To sell EUR	393,777	(386,605)	7,172	—
To sell RUB	3,801	(3,743)	58	—

Total on currency swap contracts	4,665,082	4,655,422	25,982	(16,322)

Commodity swap contracts
To sell XAU	10,808	(10,451)	357	—

Total on commodity swap contracts	10,808	(10,451)	357	—

The resulting net fair value gain or loss was recorded in the gains less losses from financial derivatives in the consolidated statement of income.

51

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

22.	Share capital

As at 31 December 2013, the Group’s authorised share capital comprises 14,323,880 ordinary shares with a nominal value of UAH 230. All shares have equal voting rights.

	Number of shares	Nominal amount	Inflation-adjusted amount
At 31 December 2011	14,323,880	3,294,492	3,427,350

At 31 December 2012	14,323,880	3,294,492	3,427,350

At 31 December 2013	14,323,880	3,294,492	3,427,350

As at 31 December 2013, all shares were fully paid and registered.

23.	Segment analysis

Segment information for assets and liabilities of the reportable operating segments of the Group as at 31 December 2013 prepared based on information analysed by the management of the Group is set out below:

	Retail		Retail
	banking (VIP		banking	Distressed	Investment
	and wealth	Corporate	(mass	assets	banking and
2013	clients)	banking	segment)	management	unallocated	Total
Segment assets	1,628,210	14,852,381	3,475,968	2,622,498	9,579,664	32,158,721
including
Loans to customers, net	1,628,210	14,852,381	3,073,206	2,309,426		21,863,223
- loans to customers, gross	1,708,681	14,960,375	3,283,838	4,639,162		24,592,056
- allowance	(80,471)	(107,994)	(210,632)	(2,329,736)	—	(2,728,833)
Other financial statements items	—	—	402,762	313,072	9,579,664	10,295,498

Segment liabilities	11,164,359	9,698,403	394,203	—	5,330,228	26,587,193
including
Customer accounts	11,164,359	9,698,403	204,793	—	—	21,067,555
Other financial statements items	—	—	189,410	—	5,330,228	5,519,638

52

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

23.	Segment analysis (Continued)

Segment information for profit and loss of the reportable operating segments of the Group for 2013 analysed by the management of the Group is set out below:

2013	Corporate banking	Retail banking (VIP and wealth clients)	Retail banking (mass segment)	Distressed assets management	Investment banking and unallocated	Total
Interest income	1,698,290	403,634	861,785	195,461	413,704	3,572,874

Interest expense	(463,472)	(964,007)	(36,240)	—	(384,015)	(1,847,734)

Transfers	(557,494)	1,061,905	(296,209)	(472,945)	264,743	—

Net interest income	677,324	501,532	529,336	(277,484)	294,432	1,725,140

Net fee and commission income	176,985	201,766	303,847	—	92,457	775,055

Trading income	—	8,110	3,809	—	(20,792)	(8,873)

Operating expenses and other income/expenses	(315,010)	(521,047)	(392,837)	(31,539)	13,553	(1,246,880)

Allowances	(18,056)	(64,173)	(237,085)	(245,993)	9,234	(556,073)

Segment result	521,243	126,188	207,070	(555,016)	388,884	688,369

Income taxes	—	—	(32,865)	—	(100,751)	(133,616)

Profit/(loss) for the year	521,243	126,188	174,205	(555,016)	288,133	554,753

Segment information for assets and liabilities of the reportable operating segments of the Group as at 31 December 2012 prepared based on information analysed by the management of the Group is set out below:

2012	Retail banking (VIP and wealth clients)	Corporate banking	Retail banking (mass segment)	Distressed assets management	Investment banking and unallocated	Total
Segment assets	1,683,750	11,793,400	2,174,519	3,175,809	9,175,977	28,003,455
including
Loans to customers, net	1,683,750	11,793,400	1,813,074	2,989,295	—	18,279,519
- loans to customers, gross	1,700,854	11,858,108	1,936,436	5,921,378	—	21,416,776
- allowance	(17,104)	(64,708)	(123,362)	(2,932,083)	—	(3,137,257)
Other financial statements items	—	—	361,445	186,514	9,175,977	9,723,936

	10,158,469	7,373,051	421,370	—	4,725,746	22,678,636
Segment liabilities
including
Customer accounts	10,158,469	7,373,051	149,323	—	—	17,680,843
Other financial statements items	—	—	272,047	—	4,725,746	4,997,793

53

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

23.	Segment analysis (Continued)

Segment information for profit and loss of the reportable operating segments of the Group for 2012 analysed by the management of the Group is set out below:

2012	Corporate banking	Retail banking (VIP and wealth clients)	Retail banking (mass segment)	Distressed assets management	Investment banking and unallocated	Total
Interest income	1,530,367	306,904	484,884	288,666	271,002	2,881,823

Interest expense	(438,397)	(698,051)	(7,746)	—	(461,053)	(1,605,247)

Transfers	(617,183)	772,203	(170,300)	(429,703)	444,983	—

Net interest income	474,787	381,056	306,838	(141,037)	254,932	1,276,576

Net fee and commission income	127,496	129,279	231,828	—	62,166	550,769

Trading income	599	9,453	356	—	24,367	34,775

Operating expenses and other income/expenses	(290,748)	(460,781)	(320,538)	(35,803)	(12,113)	(1,119,983)

Allowances	(42,189)	(68,253)	(124,916)	—	(79,707)	(315,065)

Segment result	269,945	(9,246)	93,568	(176,840)	249,645	427,072

Income taxes	—	—	(21,888)	—	(127,962)	(149,850)

Profit/(loss) for the year	269,945	(9,246)	71,680	(176,840)	121,683	277,222

Capital expenditure is not included into the segment information reviewed by the Management Board of the Group. Capital expenditure represents additions to non-current assets other than financial instruments, deferred tax assets, post-employment benefit assets and rights arising under insurance contracts.

Revenues for each individual country are not reported to the chief operational decision maker as they are mainly represented by revenues from Ukraine, including revenues from off-shore companies of Ukrainian customers, based on the domicile of the customer. Revenues from other countries comprise interest income and fee and commission income and do not exceed 10% of total revenues of the Bank.

Capital expenditure comprising additions to non-current assets other than financial instruments is represented by assets located in Ukraine.

The Group has no customer for which the revenue represents 10% or more of the total revenues.

54

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

24.	Interest income and expense

	2013	2012
		(restated)
Interest income
Loans to customers
- legal entities	1,868,156	1,736,533
- individuals	1,247,276	810,080
Securities	367,992	311,079
Due from other banks	89,450	24,131

Total interest income	3,572,874	2,881,823

Interest expense
Individuals
- term deposits	(956,530)	(682,030)
- current accounts	(12,355)	(18,954)
Legal entities
- term deposits	(247,805)	(275,679)
- current accounts	(215,126)	(158,040)
Eurobonds issued	(221,995)	(239,291)
Loans from the NBU	(80,228)	(97,351)
Subordinated debt	(58,458)	(76,661)
Due to other banks	(30,489)	(36,911)
Other borrowed funds	(24,631)	(20,316)
Bonds issued by the Group	(117)	(14)

Total interest expense	(1,847,734)	(1,605,247)

Net interest income	1,725,140	1,276,576

25.	Fee and commission income and expense

	2013	2012
		(restated)
Payment cards	378,283	299,011
Servicing loans, including under cooperation agreements	363,081	230,434
Settlement transactions with customers	128,186	74,793
Conversion operations	88,595	67,981
Documentary operations	66,273	38,738
Cash deposits and withdrawals	24,188	21,104
Fiduciary activities	1,215	1,081
Other	3,827	4,680

Fee and commission income	1,053,648	737,822

Payment cards	(218,309)	(155,158)
Fee expenses on cooperation agreements	(18,724)	(6,257)
Purchase and collection of cash	(17,245)	(9,758)
Servicing loans	(10,649)	(8,730)
Settlement transactions	(9,195)	(2,411)
Documentary operations	(2,891)	(1,008)
Fiduciary activities	(943)	(474)
Other	(637)	(3,257)

Fee and commission expense	(278,593)	(187,053)

Net fee and commission income	775,055	550,769

55

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

26.	Other income

	2013	2012 (restated)
Penalties received	23,316	9,378
Other rental income	11,042	8,294
Rental income from investment properties (Note 11)	8,414	5,825
Income from disposal of property and equipment	4,040	—
Gains from sale of other assets	1,984	—
Gain from sale of precious metals	1,354	2,548
Other income	12,911	11,219

Total other income	63,061	37,264

27.	Operating expenses

	2013	2012 (restated)
Salary, employee benefits and compulsory contributions to State funds	735,067	674,284
Depreciation and amortisation (Note 11)	131,392	122,743
Advertising, entertainment expenses	96,161	99,352
Contributions to Individuals Deposits Guarantee Fund	82,793	50,550
Maintenance of premises and equipment	82,311	71,545
Lease of premises	64,486	63,364
Communication	41,539	29,646
Audit, legal, consulting services	19,706	44,367
State duties and taxes, other than on income	17,154	16,247
Security services	10,066	10,940
Staff training	8,757	3,252
Provision/ (reversal of provision) for impairment of other assets (Note 12)	5,795,	2,418
Charitable contributions	764	832
Losses from loans sale	—	8,664
Other	92,664	68,129

Total operating expenses	1,388,655	1,266,333

Included in salary, employee benefits and compulsory contributions to State funds is the unified social tax in the amount of UAH 153,336 thousand (2012: UAH 134,409 thousand). In accordance with the Ukrainian legislation, the unified social tax is implemented, with further allocation of contributions between the respective state social funds. Pension contributions are made to the State Pension Fund which is a defined contribution plan. The contribution to the State Pension Fund comprises 90.2174% of the unified social tax, amounting to UAH 138,336 thousand in 2013 (2012: UAH 121,260 thousand).

56

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

28.	Income taxes

Income tax expense was comprised of the following:

	2013	2012
		(restated)
Current tax charge	44,440	71,892
Deferred tax expense	89,176	77,958

Income tax expense for the year	133,616	149,850

The income of the Group for 2013 is taxable at the rate of 19% (2012: 21%). In accordance with the Ukrainian Tax Code, corporate income tax rate will decrease: 18% in 2014, 17% in 2015, 16% effective from 1 January 2016. The reconciliation between the expected and the actual income tax expense is provided below:

	2013	2012
		(restated)
Profit before income tax expense	688,369	427,072

Theoretical tax charge at the applicable statutory rate	130,790	89,685
Tax effect of items which are not deductible or assessable for taxation purposes:
- Income assessable for tax purposes only	532	7,865
- Tax-free income	—	—
- Non-deductible expenses	6,867	15,770
- Expenses assessable for tax purposes only	—	(3,149)
- Correction of the current income tax in the previous periods	(14,531)	6,776
- Exchange rate differences on recognition of current and deferred income tax	—	(8)
- Other non-temporary differences	1,256	15,637
- Change in income tax amount for income tax rate applicable in future	8,702	17,274

Income tax expense for the year	133,616	149,850

The differences between the national and IFRS taxation result in specific temporary differences arising between the carrying values of some assets and liabilities for the purposes of financial reporting and their tax bases. The tax effect of changes in such temporary differences shall be accounted for at the income tax rates expected to be applied in the period of realization of such differences.

Deferred tax assets and liabilities as at 31 December 2013 and 31 December 2012 and their movements for the respective years are as follows:

	31 December 2012	Credited/ (charged) to other comprehensive income	Credited/ (charged) to statement of income	31 December 2013
Tax effect of deductible and taxable temporary differences
Allowances for loan impairment and credit related commitments	(202,247)	—	(90,888)	(293,135)
Investment securities available for sale	12,571	1,443	14,178	28,192
Property and equipment and investment property	(22,882)	—	(6,250)	(29,132)
Accrued interest and commission income	139,331	—	(7,972)	131,359
Accrued interest and commission expense	(6,442)	—	2,862	(3,580)
Other	17,613	—	3,904	21,517

Estimated net deferred tax liability	(62,056)	1,443	(84,166)	(144,779)

Tax losses carry forward	16,103	—	(5,010)	11,093

Net deferred tax (liability) / asset	(45,953)	1,443	(89,176)	(133,686)

57

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

28.	Income taxes (Continued)

	31 December 2011	Credited/ (charged) to other comprehensive income	Credited/ (charged) to statement of income	31 December 2012
Tax effect of deductible and taxable temporary differences
Allowances for loan impairment and credit related commitments	(215,522)	—	13,275	(202,247)
Investment securities available for sale	88,929	12,565	(88,923)	12,571
Property and equipment and investment property	(25,915)	(1,010)	4,043	(22,882)
Accrued interest and commission income	143,144	—	(3,813)	139,331
Accrued interest and commission expense	(11,581)	—	5,139	(6,442)
Subordinated debt	(1,277)	—	1,277	—
Other	15,647	—	1,966	17,613

Estimated net deferred tax liability	(6,575)	11,555	(67,036)	(62,056)

Tax loss carry forward	27,025	—	(10,922)	16,103

Net deferred tax asset / (liability)	20,450	11,555	(77,958)	(45,953)

29.	Risk management

Introduction

Risk is inherent in the Group’s activities but it is managed through a process of ongoing identification, measurement and monitoring, subject to risk limits and other controls. The process of risk management is critical to the Group’s continuing profitability, and each individual within the Group is accountable for the risk exposures relating to his or her responsibilities. The Group is exposed to credit risk, liquidity risk and market risk, the latter being subdivided into trading and non-trading risks. It is also subject to operating risks.

As PJSC “BRC” was acquired by the Group in late 2013, the Group currently develops risk consolidated management policies. Risk management policies disclosed in this note are those used by the Bank.

The independent risk control process does not include business risks such as changes in the environment, technology and industry. They are monitored through the Bank’s strategic planning process.

Risk Management Process

The risk management policy, monitoring and control are conducted by a number of specialised bodies and units within the Bank. The unit most actively involved in such management is the Risk Management Division of the Bank subordinated to the Deputy Chairman of the Management Board on Risks and reporting to the Bank Management Board, Credit Council of the Bank and the Assets and Liabilities Management Committee of the Bank and the Committee on Operational Risk Management of the Bank.

Supervisory Board of the Bank

The Supervisory Board of the Bank has the highest degree of authority with respect to the Bank’s and Bank’ risk management, and is empowered through the Bank’s Charter to approve any transactions on behalf of the Bank for amounts in excess of USD 150,000 thousand (UAH 1,198,950 thousand in the equivalent as at 31 December 2013).

Management Board

The Management Board of the Bank is generally responsible for the activities of the Bank, including those relating to risk management. The Management Board of the Bank delegates its powers with respect to the overall asset and liability management to the Assets and Liabilities Management Committee of the Bank, authorities on operational risk management – to the Committee On Operational Risk Management of the Bank and approves the composition of these Committees. In addition, the Management Board of the Bank is responsible for development and preliminary approval of the Bank’s credit policy, before the final approval by the Supervisory Board of the Bank.

58

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

29.	Risk management (Continued)

Credit Council of the Bank

The Credit Council of the Bank approves loans issued with the maximum credit exposure of USD 150,000 thousand (UAH 1,198,950 thousand in the equivalent as at 31 December 2013) and sets limits on interbank deals. A representative of the shareholders is a member of the Credit Council of the Bank. The decisions taken by the Credit Council of the Bank in terms of the projects which maximum credit exposures exceed USD 20,000 thousand (UAH 159,860 thousand in the equivalent as at 31 December 2013) shall become valid if four positive votes are in place, one being of the Credit Council’s member from the Supervisory Board of the Bank. The decisions taken by the Credit Council in terms of the projects which maximum credit exposures are below USD 20,000 thousand (UAH 159,860 thousand in the equivalent as at 31 December 2013) shall become valid if four positive votes are in place, one being of the Credit Council’s member from the Supervisory Board or of an external expert (a representative of the shareholder). The Council meets twice a week.

Credit Committee of the Bank

The Credit Committee is responsible for the decision on restructuring and issue of loans with a maximum credit exposure of USD 3,000 thousand (UAH 23,979 thousand in the equivalent as at 31 December 2013) irrespectively of collateral. Also, the Credit Committee of the Bank approves issuance of loans which bear no credit risk covered by cash collateral with a maximum credit exposure of USD 10,000 thousand (UAH 79,930 thousand in the equivalent as at 31 December 2013). The Committee meets several times per week when the need arises.

Assets and Liabilities Management Committee of the Bank

The Assets and Liabilities Management Committee is responsible for managing the Bank’s assets and liabilities and the overall financial structure. It is also primarily responsible for monitoring the interest rate, currency and liquidity risks of the Bank.

Operational Risk Management Committee of the Bank

Operational Risk Management Committee of the Bank is responsible for operational risk management with the aim to decrease operational losses, banking processes, systems and technologies improvement, approval and implementation of measures aimed at assurance of going concern of the Bank.

For the purpose of operative management and reactions on noted operational risks and managing factors of operational risks, the Bank established five subcommittees based on the Operational Risk Management Committee.

Subcommittee “Personnel”

Subcommittee “Personnel” analyses matters on intentional and unintentional actions of personnel, errors made by personnel, qualification and personnel sufficiency assessment etc.

Subcommittee “Processes”

Subcommittee “Processes” analyses matters of processes organization, quality of communications, existing processes effectiveness and necessity of optimization.

Subcommittee “External factors”

Subcommittee “External factors” analyses matters of intentional actions by the third parties, liquidation of repercussions of force majeure and intentional the Banks’s reputation spoil.

Subcommittee “Systems”

Subcommittee “Systems” analyses IT systems quality matters, unified understanding of IT risks and development of balanced decisions as to IT risks taking into consideration of specifics and interests of business units of the Bank.

Subcommittee “Informational security”

Subcommittee “Informational security” considers matters of development of IT security management system, development of IT risks management culture, IT incidents management.

Risk Management Division of the Bank

The Risk Management Division is responsible for the development of the credit risk management methodologies, procedures and reporting allowing the Bank to perform quantitative assessment of credit, interest, currency, operational and liquidity risks. This business unit is responsible for implementation of procedures related to risks management. Risk Management Division of the Bank performs current control of mentioned above risks on a permanent basis and controls execution of decisions made by Credit bodies of the Bank, Assets and Liabilities Management Committee of the Bank, Operational Risk Management Committee.

59

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

29.	Risk management (Continued)

Risk measurement and reporting systems

The Bank’s risks are measured using a method which reflects both the expected loss likely to arise in normal circumstances and unexpected losses, which are an estimate of the ultimate actual loss based on statistical and expert’s models. The models make use of probabilities derived from historical experience, adjusted to reflect current economic environment. The Bank also runs worst case scenarios that would arise in the case that extreme events which are unlikely to occur do, in fact, occur.

Risk monitoring and control are primarily performed based on the limits established by the Bank. These limits reflect the business strategy and market environment of the Bank as well as the level of the risk that the Bank is willing to accept, with additional emphasis on selected industries. In addition, the Bank monitors and measures the overall risk bearing capacity in relation to the aggregate risk exposure across all risk types and activities. Information compiled from all the businesses is examined and processed in order to analyse, control and early identify the risks. This information is presented and explained to the Management Board of the Bank, Assets and Liabilities Management Committee of the bank, Operational Risk Management Committee of the Bank, Credit Council of the Bank and the head of each respective business division. The report includes the information on the aggregate credit exposure, credit metric forecasts, hold limit exceptions, liquidity and interest rate risks and risk profile changes, information on operational risk. On a monthly basis, detailed reporting of liquidity, currency, interest and operational rate risks, industry, customer and geographic risks is prepared. The senior management assesses the appropriateness of the allowance for credit losses on a quarterly basis.

Risk mitigation

As part of its overall financial risk management process, for the purpose of interest, currency, credit and liquidity risks management the Bank uses a system of limits and restrictions that ensures that actual risk measures are at level that do not exceed the Bank’s tolerance to those risks.

The Bank actively uses collateral to reduce its credit risks (see below for more detail).

To mitigate market risks the Bank may use derivatives to a limited extent.

Credit risk

The Bank takes on exposure to credit risk, which is the risk that a counterparty will be unable to pay amounts in full when due. The Bank structures the levels of credit risk it undertakes by placing limits on the amount of risk accepted in relation to one borrower, or Banks of borrowers. Such risks are monitored on a revolving basis and subject to a regular review. Limits on the level of credit risk by borrower are approved regularly by the Credit Council of the Bank and Credit Committee of the Bank.

Exposure to credit risk is managed through regular analysis of the ability of borrowers and potential borrowers to meet interest and principal repayment obligations and by changing these lending limits where appropriate. Exposure to credit risk is also managed, in part, by obtaining collateral and corporate guarantees.

Derivative financial instruments

Credit risk arising from derivative financial instruments is, at any time, limited to those with positive fair values, as recorded in the consolidated statement of financial position.

Credit-related commitments risks

The Bank makes available guarantees and letters of credit to its customers which may require that the Bank make payments on their behalf. They expose the Bank to similar risks to loans and these are mitigated by the same control processes and policies.

The maximum exposure to credit risk for the components of the consolidated statement of financial position, including derivatives before the effect of mitigation through the use of master netting or collateral agreements, is shown in their carrying values as accurately as possible.

If recorded at fair value, their carrying values represent the current credit risk exposure but not the maximum risk exposure that could arise in future as a result of changes in values.

For more detail on the maximum exposure to credit risk for each class of financial instruments, references shall be made to the specific notes. The effect of collateral and other risk mitigation techniques is shown below.

60

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

29.	Risk management (Continued)

Credit quality of financial assets

The credit quality of financial assets is managed by using both external and the Bank’s internal credit ratings. The credit quality by class of asset for loan-related statement of financial position lines, based on the external ratings and the Bank’s credit rating system is presented in Note 8, Note 9 and Note 10.

Impairment assessment

The main considerations for the loan impairment assessment include whether any payments of principal or interest are overdue by more than 30 days or there are any known difficulties in the cash flows of counterparties, credit rating downgrades, or infringement of the original terms of the contract. The Bank addresses impairment assessment in two areas: individually assessed allowances and collectively assessed allowances.

Individually assessed allowances

The Bank determines the allowances appropriate for each individually significant loan on an individual basis. The items considered when determining the allowance amounts include the feasibility of the counterparty’s business plan, its ability to improve the performance once a financial difficulty has arisen, projected receipts and the expected dividend payment in case of bankruptcy, the availability of other financial support, the realisable value of collateral, and the timing of the expected cash flows. The impairment losses are evaluated at each reporting date, unless any unforeseen circumstances require more careful attention.

Collectively assessed allowances

Allowances are assessed collectively for losses on loans to customers that are not individually significant (including credit cards, residential mortgages and unsecured consumer lending) and for individually significant loans where there is no yet objective evidence of impairment. The allowances are evaluated at each reporting date, with each portfolio receiving a separate review. The collective assessment takes account of the impairment that is likely to be present in the portfolio even though there is no yet any objective evidence of impairment in an individual assessment. The impairment losses are estimated by taking into consideration the following information: historical losses on the portfolio, current economic conditions, the appropriate delay between the time the loss is likely to have been incurred and the time it will be identified as requiring an individually assessed impairment allowance, and expected receipts and recoveries once impaired. The impairment allowance is then reviewed by the credit management to ensure its alignment with the Bank’s overall policy.

Financial guarantees and letters of credit are assessed based on the methods applied for loans; when the loss is considered probable, provisions are recorded against other credit related commitments.

Liquidity risk and funding management

Liquidity risk is the risk that the Bank will be unable to discharge its payment obligations when due in the course of usual economic activity and under stress circumstances. To limit this risk, the management has ensured diversified funding sources in addition to the Bank’s core deposit base, manages assets in compliance with its liquidity principles and monitors future cash flows and liquidity on a daily basis.

During the crisis period, the Bank, with the view to ensuring proper discharge of both its own and clients’ obligations, has implemented the policy aimed at maintaining the liquid assets at the level sufficient to cover any unplanned withdrawal of a part of the client deposits placed with the Bank as a precaution against further deterioration in the economic situation. The liquidity risk is measured by the Bank by using the gap analysis and forecasts of the expected future cash flows during a 1-year term. In addition, the stress tests scenarios are applied to the forecasted future cash flows developed based on the statistical data of the Ukrainian banks’ results under the conditions of the financial crisis.

61

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

29.	Risk management (Continued)

In addition, the liquidity position is assessed and managed by the Bank based on certain liquidity ratios established by the NBU. As at 31 December, these ratios were as follows:

Ratio	2013, %	2012, %
N4 “Instant Liquidity Ratio” (cash and balances on correspondent accounts / liabilities repayable on demand) (minimum required by the NBU – 20%)	38.49	44.18

N5 “Current Liquidity Ratio” (assets receivable or realisable within 31 days / liabilities repayable within 31 days) (minimum required by the NBU – 40%)	66.80	70.49

N6 “Short-term Liquidity Ratio” (certain assets with original maturity up to 1 year / liabilities with original maturity up to 1 year including off-balance sheet commitments) (minimum required by the NBU – 60%)	82.06	84.64

Analysis of financial liabilities by remaining contractual maturities

The table below summarises the maturity profile of the Bank’s financial liabilities at 31 December 2013 based on contractual undiscounted repayment obligations. Repayments which are subject to notice are treated as if notice were to be given immediately. However, the Group expects that many customers will not request repayment on the earliest date the Group could be required to pay and the table does not reflect the expected cash flows indicated by the Bank’s deposit retention history.

At 31 December 2013	Up to 1 month	From 1 to 3 months	From 3 to 6 months	From 6 to 12 months	More than 12 months	Total
Due to the National Bank of Ukraine	7,802	313,147	16,195	32,390	891,674	1,261,208
Due to other banks	1,804,991	372,200	—	—	—	2,177,191
Derivative financial instruments:	46,228	1,832	504	—	—	48,564
Customer accounts	10,992,382	2,157,524	4,039,971	3,868,686	491,282	21,549,845
Eurobonds issued	—	52,415	56,732	2,133,450	—	2,242,597
Bonds issued	—	—	113	—	—	113
Other borrowed funds	5,552	10,258	15,270	41,636	19,809	92,525
Other financial liabilities	126,303	8,288	5,963	6,653	6,351	153,558
Subordinated debt	9,676	8,933	14,125	285,956	297,086	615,776

Total undiscounted financial liabilities	12,992,934	2,924,597	4,148,873	6,368,771	1,706,202	28,141,377

62

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

29.	Risk management (Continued)

At 31 December 2012	Up to 1 month	From 1 to 3 months	From 3 to 6 months	From 6 to 12 months	More than 12 months	Total
Due to the National Bank of Ukraine	8,045	16,089	24,134	48,267	1,305,756	1,402,291
Due to other banks	1,253,566	1,479	5,413	4,438	74,195	1,339,091
Derivative financial instruments:	1,856	—	—	—	—	1,856
Customer accounts	8,957,937	2,405,608	2,381,879	3,938,129	682,559	18,366,112
Eurobonds issued	18,500	36,999	55,499	110,998	2,240,132	2,462,128
Bonds issued	—	—	7	7	105	119
Other borrowed funds	407	271	5,071	5,516	84,826	96,091
Other financial liabilities	28,844	—	—	—	—	28,844
Subordinated debt	5,022	8,874	13,438	26,750	618,473	672,557

Total undiscounted financial liabilities	10,274,177	2,469,320	2,485,441	4,134,105	5,006,046	24,369,089

The table below shows the contractual expiry of the Group’s financial commitments and contingencies.

	Up to 1 month	From 1 to 3 months	From 3 to 6 months	From 6 to 12 months	More than 12 months	Total
2013	50,101	845,408	386,438	1,779,563	268,574	3,330,084
2012	41,973	704,944	285,192	376,524	302,186	1,710,819

Financial commitments and contingences include guarantees, letters of credit and credit limits on overdrafts, with the expected draw-down at any time starting from the reporting date till the date of contractual expiry. The Group expects that not all of the contingent liabilities or commitments will be drawn before the expiry of the commitments.

63

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

29.	Risk management (Continued)

The table below shows the analysis of carrying values of assets and liabilities according to when they are expected to be recovered or settled as at 31 December 2013:

	Up to 1 month	From 1 to 3 months	From 3 to 6 months	From 6 to 12 months	More than 12 months	Total
Assets
Cash on hand and in transit	1,336,850	—	—	—	—	1,336,850
Balance with the National Bank of Ukraine	1,610,912	—	—	—	—	1,610,912
Due from other banks	1,548,372	370,473	184,464	4,514	14,609	2,122,432
Loans to customers	2,105,093	3,013,958	2,442,510	7,499,402	6,802,260	21,863,223
Investment securities in the trading portfolio	317,915	—	28,472	—	—	346,387
Investment securities available for sale	768,008	227,318	—	619,412	1,230,822	2,845,560
Other financial assets	242,593	11,249	—	—	—	253,842

Total financial assets	7,929,743	3,622,998	2,655,446	8,123,328	8,047,691	30,379,206

Liabilities
Due to the National Bank of Ukraine	21,972	342,339	63,510	127,019	508,076	1,062,916

Due to other banks	982,354	370,597	—	—	—	1,352,951
Customer accounts	10,980,079	2,067,135	3,886,481	3,681,627	452,233	21,067,555
Eurobonds issued	—	—	—	1,989,283	—	1,989,283
Bonds issued	—	—	109	—	—	109
Other borrowed funds	5,701	10,246	15,683	40,961	18,348	90,939
Subordinated debt	5,206	—	701	263,688	259,567	529,162
Other financial liabilities	172,531	10,120	6,467	6,653	6,351	202,122

Total financial liabilities	12,167,843	2,800,437	3,972,951	6,109,231	1,244,575	26,295,037

Liquidity gap arising from financial instruments	(4,238,100)	822,561	(1,317,505)	2,014,097	6,803,116	4,084,169

The maturity analysis does not reflect the historical stability of current liabilities. Their realisation historically took place within the period exceeding the one indicated in the table above. These balances are included in the table above as the amounts with the maturity dates in the period of up to 1 month.

64

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

29.	Risk management (Continued)

The table below shows the analysis of carrying values of assets and liabilities according to when they are expected to be recovered or settled as at 31 December 2012:

	Up to 1 month	From 1 to 3 months	From 3 to 6 months	From 6 to 12 months	More than 12 months	Total
Assets
Cash on hand and in transit	718,992	—	—	—	—	718,992
Balance with the National Bank of Ukraine	1,544,400	—	—	—	—	1,544,400
Due from other banks	2,025,888	184,188	72,357	649	22,347	2,305,429
Loans to customers	2,242,881	3,386,457	1,472,164	4,078,899	7,099,118	18,279,519
Investment securities in the trading portfolio	373,793	—	—		—	373,793
Investment securities available for sale	1,519	820,923	433,116	402,947	1,365,175	3,023,680
Other financial assets	105,863	—	—	—	—	105,863

Total financial assets	7,013,336	4,391,568	1,977,637	4,482,495	8,486,640	26,351,676

Liabilities
Due to the National Bank of Ukraine	—	—	—	—	1,016,153	1,016,153
Due to other banks	1,078,250	9,999	3,194	—	68,281	1,159,724
Customer accounts	8,775,810	1,196,940	1,206,864	5,341,003	1,160,226	17,680,843
Eurobonds issued	—	—	—	—	1,972,640	1,972,640
Bonds issued	—	—	3	—	105	108
Other borrowed funds	348	165	4,728	4,643	84,753	94,637
Subordinated debt	4,223	—	—	—	523,401	527,624
Other financial liabilities	30,700	—	—	—	—	30,700

Total financial liabilities	9,889,331	1,207,104	1,214,789	5,345,646	4,825,559	22,482,429

Liquidity gap arising from financial instruments	(2,875,995)	3,184,464	762,848	(863,151)	3,661,081	3,869,247

The maturity analysis does not reflect the historical stability of current liabilities. Their realisation historically took place within the period exceeding the one indicated in the table above. These balances are included in the table above as the amounts with the maturity dates in the period of up to 1 month.

The Bank’s ability to repay its liabilities depends on its ability to attract the equivalent amount of assets within the same period of time. The current volume of liquid assets will enable the Bank to operate in a stable manner even under a situation when there may be a partial withdrawal of clients’ deposits from the Bank and in case of further deterioration of the economic situation.

The management believes that in spite of a substantial portion of the customers accounts being on demand, the diversification of these deposits by number and type of depositors, and the past experience of the Bank would indicate that these customer accounts provide a long-term and stable source of funding for the Bank.

Included in customer accounts are term deposits of individuals. Pursuant to the Ukrainian legislation, the Bank is obliged to repay such deposits upon the depositor’s demand (Note 15).

Market risk – Non-trading

Market risk is the risk that the fair value or future cash flows of financial instruments will fluctuate due to changes in market variables such as interest rates, exchange rates and other prices. The Bank manages its exposures to market risk for non-trading portfolios. Non-trading positions are managed and monitored using the sensitivity analysis.

Interest rate risk

Interest rate risk is a potential menace of losses incurrence, decrease in income or decrease in cost of capital of the Bank as a result of unfavorable changes in interest rates in the market. The risk appears primarily as a result of differences in maturity terms of assets and liabilities of the Bank by terms of sensitivity to changes in interest rates. Thus, interest rate risk is the result of unbalanced structure of consolidated statement of financial position by assets and liabilities by residual term to re-pricing date that are sensitive to changes in interest rates.

65

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

29.	Risk management (Continued)

The sensitivity of the statement of income is the effect of the assumed changes in interest rates on the net interest income for one year, based on the floating interest rate of the non-trading financial assets and financial liabilities held at 31 December, taking into account the re-pricing periods according to the contractual terms on the respective assets and liabilities.

To assess interest risk the Bank uses gap analysis of interest-bearing assets and liabilities, performs analysis of sensitivity of interest-bearing assets and liabilities to changes in interest rates.

Interest risk control is performed in accordance to the report of spread and margin changes.

The Group assess interest rate risk by scenario of parallel shift of yield curve towards the increase in interest rates by 100 bpp in major currencies (UAH, USD, EUR). As at 31 December 2013 the Group is exposed to interest rate risk, whose realization may impact net interest income within 1-year horizon – a possible decrease by UAH 66,206 thousand (2012 – decrease by UAH 38,414 thousand).

The Group assesses the above level of the interest rate risk as acceptable and controllable, which is not to affect significantly the Bank’s yield and stable financial position. Interest rates are set by the Tariff Commercial Committee of the Bank taking into consideration transfer interest rates and cost of risks set by the Bank’s Assets and Liabilities Management Committee. In accordance with internal policies of the Bank, the delegation of authority regarding the change of interest rates is established. Control over transactions effectiveness with interest-bearing instruments is performed by the Tariff Commercial Committee of the Bank on a monthly basis.

Currency risk

Currency risk is the risk that the value of a financial instrument will fluctuate due to changes in foreign exchange rates.

The Group performs currency risk assessment using Value-at-Risk assessment methodology (VaR) taking into consideration recommendations of International Convergence of Capital Measurement and Capital Standards, June 2006 and Revision to Basel II market risk framework, December 2010. VaR allows to assess maximum possible extent of losses with set confidence level for a certain period of time.

The Bank performs VaR calculation using historical modelling method so as to assess currency risk in normal and stressed conditions of financial market development. VaR calculation is based on 251 days disregarding historical data on market currency rates; calculation period during which the Group would be probably able to close open foreign currency positions is 10 days and one-sided confidence level is 99%.

Historical VaR calculation for normal conditions of financial market development is made in six stages:

•	250-days change in currency rates calculation based on 251 days historical data;

•	Hypothetical daily gains and losses calculation using daily currency rates;

•	Aggregation of all the hypothetical gains and losses for each separate day by all open positions in foreign currencies and banking metals;

•	VaR – is 99% percentile selected for 250-days hypothetical aggregated gains and losses;

•	Determination of 10-days VaR by means of one-day VaR scaling using the square root from time rule;

•	Determination of the higher of: 10-days VaR for a previous day and average one-day VaR value for the last 60 days multiplied by the sum of figure “3” and additional “1” in accordance with Basel recommendations.

Historical VaR calculation for stressed conditions of financial market development (stressed VaR) is performed similarly to historical VaR calculation for normal conditions of financial market development. Herewith, output data for 250-days changes in currency rates calculation are 251 values of non-weighted historical data on market currency rates observable during 2008-2009.

The sum of historical VaR for normal stressed conditions of financial market development is the assessment of currency risk of the Bank.

66

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

29.	Risk management (Continued)

Disregarding the fact that VaR allows to accept a currency risk assessment, it is necessary to consider following shortages of the method, such as:

•	The use of past currency and banking metals exchange rates does not allow to fully estimate possible currency and banking metals rates fluctuations in the future

•	The use of 10-days calculation period stipulates that all the open positions in foreign currencies and banking metals may be closed during 10 trading days. This estimation may inexactly reflect currency risk value in the periods of diminishing market liquidity whereby the period of positions closure by the Bank may increase;

•	The use of 99% one-sided confidence level does not allow to estimate volume of losses expected with 1% probability;

•	VaR calculation is performed based on open positions of the Group in foreign currencies and banking metals as at the end of the day and may not reflect the risk that the Group accepts during the day.

The results of currency risk calculation using VaR method as at 31 December 2013 are as follows:

Index	2013	2012
Currency risk without diversification consideration:
USD	154,985	64,277
EUR	3,266	53
RUR	6,129	565
Other currencies	1,861	6,650

Total currency risk without diversification	166,241	71,545

Diversification effect	(21,973)	(13,426)

Currency risk with diversification consideration	144,268	58,119

Currency risk assessment model based on VaR methodology was approved in 2013. The model allows to consider probabilities of characteristics of currency risk realization based on historical currency exchange rates behavior and to assess more adequately value of income and equity exposed to currency risk. To align comparatives with 2013 disclosures, currency risk calculation results using VaR method as at 31 December 2012 are presented based on the methodology approved in 2013.

Data presented above is based on internal managerial reporting of the Group based on executive IFRS accounting data.

Since VaR model is an integral part of the Group strategy in currency risk management, currency risk value calculated based on VaR model is monitored daily.

Assets and Liabilities Committee of the Bank examines the results of currency risk assessment on monthly basis.

Operational risk

The Bank calculates value of accepted operational risk – “risk appetite” – on an annual basis.

Risk appetite value is approved by Operational Risk Management Division. Risk appetites values set in the Bank are as follows:

Index	2013	2012
Operational risk appetite	6,994	7,993

Calculation of actual losses caused by operational risks and monitoring of the Group’s compliance with the set “risk appetite” is performed on a monthly basis.

Based on 2013 and 2012 results, the “risk appetite” value set was not exceeded and actual losses were in the “green” zone (low level of risk) during the entire year.

67

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

30.	Fair value measurements

Fair value of financial assets and liabilities not carried at fair value

Set out below is the comparison by class of the carrying amounts and fair values of the Group’s financial instruments that are carried at amortised cost in the financial statements. The table does not include the fair values of non-financial assets and non-financial liabilities.

	2013			2012
	Carrying value	Fair value	Unrecognized gain/(loss)	Carrying value	Fair value	Unrecognized gain/(loss)
Financial assets
Cash on hand	1,336,850	1,336,850	—	718,992	718,992	—
Balance with the National Bank of Ukraine	1,610,912	1,610,912	—	1,544,400	1,544,400	—
Due from other banks
- Current accounts and overnight deposits	1,347,157	1,347,157	—	1,967,345	1,967,345	—
- Term deposits with other banks	775,275	775,275	—	338,084	338,084	—
Loans to customers
- Corporate loans	16,322,932	15,648,469	(674,463)	13,718,976	12,379,080	(1,339,896)
- Mortgage loans	1,340,405	1,212,822	(127,583)	1,799,140	1,592,714	(206,426)
- Car loans	372,137	378,008	5,871	468,098	438,005	(30,093)
- Consumer loans	3,169,918	3,169,918	—	2,020,543	2,020,543	—
- Other loans (overdrafts)	657,831	657,831	—	272,762	272,762	—

Financial liabilities
Due to the National Bank of Ukraine	1,062,916	1,062,916	—	1,016,153	1,016,153	—
Due to other banks
- Current accounts of other banks	411,637	411,637	—	787,844	787,844	—
- Term deposits of other banks	884,004	884,004	—	371,880	371,880	—
- Repo agreements with other banks	57,310	57,310	—	—	—	—
Customer accounts
- legal entities	9,704,305	9,641,648	62,657	7,392,430	7,376,876	15,554
- individuals	11,363,250	11,019,744	343,506	10,288,413	10,012,001	276,412
Eurobonds issued	1,989,283	1,972,729	16,554	1,972,640	2,041,386	(68,746)
Bonds issued	109	112	(3)	108	105	3
Other borrowed funds	90,939	90,939	—	94,637	94,637	—
Subordinated debt	529,162	537,298	(8,136)	527,624	527,772	(148)

Total unrecognized change in unrealized fair value			(381,597)			(1,353,340)

68

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

30.	Fair value measurements (Continued)

The following describes the methodologies and assumptions used to determine the fair values for those financial instruments which are not already recorded at fair value in the consolidated financial statements.

Assets for which fair value approximates carrying value

For the financial assets and financial liabilities that are liquid or have a short term maturity (less than three months), it is assumed that their carrying amounts approximate their fair values. This assumption is also applied to demand deposits, savings accounts without a specific maturity and variable rate financial instruments.

Fixed rate financial instruments

The fair value of fixed rate financial assets and liabilities carried at amortised cost is estimated by comparing market interest rates when they were first recognised with the current market rates offered for similar financial instruments. The estimated fair value of fixed interest bearing deposits is based on discounted cash flows using the prevailing money-market interest rates for debts with similar maturity. For quoted debt issued the fair values are calculated based on quoted market prices. For those notes issued where quoted market prices are not available, a discounted cash flow model is used based on a current interest rate yield curve appropriate for the remaining term to maturity.

Financial instruments recorded at fair value

All the assets and liabilities whose fair value is measured or disclosed in the consolidated financial statements are classified by fair value sources hierarchy level presented below on the lowest level input that is significant to the fair value measurement as a whole:

•	Level 1: quoted (unadjusted) market prices in active markets for identical assets or liabilities;

•	Level 2: techniques for which all inputs which have a significant effect on the recorded fair value are observable, either directly or indirectly; and

•	Level 3: techniques which use inputs which have a significant effect on the recorded fair value that are not based on observable market data.

For assets and liabilities that are recognized in the consolidated financial statements on a recurring basis, the Group determines whether transfers have occurred between Levels in the hierarchy by re-assessing categorization (based on the lowest level input that is significant to the fair value measurement as a whole) at the end of each reporting period.

69

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

30.	Fair value measurements (Continued)

For the purpose of fair value disclosures, the Group has determined classes of assets and liabilities on the basis of the nature, characteristics and risks of the asset or liability and the level of the fair value hierarchy as explained above.

		Fair value measurement using
31 December 2013	Date of valuation	Level 1	Level 2	Level 3	Total
Assets measured at fair value
State bonds	31 December 2013	—	2,697,970	—	2,697,970
Corporate bonds	31 December 2013	—	86,898	—	86,898
Forward currency contracts	31 December 2013	—	33,852	—	33,852
Currency swap contracts	31 December 2013	—	52,222	—	52,222
NBU deposit certificates	31 December 2013	—	—	400,022	400,022
Property and equipment –premises	1 December 2011	—	—	1,051,141	1,051,141
Works of art	31 December 2012			9,108	9,108
Investment property	1 December 2011	—		82,939	82,939

Assets for which fair values are disclosed
Cash on hand and in transit	31 December 2013	—	—	1,336,850	1,336,850
Balance with the National Bank of Ukraine	31 December 2013	—	—	1,610,912	1,610,912
Due from other banks	31 December 2013	—	—	2,122,432	2,122,432
Loans to customers	31 December 2013	—	—	21,863,223	21,863,223
Shares	31 December 2013	—	—	7,057	7,057

Liabilities measured at fair value
Forward currency contracts	31 December 2013	—	(1,123)	—	(1,123)
Currency swap contracts	31 December 2013	—	(46,397)	—	(46,397)
Commodity swap contracts	31 December 2013	—	(659)	—	(659)
Forward contracts with securities	31 December 2013	—	(385)	—	(385)

Liabilities for which fair values are disclosed
Due to the National Bank of Ukraine	31 December 2013	—	—	1,062,916	1,062,916
Due to other banks	31 December 2013	—	—	1,352,951	1,352,951
Customer accounts	31 December 2013	—	—	21,067,555	21,067,555
Eurobonds issued	31 December 2013	—	—	1,989,283	1,989,283
Bonds issued	31 December 2013	—	—	109	109
Other borrowed funds	31 December 2013	—	—	90,939	90,939
Subordinated debt	31 December 2013	—	—	529,162	529,162

Information about changes of value of premises, work of art and investment property during 2013 disclosed in Note 11.

70

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

30.	Fair value measurements (Continued)

		Fair value measurement using
31 December 2012	Date of valuation	Level 1	Level 2	Level 3	Total
Assets measured at fair value
State bonds	31 December 2012	3,249,091	—	—	3,249,091
Corporate bonds	31 December 2012	—	141,325	—	141,325
Forward currency contracts	31 December 2012	—	8,789	—	8,789
Property and equipment –premises	1 December 2011	—	—	1,072,667	1,072,667
Works of art	31 December 2012	—	—	9,108	9,108
Investment property	1 December 2011	—	—	81,648	81,648

Assets for which fair values are disclosed
Cash on hand and in transit	31 December 2012	—	—	718,992	718,992
Balance with the National Bank of Ukraine	31 December 2012	—	—	1,544,400	1,544,400
Due from other banks	31 December 2012	—	—	2,305,429	2,305,429
Loans to customers	31 December 2012	—	—	18,279,519	18,279,519
Shares	31 December 2012	—	—	7,057	7,057

Liabilities measured at fair value
Forward currency contracts	31 December 2012	—	(1,714)	—	(1,714)
Currency swap contracts	31 December 2012	—	(142)	—	(142)

Liabilities for which fair values are disclosed
Due to the National Bank of Ukraine	31 December 2012	—	—	1,016,153	1,016,153
Due to other banks	31 December 2012	—	—	1,159,724	1,159,724
Customer accounts	31 December 2012	—	—	17,680,843	17,680,843
Eurobonds issued	31 December 2012	—	—	1,972,640	1,972,640
Bonds issued	31 December 2012	—	—	108	108
Other borrowed funds	31 December 2012	—	—	94,637	94,637
Subordinated debt	31 December 2012	—	—	527,624	527,624

71

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

30.	Fair value measurements (Continued)

		Fair value measurement using
31 December 2011	Date of valuation	Level 1	Level 2	Level 3	Total
Assets measured at fair value
State bonds	31 December 2011	2,057,426	14,639	—	2,072,095
Corporate bonds	31 December 2011	—	10,637	—	100,637
Forward currency contracts	31 December 2011	—	9,412	—	9,412
Currency swap contracts	31 December 2011	—	25,982	—	25,982
Commodity swap contracts	31 December 2011	—	357	—	357
NBU deposit certificates	31 December 2011	—	1,998,148	—	1,998,148
Property and equipment –premises	1 December 2011	—	—	1,103,387	1,103,387
Works of art	31 December 2012	—	—	2,813	2,813
Investment property	1 December 2011	—	—	70,667	70,667

Assets for which fair values are disclosed
Cash on hand and in transit	31 December 2011	—	—	645,402	645,402
Balance with the National Bank of Ukraine	31 December 2011	—	—	2,108,735	2,108,735
Due from other banks	31 December 2011	—	—	4,535,919	4,535,919
Loans to customers	31 December 2011	—	—	16,837,602	16,837,602
Shares	31 December 2011	—	—	7,057	7,057

Liabilities measured at fair value
Forward currency contracts	31 December 2011	—	(3,486)	—	(3,486)
Currency swap contracts	31 December 2011	—	(16,322)	—	(16,322)

Liabilities for which fair values are disclosed
Due to the National Bank of Ukraine	31 December 2011	—	—	1,016,157	1,016,157
Due to other banks	31 December 2011	—	—	453,301	453,301
Customer accounts	31 December 2011	—	—	20,297,649	20,297,649
Eurobonds issued	31 December 2011	—	—	1,959,340	1,959,340
Bonds issued	31 December 2011	—	—	108	108
Other borrowed funds	31 December 2011	—	—	386,066	386,066
Subordinated debt	31 December 2011	—	—	721,336	721,336

72

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

30.	Fair value measurements (Continued)

The following is the description of the determination of fair value for the financial instruments which are recorded at fair value using the valuation techniques. These incorporate the Group’s estimate of assumptions that a market participant would make when valuing the instruments.

Derivative financial instruments

The derivatives valued using a valuation technique with market observable inputs are mainly currency swaps and forward foreign exchange contracts. The most frequently applied valuation techniques include forward pricing and swap models, using the present value calculations. The models incorporate various inputs including the credit quality of counterparties, foreign exchange spot and forward rates and interest rate curves.

Investment securities

The investment securities valued using a valuation technique or pricing models primarily consist of unquoted debt securities. These securities are valued using discounted cash flows models which sometimes only incorporate the data observable in the market, such as interest rates, and at other times use both observable and non-observable data. The non-observable inputs to the models include the assumptions regarding the future financial performance of the investee, its risk profile, and economic assumptions regarding the industry in which the investee operates.

Financial assets and liabilities measured at amortized cost

Fair value of financial instruments, cash and cash equivalents, balances with National Bank of Ukraine, due from other banks, loans to customers, shares without quotations, due to the National Bank of Ukraine, due to other banks, Eurobonds issued, bonds issued, other borrowed funds and subordinated debt are measured discounting future cash flows using interest rates for the financial instruments with similar conditions, credit risk and maturity at the measurement date.

Premises, works of art and investment property

The basis for their work is the sales comparisons approach, which is further confirmed by the income approach. When performing the revaluation certain judgments and estimates are applied by the appraisers in determination of the comparable premises to be used in the sales comparison approach, the useful life of the assets revalued, the capitalization rate to be applied for the income approach.

During 2013 and 2012, the Group did not transfer any financial assets or financial liabilities between fair value hierarchy levels

During 2013 and 2012, the Group recognised neither any changes in the carrying values of the Level 3 financial assets at fair value nor any resulting profit or loss.

73

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

31.	Contingencies and commitments

Legal

The Group is involved in various legal proceedings in the ordinary course of business. On the basis of its own estimates and internal professional advice, the management does not believe the result of any such actions will have a material adverse effect on the Group’s financial position or results of operations.

Tax and other regulatory compliance

Ukrainian legislation and regulations regarding taxation and other operational matters, including currency exchange control and custom regulations, continue to evolve. The legislation and regulations are not always clearly written and are subject to varying interpretations by local, regional and national authorities, and other governmental bodies. Instances of inconsistent interpretations are not unusual. The management of the Group believes that its interpretation of the relevant legislation is appropriate, and that the Group has complied with all regulations and paid or accrued all taxes and withholdings that are applicable.

At the same time, there is a risk that the transactions and interpretations not challenged in the past may be challenged by the authorities in the future, although this risk significantly diminishes with passage of time. It is not practical to determine the amount of unasserted claims that may manifest, if any, or the likelihood of any unfavourable outcome.

Capital expenditure commitments

As at 31 December 2013, the Group had capital expenditure commitments in respect of purchase of equipment of UAH 2,403 thousand (2012: UAH 3,933 thousand; 2011: UAH 15,762 thousand). The Group’s management has already allocated the necessary resources in respect of these commitments. The Group’s management believes that the future income and funding will be sufficient to cover these commitments and any similar commitments.

Compliance with covenants

The Group is subject to certain covenants related primarily to Eurobonds issued, due to the National Bank of Ukraine and other borrowed funds. The non-compliance with such covenants may result in negative consequences for the Group including the growth in the cost of borrowings and declaration of default. In particular, the Group is required to maintain a certain level of equity, capital adequacy ratio, liquid to total assets ratio, maximum exposure to a single party to capital ratio, maximum exposure to a single party which is a related party to the Group to capital ratio, operating expenses to operating results ratio, fixed and intangible assets to capital ratio. The failure to comply with these requirements could lead to early withdrawal of funds by the creditors upon their discretion. The management believed that the Group was in compliance with all covenants as at 31 December 2013 and 31 December 2012.

Credit related commitments

The guarantees and standby letters of credit, which represent irrevocable assurances that the Group will make payments in the event that a customer cannot meet its obligations to third parties, carry the risk of the clients’ defaults or inability to perform the contracts with third parties. The Group manages its risk of loss by requiring a significant proportion of guarantees to be secured with deposits in the Group. Documentary and commercial letters of credit, which are written undertakings by the Group on behalf of the customers authorising third parties to draw drafts on the Group up to a stipulated amount under the specific terms and conditions, are collateralised by the underlying shipments of goods to which they relate or cash deposits and therefore carry less risk than direct borrowings.

Commitments to extend credit represent unused portions of authorisations to extend credit in the form of loans, guarantees or letters of credit. With respect to the credit risk on commitments to extend credit, the Group is potentially exposed to loss. However, due to its revocable nature the Group is able to refuse to issue the loans, guarantees or letters of credit to the customer due to the deterioration of the customer’s solvency.

The total outstanding contractual amount of undrawn credit lines, letters of credit and guarantees does not necessarily represent future cash needs, as these financial instruments may expire or terminate without being funded.

The letters of credit issued by the Group are as follows:

	2013	2012
Import letters of credit	710,300	—
Confirmed export letters of credit	—	257,394
Cash collateral (Note 15)	(304,014)	(25,809)
Provision for import letters of credit	(579)	(1,094)

Total letters of credit	405,707	230,491

74

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

31.	Contingencies and commitments (Continued)

The guarantees issued are as follows:

	2013	2012
Guarantees and promissory note endorsements	1,966,260	1,321,729
Cash collateral (Note 15)	(282,661)	(23,264)
Provision for guarantees	(1,909)	(4,066)

Total guarantees	1,681,690	1,294,399

The Group’s outstanding irrevocable commitments to extend credit were as follows:

	2013	2012
Commitments to extend credit	653,524	131,696
Cash collateral	(119,280)	(57,382)

Total irrevocable commitments to extend credit	534,244	74,314

The amount of undrawn revocable commitments to extend credit issued by the Group as at 31 December 2013 was UAH 5,241,056 thousand (2012: UAH 1,973,288 thousand). The management considers the commitments to extend credit as revocable due to the fact that the Group can stop further financing of the client or early cancel the credit limit funds based on the agreements providing for a wide range of the trigger events for early cancellation of credit limits, such as worsening of the client’s financial condition, decrease in volume of cash inflows to the clients’ current accounts, loss of collateral or substantial decrease in its fair value, decisions of the regulatory bodies impacting the Ukrainian money market.

The movements in the provision for the letters of credit and guarantees are as follows:

	2013	2012
Provision for credit related commitments as at 1 January	5,160	1,638
(Reversal of provision) / charge for provision for credit related commitments during the year	(2,742)	3,522
Translation differences	70	—

Provision for letters of credit and guarantees as at 31 December (Note 19)	2,488	5,160

Operating lease commitments

Where the Group is the lessee, the future minimum lease payments under cancellable operating leases of premises are as follows:

	2013	2012
Within 1 year	12,470	13,724
From 1 to 5 years	7,521	5,124
Later than 5 years	—	799

Total operating lease commitments	19,991	19,647

75

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

32.	Pledged financial assets

The table below show financial assets pledged, but still recognized by the Group as at 31 December 2013:

	State bonds in trading portfolio	State bonds available for sale	Loans to customers	Total
Carrying value of assets:
- Trading securities	28,472	—	—	28,472
- Investment securities available for sale	—	518,442	—	518,442
- Loans to customers	—	—	1,210,290	1,210,290

Total	28,472	518,442	1,210,290	1,757,204

Carrying value of liabilities:
- Due to other banks	—	—	—	57,310
- Due to the National Bank of Ukraine	—	—	—	1,062,916

Total	—	—	—	1,120,226

Securities disclosed in the table above - assets pledged under repo agreements with other banks and loans received from the National Bank of Ukraine for liquidity maintenance as at 31 December 2013.

Loans to customers – assets, property rights on which were transferred by the Group as a collateral under loans received from the National Bank of Ukraine for liquidity maintenance as at 31 December 2013.

Group consider that it still takes all risks and awards in respect of these assets, including credit, market and operational risks, and country risk, accordingly did not derecognized these assets.

The table below show financial assets pledged, but still recognized by the Group as at 31 December 2012:

	State bonds available for sale	Loans to customers	Total
Carrying value of assets:
- Investment securities available for sale	85,024	—	85,024
- Loans to customers	—	1,785,609	1,785,609

Total	85,024	1,785,609	1,870,633

Carrying value of liabilities:
- Due to the National Bank of Ukraine	—	—	1,016,153

Total	—	—	1,016,153

76

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

33.	Related party transactions

For the purposes of these consolidated financial statements, parties are generally considered to be related if one party has the ability to control the other party, is under common control, or can exercise significant influence over the other party in making financial or operational decisions as defined by IAS 24 “Related Party Disclosures”. In considering each possible related party relationship, attention is paid to the substance of the relationship, not merely the legal form.

In the normal course of business, the Bank enters into transactions with significant shareholders, companies under common control and other related parties. These transactions include settlements, loans, deposits, trade finance and foreign currency transactions. The outstanding balances as at 31 December 2013 and as at 31 December 2012 and income and expenses for the years then ended are as follows:

As at and for the year ended 31 December 2013	Parent company	Entities under common control	Management	Other related parties
Assets
Loans to customers (interest rate, % p.a.)	—	705,260(10.58)	192(12.55)	—
Allowance for loan impairment	—	(2,024)	—	—
Other assets	5	1,585	—	—

Liabilities
Customer accounts (interest rate, % p.a.)	(262,293)	(4,202,421)(12.42)	(19,515)(11.95),	(27,659)(7.4)
Other liabilities	—	(742)	—	—

Credit related commitments
Revocable commitments to extend credit	—	143,954	—	—
Guarantees and avals	—	31,304	—	—
Letters of credit	—	289,399	—	—

Income / (expense)
Interest income	—	71,444	80	1
Interest expense	(2,993)	(165,501)	(1,349)	(821)
Fee and commission income	1	554,218	40	193
Fee and commission expense	—	(7,399)	—	—
Other income	—	289	—	—
Allowance for loan impairment	—	1,540	—	—
Operating expenses	—	(6,068)	127	—

77

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

33.	Related party transactions (Continued)

As at and for the year ended 31 December 2012	Parent company	Entities under common control	Management	Other related parties
Assets
Loans to customers (interest rate, % p.a.)	—	873,843(11.7)	204(14.0)	—
Allowance for loan impairment	—	(1,247)	—	—
Investment securities available for sale	—	23,851(18.0)	—	—
Other assets	—	2,230	—	—

Liabilities				—
Customer accounts (interest rate, % p.a.)	(56)	(3,634,366)(1.4)	(11,023)(10.4)	(60,771)(9.5)
Other liabilities	—	(192)	—	—

Credit related commitments
Revocable commitments to extend credit	—	33,970	—	—
Irrevocable commitments to extend credit		—	176	—
Guarantees	—	38,342	—	—
Letters of credit	—	3,829	—	—

Income / expense
Interest income	—	107,138	56	—
Interest expense	—	(163,070)	(455)	(463)
Fee and commission income	8	223,382	—	—
Fee and commission expense	—	(9)	—	—
Other income	—	168	440	—
Allowance for loan impairment	—	5,937	—	—
Operating expense	—	(2,214)	—	—

The allowance for loan impairment in respect of loans to related parties has been assessed on a portfolio basis in respect of the majority of loans.

During 2013, the movements on related parties’ loan accounts were as follows:

	Parent company	Entities under common control	Management	Other related parties
Loans granted to related parties during the year	—	397,142	—	2
Amounts repaid by related parties during the year	—	(474,125)	(36)	(2)
Other change	—	(91,600)	24	—

During the year, the movements on related parties’ loan accounts were as follows:

	Parent company	Entities under common control	Management	Other related parties
Loans granted to related parties during the year	—	1,490,960	1,542	767
Amounts repaid by related parties during the year	—	(1,747,577)	(1,486)	(759)
Other change	—	432,263	(519)	(3,420)

In 2013, the remuneration of the members of the Management Board comprised salaries of UAH 30,334 thousand (2012: UAH 33,818 thousand), compulsory contributions to the State funds of UAH 841 thousand (2012: UAH 767 thousand). In 2013, the remuneration to the members of the Supervisory Board was UAH 40 thousand (2012: UAH 24 thousand).

78

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

34.	Earnings per share

Basic earnings per share shall is calculated by dividing profit or loss attributable to ordinary equity holders of the parent entity by the weighted average number of ordinary shares outstanding during the period. Bank does not have converted preferred shares, thus diluted earnings per share is equal to basic earnings per share.

	2013	2012
Profit for the year	554,753	277,222
Weighted average number of ordinary shares outstanding during the period	14,323,880	14,323,880

Earnings per share, basic (in hryvnia per share)	38.73	19.35

35.	Capital

The Group maintains an actively managed capital base to cover risks inherent in the business. The adequacy of the Group’s capital is monitored using, among other measures, the ratios established by the Basel Capital Accord 1988 and the ratios established by the NBU in supervising the Group. The Group considers the total capital under management to be the total regulatory capital. The amount of the capital that the Group manages is UAH 5,013,641 thousand as at 31 December 2013 (2012: UAH 4,609,016 thousand).

The primary objectives of the Group’s capital management are to ensure that the Group complies with externally imposed capital requirements and that the Group maintains strong credit ratings and healthy capital ratios in order to support its business and to maximise the shareholders’ value.

The Group manages its capital structure and makes adjustments to it in the light of changes in economic conditions and the risk characteristics of its activities. In order to maintain or adjust the capital structure, the Group may adjust the amounts of dividend payments to the shareholders, return the capital to the shareholders or issue capital securities. No changes were made in the objectives, policies and processes since the previous years.

NBU capital adequacy ratio

The NBU requires banks to maintain a capital adequacy ratio of 10% of risk-weighted assets, computed based on the Ukrainian accounting rules. As at 31 December 2013 and 2012, the Group’s capital adequacy ratio on this basis was as follows:

	2013	2012
Main capital	3,067,227	3,103,198
Additional capital	1,946,414	1,505,818
Withdrawals	(300,786)	—
Excess of N9 prudential ratio	(560,698)	—

Total equity	4,152,157	4,609,016

Risk-weighted assets	33,714,574	25,061,390

Capital adequacy ratio	12.32%	18.39%

The regulatory capital consists of the main capital, which comprises paid-in registered share capital, share premium, reserves created in accordance with the Ukrainian legislation less net book value of intangible assets and losses of current and prior years. The other component of the regulatory capital is additional capital, which includes standard provisions for interbank and customer loans, property revaluation reserve, current year profit decreased for the amount of accrued income overdue for more than 30 days net of the provision for overdue accrued interest, long-term subordinated debt, retained earnings of prior years. As at 31 December 2013 and 31 December 2012, the Group is compliant with the regulatory requirements to capital.

The Group is also subject to minimum capital requirements established by the covenants stated in the loan agreements, including the capital adequacy levels calculated in accordance with the requirements of the Basel Accord, as defined in the International Convergence of Capital Measurement and Capital Standards (updated in April 1998) and the Amendment to the Capital Accord to incorporate market risks (updated in November 2005), commonly known as Basel I. The Group complied with this loan covenant. As at 31 December 2013 and 31 December 2012, the Group’s capital adequacy ratio calculated in accordance with the Basel I requirements is as follows:

79

Translation from Ukrainian original

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2013 consolidated financial statements

(in thousands of Ukrainian hryvnias)

35.	Capital (Continued)

		2012
	2013	(restated)
Tier 1 capital
Share capital	3,427,350	3,427,350
Share premium	56,798	56,798
Merger reserve	34,266	34,266
Retained earnings	1,485,653	1,213,188

Total tier 1 capital	5,004,067	4,731,602

Tier 2 capital
Asset revaluation reserves	567,461	593,217
Eligible subordinated debt	175,760	280,020

Total tier 2 capital	743,221	873,237

Total equity	5,747,288	5,604,839

Capital adequacy ratio at 31 December
Risk-weighted assets	27,367,443	23,007,206
Total equity	5,747,288	5,604,839

Capital adequacy ratio (%)	21.00%	24.36%

36.	Subsequent events

Group attracted funds from the National Bank of Ukraine in amount of UAH 199,998 thousand under repo agreement in February 2014. Interest rate is equal to 6.5%, maturity of the loans is on May 2014.

Signed on behalf of the Management Board on 21 March 2014
S. P. Chernenko (Chairman of the Management Board)
I.O. Kozhevin (Chief Financial Officer)
O. M. Moshkalova (Chief Accountant)

80

PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK” Financial Statements As of and for the year ended 31 December 2012 Together with Independent Auditor’s Report

PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Contents

Independent Auditor’s Report

Statement of Financial Position		1
Statement of Income		2
Statement of Comprehensive Income		3
Statement of Cash Flows		4
Statement of Changes in Equity		5

Notes to the Financial Statements

1.	Principal activities	6
2.	Operating environment of the Bank	6
3.	Basis of preparation	8
4.	Summary of significant accounting policies	8
5.	Critical accounting estimates and judgements in applying accounting policies	23
6.	Cash and cash equivalents	25
7.	Balance with the National Bank of Ukraine	25
8.	Due from other banks	27
9.	Loans to customers	29
10.	Investment securities	40
11.	Property and equipment, investment property and intangible assets	42
12.	Other assets	44
13.	Due to the National Bank of Ukraine	45
14.	Due to other banks	46
15.	Customer accounts	46
16.	Eurobonds issued	48
17.	Bonds issued	48
18.	Other borrowed funds	49
19.	Other liabilities	49
20.	Subordinated debt	50
21.	Derivative financial instruments	51
22.	Share capital	52
23.	Segment analysis	53
24.	Interest income and expense	62
25.	Fee and commission income and expense	63
26.	Other income	63
27.	Operating expenses	64
28.	Income taxes	65
29.	Risk management	67
30.	Fair values of financial instruments	81
31.	Contingencies and commitments	84
32.	Related party transactions	87
33.	Capital	89

INDEPENDENT AUDITOR’S REPORT

To the Shareholders and Management Board of

PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

We have audited the accompanying financial statements of PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”, which comprise the statement of financial position as at 31 December 2012, and the statement of income, statements of comprehensive income, of cash flows and of changes in equity for the year then ended, and a summary of significant accounting policies and other explanatory information.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with International Financial Reporting Standards, and for such internal control as management determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with International Standards on Auditing. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements present fairly, in all material respects, the financial position of PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK” as at 31 December 2012, and its financial performance and its cash flows for the year then ended in accordance with International Financial Reporting Standards.

28 February 2013

A member firm of Ernst & Young Global Limited

PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Statement of Financial Position as at 31 December 2012

(in thousands of US dollars)

Translation from original in Ukrainian

	Notes	2012	2011
Assets
Cash on hand and in transit		87,941	78,964
Balance with the National Bank of Ukraine	7	185,820	263,271
Due from other banks	8	300,848	585,358
Loans to customers	9	2,237,433	2,055,754
Investment securities in trading portfolio	10	46,765	—
Investment securities available for sale	10	378,291	522,909
Current income tax assets		—	38
Other assets	12	35,903	37,252
Property and equipment	11	153,589	158,534
Investment property	11	10,215	8,845
Intangible assets	11	10,630	7,465
Deferred tax asset	28	—	2,498

Total assets		3,447,435	3,720,888

Liabilities
Due to the National Bank of Ukraine	13	127,130	127,182
Due to other banks	14	146,633	65,228
Customer accounts	15	2,203,297	2,531,250
Eurobonds issued	16	246,796	245,230
Bonds issued	17	14	14
Other borrowed funds	18	11,840	48,320
Other liabilities	19	13,807	13,428
Subordinated debt	20	60,870	85,305
Deferred tax liability	28	3,994	—

Total liabilities		2,814,381	3,115,957

Equity
Share capital	22	428,794	428,966
Share premium		7,106	7,109
Merger reserve	22	4,287	4,288
Revaluation reserve for property and equipment		76,346	77,258
Revaluation reserve for investment securities available for sale		(2,129)	5,024
Currency translation reserve		(280,768)	(280,715)
Other reserves	22	259,250	259,000
Retained earnings		140,168	104,001

Total equity		633,054	604,931

Total liabilities and equity		3,447,435	3,720,888

Signed on behalf of the Management Board on 28 February 2013.

S. P. Chernenko (Chairman of the Management Board) O. M. Moshkalova (Chief Accountant)

The notes set out on pages 6 to 91 form an integral part of these financial statements.

PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Statement of Income for 2012

(in thousands of US dollars)

Translation from original in Ukrainian

	Notes	2012	2011
Interest income	24	343,969	301,289
Interest expense	24	(200,057)	(178,610)

Net interest income	24	143,912	122,679

Allowance for impairment	8,9	(35,738)	(8,074)

Net interest income after allowance for loan impairment		108,174	114,605

Fee and commission income	25	62,001	48,216
Fee and commission expense	25	(23,540)	(15,751)

Net fee and commission income	25	38,461	32,465

Net gains from dealing in foreign currencies		8,426	3,649
Foreign exchange translation result		(4,565)	(1,216)
Net gains / (losses) from investment securities available for sale		385	(144)
(Provision)/reversal of provision for credit related commitments	31	(436)	418
Gains less losses on revaluation of investment property		2	1,336
Impairment of investment securities available for sale	10	(74)	(2,379)
Revaluation of investment securities through profit or loss		30	—
Gains less losses from financial derivatives		14,137	12,757
Other income	26	3,734	3,877

Operating income		168,274	165,368

Operating expenses	27	(118,411)	(96,894)

Profit before income tax expense		49,863	68,474

Income tax expense	28	(15,195)	(12,093)

Net profit for the year		34,668	56,381

The notes set out on pages 6 to 91 form an integral part of these financial statements.

PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Statement of Comprehensive Income for 2012

(in thousands of US dollars)

Translation from original in Ukrainian

	Notes	2012	2011
Net profit for the year		34,668	56,381

Other comprehensive income:
Revaluation of investment securities available-for-sale		(8,340)	2,253
Reclassification adjustment for (losses)/ gains included in the statement of income		(385)	144
Income tax effect	28	1,572	(482)

Total other comprehensive (loss)/income on investment securities available for sale		(7,153)	1,915

Revaluation of property and equipment	11	787	5,064
Income tax effect on revaluation of property and equipment	28	(126)	(815)
Income tax effect of changes in tax legislation	28	—	17,314

Total other comprehensive income on revaluation of property and equipment		661	21,563
Currency translation differences		(53)	(2,039)

Other comprehensive (losses)/income for the year, net of tax		(6,545)	21,439

Total comprehensive income for the year, net of tax		28,123	77,820

The notes set out on pages 6 to 91 form an integral part of these financial statements.

PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Statement of Cash Flows for 2012

(in thousands of US dollars)

Translation from original in Ukrainian

	2012	2011
Cash flows from operating activities:
Interest income received	333,603	289,264
Interest expense paid	(186,627)	(167,335)
Fee and commission income received	61,945	47,918
Fee and commission expense paid	(23,685)	(15,793)
Income received from trading in foreign currencies	8,426	3,649
Gains less losses from financial derivatives	14,137	11,202
Other income received	3,890	1,508
Operating expenses paid	(104,638)	(87,123)
Income tax paid	(7,297)	(6,106)

Cash flows from operating activities before changes in operating assets and liabilities	99,754	77,184

Net (increase)/decrease in operating assets:
Mandatory reserve balance with the National Bank of Ukraine	(10,720)	(15,460)
Due from other banks	40,997	(4,332)
Loans to customers	(218,027)	(250,789)
Other assets	4,551	(12,090)
Net increase/(decrease) in operating liabilities:
Due to the National Bank of Ukraine	—	(46,756)
Due to other banks	81,302	(7,509)
Customer accounts	(338,135)	591,112
Other liabilities	295	3,191

Net cash (used in) / from operating activities	(339,983)	334,551

Cash flows from investing activities
Purchase of property and equipment and intangible assets	(12,635)	(16,251)
Proceeds from sale of property and equipment	381	116
Purchase of investment securities available for sale	(1,530,501)	(1,290,146)
Proceeds from sale and redemption of investment securities available for sale	1,624,701	1,166,417

Net cash from / (used in) investing activities	81,946	(139,864)

Cash flows from financing activities
Redemption of subordinated debt	(25,000)	—
Redemption of other borrowed funds	(38,829)	(119,510)

Net cash used in financing activities	(63,829)	(119,510)

Effect of exchange rate changes on cash and cash equivalents	(661)	(3,866)

Net (decrease) / increase in cash and cash equivalents	(322,527)	71,311

Cash and cash equivalents at the beginning of the year	802,381	731,070

Cash and cash equivalents at the end of the year (Note 6)	479,854	802,381

Investing transactions that did not require the use of cash and cash equivalents were excluded from the statement of cash flows and are disclosed in Note 6.

The notes set out on pages 6 to 91 form an integral part of these financial statements.

PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Statement of Changes in Equity for 2012

(in thousands of US dollars)

Translation from original in Ukrainian

	Share capital	Share premium	Merger reserve	Revaluation reserve for property and equipment	Revaluation reserve for investment securities available for sale	Currency translation reserve	Other reserves	Retained earnings	Total equity
Balance at 1 January 2011	333,560	7,134	101,224	57,318	3,288	(278,676)	257,142	46,121	527,111

Net profit for the year	—	—	—	—	—	—	—	56,381	56,381
Other comprehensive income / (loss) for the year	—	—	—	21,563	1,915	(2,039)	—	—	21,439
Total comprehensive income for the year	—	—	—	21,563	1,915	(2,039)	—	56,381	77,820
Share issue	96,585	—	(96,585)	—	—	—	—	—	—
Transfer of property and equipment revaluation	—	—	—	(1,499)	—	—	—	1,499	—
Translation to presentation currency	(1,179)	(25)	(351)	(124)	(179)	—	1,858	—	—

Balance at 31 December 2011	428,966	7,109	4,288	77,258	5,024	(280,715)	259,000	104,001	604,931

Net profit for the year	—	—	—	—	—	—	—	34,668	34,668
Other comprehensive income / (loss) for the year	—	—	—	661	(7,153)	(53)	—	—	(6,545)
Total comprehensive income for the year	—	—	—	661	(7,153)	(53)	—	34,668	28,123
Transfer of property and equipment revaluation	—	—	—	(1,542)		—	—	1,542	—
Translation to presentation currency	(172)	(3)	(1)	(31)	—	—	250	(43)	—

Balance at 31 December 2012	428,794	7,106	4,287	76,346	(2,129)	(280,768)	259,250	140,168	633,054

The notes set out on pages 6 to 91 form an integral part of these financial statements.

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2012 financial statements

(in thousands of US Dollars)

Translation from original in Ukrainian

1.	Principal activities

PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK” (the “Bank”) was established on 20 November 1991 and commenced operations in April 1992. The Bank provides a full range of banking services, including taking deposits and granting loans, investing in securities, transfer of payments in Ukraine and abroad, exchange of currencies and issuance and processing of payment cards.

The Bank is a member of Individuals Deposits Guarantee Fund starting from 2 September 1999 (registration certificate #102 dated 29 September 2009), which operates according to the Law #2740-III “On Individuals Deposits Guarantee Fund”. The Individuals Deposits Guarantee Fund guarantees repayment of individual deposits up to UAH 200 thousand, or USD 25 thousand (2011: UAH 150 thousand, or USD 19 thousand).

The registered office of the Bank is located at: 2-a Universytetska Street, Donetsk, Ukraine. As at 31 December 2012, the Bank had 10 regional centres throughout Ukraine (2011: 11 branches throughout Ukraine). The Bank had 3,952 employees as at 31 December 2012 (2011: 3,872 employees).

On the General Shareholders’ Meeting held on 10 November 2010, shareholders of PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK” and shareholders of Public Joint Stock Company “Dongorbank” (PJSC “Dongorbank”) made a decision regarding the legal combination of the two banks merging PJSC “Dongorbank” into the Bank. Balances on accounts of PJSC “Dongorbank” were transferred to the Bank’s accounting system on 15 July 2011. As a result of the legal combination, shares of PJSC “Dongorbank” were exchanged for the Bank’s shares of additional issue on the basis of 230 shares per 1 share of the Bank (Note 22). No recognized adjustments were made in the current year which related to the above combination of the banks.

The Bank’s shareholders as at 31 December 2012 are “SCM FINANCE” (92.2% of share capital), SCM FINANCIAL OVERSEAS LIMITED (7.7% of share capital) and a private shareholder (0.1% of share capital) (31 December 2011: “SCM FINANCE” (89.9% of share capital), SCM FINANCIAL OVERSEAS LIMITED (10% of share capital) and a private shareholder (0.1% of share capital)). The ultimate controlling party of the Bank is a Ukrainian citizen, Mr. R.L. Akhmetov.

2.	Operating environment of the Bank

The Ukrainian economy while deemed to be of market status, continues to display certain characteristics consistent with that of an economy in transition. These characteristics include, but are not limited to, the existence of a currency that is not freely convertible outside of Ukraine, restrictive currency controls, relatively high inflation and high interest rates. The stability of the Ukrainian economy will be significantly impacted by the Government’s policies and actions with regard to administrative, legal, and economic reforms. As a result, operations in Ukraine involve risks that are not typical for the developed markets.

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2012 financial statements

(in thousands of US Dollars)

Translation from original in Ukrainian

2.	Operating environment of the Bank (Continued)

The Ukrainian economy is vulnerable to market downturns and economic slowdowns elsewhere in the world. The ongoing global financial crisis has resulted in considerable instability in the capital markets, significant deterioration in the liquidity of banks, much tighter credit conditions where credit if available, and significant devaluation of the national currency against major currencies. Borrowers of the Bank were adversely affected by the financial and economic environment, which in turn impacted their ability to repay the amounts owed. As a significant part of loans to customers was issued in foreign currencies, UAH depreciation against these currencies in 2008-2009 had a significant impact on borrowers’ ability to service the loans. Worsening of economic conditions due to the crisis resulted in the revision of estimated cash flows from loans issued.

Since 2010, the banking system has been periodically experiencing difficulties with liquidity. Thus, in the second half of 2012, the banking sector again experienced problems with short-term liquidity.

The tax, currency and customs legislation within Ukraine is subject to varying interpretations and frequent changes. The need for further developments in the bankruptcy laws, formalised procedures for the registration and enforcement of collateral, and other legal and fiscal impediments continue to contribute to the challenges faced by banks operating in Ukraine.

The future economic development of Ukraine is dependent upon external factors and internal measures undertaken by the Government to sustain growth, and to change the tax, legal and regulatory environment. Management believes it is taking all the necessary measures to support the sustainability and development of the Bank’s business.

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2012 financial statements

(in thousands of US Dollars)

Translation from original in Ukrainian

3.	Basis of preparation

General

The financial statements are prepared in accordance with International Financial Reporting Standards (“IFRS”) under the historical cost convention except recognition of financial instruments at fair value, revaluation of investment property, premises, and works of art. These policies have been consistently applied to all the periods presented, unless otherwise stated.

The Bank’s functional currency is the Ukrainian hryvnia. However, these financial statements are presented in thousand of US dollars (“USD”) unless otherwise indicated (Note 4).

Inflation accounting

The Ukrainian economy was regarded as being hyperinflationary for the ten-year period ended 31 December 2000. As such, the Bank has applied IAS 29 “Financial reporting in hyper-inflationary economies”. The effect of applying IAS 29 is that non-monetary items were restated using the Consumer Price Index to measuring units current at 31 December 2000, and these restated values were used as a basis for accounting in subsequent accounting periods.

Under the Ukrainian law, the Bank is required to prepare financial statements in accordance with International Financial Reporting Standards in the national currency of Ukraine – hryvnia. Separately, the Bank has prepared these financial statements in a different presentation currency – U.S. dollars. The translation to the presentation currency was made in accordance with the accounting policies set out below.

4.	Summary of significant accounting policies

The Bank adopted the following amended IFRS and IFRIC Interpretations during the reporting year.

Amendments to IFRS 7 “Financial Instruments: Disclosures” were issued in October 2010 and are effective for annual periods beginning on or after 1 July 2011. The amendments require additional disclosure about financial assets that have been transferred to enable the users of the Bank’s financial statements to evaluate the risk exposures relating to those assets.

Amendments to IAS 12 “Income Taxes” in the part of “Deferred Taxes: Recovery of Underlying Assets”.

Amendments to IFRS 1 “First-Time Adoption of International Financial Reporting Standards” in the part of “Severe Hyperinflation and Removal of Fixed Dates for First-Time Adopter”

The above amendments had no material impact on the financial statements of the Bank.

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2012 financial statements

(in thousands of US Dollars)

Translation from original in Ukrainian

4.	Summary of significant accounting policies (Continued)

Financial assets

Key measurement terms

Depending on their classification financial instruments are carried at fair value or amortised cost as described below.

Fair value is the amount for which an asset could be exchanged, or a liability settled, between knowledgeable, willing parties in an arm’s length transaction. Fair value is the current bid price for financial assets and current asking price for financial liabilities which are quoted in an active market. For assets and liabilities with offsetting market risks, the Bank may use mid-market prices as a basis for establishing fair values for the offsetting risk positions and apply the bid or asking price to the net open position as appropriate. A financial instrument is regarded as quoted in an active market if quoted prices are readily and regularly available from an exchange or other institution and those prices represent actual and regularly occurring market transactions on an arm’s length basis.

Valuation techniques such as discounted cash flows models or models based on recent arm’s length transactions or consideration of financial data of the investees are used to fair value certain financial instruments for which external market pricing information is not available. Valuation techniques may require assumptions not supported by observable market data. Disclosures are made in these financial statements if changing any such assumptions to a reasonably possible alternative would result in significantly different profit, income, total assets or total liabilities.

Transaction costs are incremental costs that are directly attributable to the acquisition, issue or disposal of a financial instrument. An incremental cost is one that would not have been incurred if the transaction had not taken place. Transaction costs include fees and commissions paid to agents (including employees acting as selling agents), advisors, brokers and dealers, levies by regulatory agencies and securities exchanges, and transfer taxes and duties. Transaction costs do not include debt premiums or discounts, financing costs or internal administrative or holding costs.

Amortised cost is the amount at which the financial instrument was recognised at initial recognition less any principal repayments, plus accrued interest, and for financial assets less any write-down for incurred impairment losses. Accrued interest includes amortisation of transaction costs deferred at initial recognition and of any premium or discount to maturity amount using the effective interest method. Accrued interest income and accrued interest expense, including both accrued coupon and amortised discount or premium (including fees deferred at origination, if any), are not presented separately and are included in the carrying values of related items in the statement of financial position.

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2012 financial statements

(in thousands of US Dollars)

Translation from original in Ukrainian

4.	Summary of significant accounting policies (Continued)

The effective interest method is a method of allocating interest income or interest expense over the relevant period to achieve a constant periodic rate of interest (effective interest rate) on the carrying amount. The effective interest rate is the rate that exactly discounts estimated future cash payments or receipts (excluding future credit losses) through the expected life of the financial instrument or a shorter period, if appropriate, to the net carrying amount of the financial instrument. The effective interest rate discounts cash flows of variable interest instruments to the next interest repricing date except for the premium or discount, which reflects the credit spread over the floating rate specified in the instrument, or other variables that are not reset to market rates. Such premiums or discounts are amortised over the whole expected life of the instrument. The present value calculation includes all fees paid or received between parties to the contract that are an integral part of the effective interest rate.

Initial recognition

Financial assets are classified as either financial assets at fair value through profit or loss, loans and receivables, held-to-maturity investments, or available-for-sale financial assets, as appropriate. When financial assets are recognised initially, they are measured at fair value, plus, in the case of investments not at fair value through profit or loss, directly attributable transaction costs. The Bank determines the classification of its financial assets upon initial recognition.

Date of recognition

All regular way purchases and sales of financial assets are recognised on the settlement date, i.e. the date that an asset is delivered to or by the Bank. Regular way purchases or sales are purchases or sales of financial assets that require delivery of assets within the period generally established by regulation or convention in the marketplace.

Measurement at the reporting date

Financial assets at fair value through profit or loss and financial assets available for sale are measured at fair value, and other financial assets are measured at amortised cost.

Impairment of financial assets

The Bank assesses at the end of each reporting period whether there is any objective evidence that a financial asset or a group of financial assets is impaired. A financial asset or a group of financial assets is deemed to be impaired if, and only if, there is objective evidence of impairment as a result of one or more events that occurred after the initial recognition of the financial asset (an incurred “loss event”) and that loss event (or events) has an impact on the amount or timing of the estimated future cash flows of the financial asset or group of financial assets that can be reliably estimated. Evidence of impairment may include indications that the borrower or a group of borrowers is experiencing significant financial difficulty, default or delinquency in interest or principal payments, the probability that they will enter bankruptcy or other financial reorganisation and where observable data indicate that there is a measurable decrease in the estimated future cash flows, such as changes in overdue amounts or economic conditions that correlate with inability to settle a liability (default).

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2012 financial statements

(in thousands of US Dollars)

Translation from original in Ukrainian

4.	Summary of significant accounting policies (Continued)

Classification of financial assets

Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. They are not entered into with the intention of immediate or short-term resale and are not classified as financial assets at fair value through profit or loss or designated as available-for-sale financial assets. Such assets are carried at amortised cost using the effective interest method. Gains and losses are recognised in the statement of income when the loans and receivables are derecognised or impaired, income is recognised through the amortisation process.

Investment securities available for sale

Available-for-sale financial assets are those non-derivative financial assets that are designated as available-for-sale or are not classified as financial assets at fair value through profit or loss, held-to-maturity financial assets or loans and receivables. After initial recognition available-for-sale financial assets are measured at fair value with gains or losses being recognised in other comprehensive income until the investment is derecognised or until the investment is determined to be impaired at which time the cumulative gain or loss previously reported in other comprehensive income is included in the profit or loss. Interest calculated using the effective interest method is recognised in the statement of income.

Cash and cash equivalents

Cash equivalents are held for the purpose of meeting short-term cash commitments rather than for investment or other purposes. For an investment to qualify as a cash equivalent it must be readily convertible to a known amount of cash and be subject to an insignificant risk of changes in value. Cash and cash equivalents include balances on correspondent accounts and overnight deposits due from other banks, cash on hand and in transit and balances with the National Bank of Ukraine (“NBU”), excluding mandatory reserve balances. Mandatory cash balances with the NBU are carried at amortised cost and represent mandatory reserve deposits which are not available to finance the Bank’s day to day operations and hence are not considered as part of cash and cash equivalents for the purposes of the statement of cash flows.

Sale and repurchase agreements

Sale and repurchase agreements (“repo agreements”) are treated as secured financing transactions. Securities sold under sale and repurchase agreements are retained in the statement of financial position. The securities are not reclassified in the statement of financial position unless the transferee has the right by contract or custom to sell or re-pledge the securities, in which case they are reclassified as securities pledged under sale and repurchase agreements.

The corresponding liability is presented within amounts due to other banks or other borrowed funds. Securities purchased under agreements to resell (“reverse repo”) are recorded as amounts due from credit institutions or loans to customers as appropriate. The difference between sale and repurchase price is treated as interest and accrued over the life of repo agreements using the effective yield method.

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2012 financial statements

(in thousands of US Dollars)

Translation from original in Ukrainian

4.	Summary of significant accounting policies (Continued)

Securities lent to counterparties are retained in the statement of financial position. Securities borrowed are not recorded in the statement of financial position, unless these are sold to third parties, in which case the purchase and sale are recorded within gains less losses from trading securities in the statement of income. The obligation to return them is recorded at fair value as a trading liability.

Promissory notes

Promissory notes are included in investment securities available for sale or in loans to customers, depending on their substance and are recognised and subsequently remeasured and accounted in accordance with the accounting policies for these categories of assets.

Impairment of financial assets

Due from other banks and loans to customers

For due from other banks and loans to customers carried at amortised cost, the Bank first assesses whether objective evidence of impairment exists for financial assets that are individually significant, or collectively for financial assets that are not individually significant. If the Bank determines that no objective evidence exists that impairment was incurred for an individually assessed financial asset, whether significant or not, it includes the asset in a group of financial assets with similar credit risk characteristics and collectively assesses them for impairment. Assets that are individually assessed for impairment and for which an impairment loss is, or continues to be, recognised are not included in a collective assessment of impairment.

If there is objective evidence that an impairment loss has been incurred, the amount of the loss is measured as the difference between the assets’ carrying amount and the present value of estimated future cash flows (excluding future expected credit losses that have not yet been incurred). The carrying amount of the asset is reduced through the use of an allowance account and the amount of the loss is recognised in the statement of income. Interest income continues to be accrued on the reduced carrying amount based on the original effective interest rate of the asset. If, in a subsequent year, the amount of the estimated impairment loss increases or decreases because of an event occurring after the impairment was recognised, the previously recognised impairment loss is increased or reduced by adjusting the allowance account. Loans together with the associated allowance are written off when there is no realistic prospect of future recovery and all collateral has been realised or has been transferred to the Bank. If an exposure written off is later recovered, the recovery is credited to allowance for loan impairment in the statement of income.

The present value of the estimated future cash flows is discounted at the financial asset’s original effective interest rate. If a loan has a variable interest rate, the discount rate for measuring any impairment loss is the current effective interest rate.

The calculation of the present value of the estimated future cash flows of a collateralised financial asset reflects the cash flows that may result from foreclosure less costs for obtaining and selling the collateral, whether or not foreclosure is probable.

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2012 financial statements

(in thousands of US Dollars)

Translation from original in Ukrainian

4.	Summary of significant accounting policies (Continued)

For the purposes of a collective evaluation of impairment, financial assets are grouped on the basis of the Bank’s internal credit grading system that considers credit risk characteristics such as asset type, industry, collateral type, past-due status and other relevant factors.

Future cash flows in a group of financial assets that are collectively evaluated for impairment are estimated on the basis of historical loss experience for assets with credit risk characteristics similar to those in the group. Historical loss experience is adjusted on the basis of current observable data to reflect the effects of current conditions that did not affect past periods on which historical loss experience is based and to remove the effects of past conditions that do not exist currently. Estimates of changes in future cash flows reflect, and are directionally consistent with, changes in related observable data from year to year (such as changes in unemployment rates, property prices, commodity prices, payment status, or other factors that are indicative of incurred losses in the group or their magnitude). The methodology and assumptions used for estimating future cash flows are reviewed regularly to reduce any differences between loss estimates and actual loss experience.

Repossessed collateral

Repossessed collateral represents financial and non-financial assets acquired by the Bank in settlement of overdue loans. The assets are initially recognised at fair value when acquired and included in premises and equipment, other financial assets or inventories within other assets depending on their nature and the Bank’s intention in respect of recovery of these assets and are subsequently remeasured and accounted for in accordance with the accounting policies for these categories of assets.

Available-for-sale financial investments

For available-for-sale financial investments, the Bank assesses at each statement of financial position date whether there is objective evidence that an investment or a group of investments is impaired.

In the case of equity investments classified as available for sale, objective evidence would include a significant or prolonged decline in the fair value of the investment below its cost. Where there is evidence of impairment, the cumulative loss – measured as the difference between the acquisition cost and the current fair value, less any impairment loss on that investment previously recognised in the statement of income – is removed from other comprehensive income and recognised in the statement of income. Impairment losses on equity investments are not reversed through the statement of income; increases in their fair value after impairment are recognised directly in other comprehensive income.

In the case of debt instruments classified as available for sale, impairment is assessed based on the same criteria as financial assets carried at amortised cost. Future interest income is based on the reduced carrying amount and is accrued using the rate of interest used to discount the future cash flows for the purpose of measuring the impairment loss. If, in a subsequent year, the fair value of a debt instrument increases and the increase can be objectively related to an event occurring after the impairment loss was recognised in the statement of income, the impairment loss is reversed through the statement of income.

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2012 financial statements

(in thousands of US Dollars)

Translation from original in Ukrainian

4.	Summary of significant accounting policies (Continued)

Renegotiated loans

Where possible, the Bank seeks to restructure loans rather than to take possession of collateral. This may involve extending the payment arrangements and the agreement of new loan conditions. Once the terms have been renegotiated, the loan is no longer considered past due. Management continuously reviews renegotiated loans to ensure that all criteria are met and that future payments are likely to occur. Loans are subject to individual or collective assessment for impairment.

Derecognition of financial assets

The Bank derecognises financial assets (or, where applicable, a part of a financial asset or part of a group of similar financial assets) when (i) the contractual rights to the cash flows from the financial asset expire or (ii) the Bank transfers its contractual rights to receive the cash flows of the financial asset, or retains the contractual rights to receive the cash flows of the financial asset, but assumes a contractual obligation to pay these cash flows of the financial asset and (iii) the Bank either (a) transfers substantially all the risks and rewards of ownership of the financial asset, or (b) neither transferred nor retained substantially all risks and rewards of ownership of the financial asset but has not retained control of this asset. Control is retained if the counterparty does not have the practical ability to sell the asset in its entirety to an unrelated third party without needing to impose restrictions on the sale.

Financial liabilities

Initial recognition

Financial liabilities are classified as either financial liabilities at fair value through profit or loss or other financial liabilities, as appropriate. Financial liabilities are are measured at fair value on initial recognition, unless those liabilities are not at fair value through profit or loss, directly attributable transaction costs. The Bank determines the classification of its financial liabilities upon initial recognition.

Classification of financial liabilities

Borrowings

Issued financial instruments or their components are classified as liabilities, where the substance of the contractual arrangements results in the Bank having an obligation either to deliver cash or another financial asset to the holder, or to satisfy the obligation other than for a fixed amount of cash or another financial asset for a fixed number of the Bank’s own equity instruments. Such instruments include liabilities due to the National Bank of Ukraine, due to other banks, customer accounts, subordinated debt, Eurobonds issued, bonds issued and other borrowed funds. After initial recognition, borrowings are subsequently measured at amortised cost using the effective interest method. Gains and losses are recognised in the statement of income when the borrowings are derecognised, expense is recognised through the amortisation process.

Subordinated debt

Subordinated debt represents long-term borrowing agreements that, in case of the Bank’s default, would be secondary to the Bank’s primary debt obligations. Subordinated debt is carried at amortized cost.

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2012 financial statements

(in thousands of US Dollars)

Translation from original in Ukrainian

4.	Summary of significant accounting policies (Continued)

Financial guarantees

Financial guarantees represent irrevocable assurances to make payments in the event that a customer cannot meet its obligations to third parties and carry the same credit risk as loans. Financial guarantees are initially recognised at their fair value, which is normally evidenced by the amount of fees received. This amount is amortised on a straight line basis over the life of the commitment. At each reporting date, the financial guarantees are measured at the higher of (i) the unamortised balance of the amount at initial recognition and (ii) the best estimate of expenditure required to settle the commitment at the reporting date. Any increase in the liability relating to financial guarantees is taken to the statement of income.

Other credit related commitments

In the normal course of business, the Bank enters into other credit related commitments including loan commitments and letters of credit. When a loss is considered probable, provisions are recorded against other credit related commitments.

Measurement at the reporting date

Financial liabilities at fair value through profit or loss are measured at fair value, and other financial liabilities are measured at amortised cost.

Derecognition of financial liabilities

A financial liability is derecognised when the obligation under the liability is discharged or cancelled or expires.

Where an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is treated as a derecognition of the original liability and the recognition of a new liability, and the difference in the respective carrying amounts is recognised in the statement of income.

Offsetting

Financial assets and liabilities are offset and the net amount is reported in the statement of financial position when there is a legally enforceable right to set off the recognised amounts and there is an intention to settle on a net basis, or to realise the asset and settle the liability simultaneously.

Derivative financial instruments

In the normal course of business, the Bank enters into various derivative financial instruments including forwards and swaps in the foreign exchange and capital markets. Such financial instruments are held for trading and are recorded at fair value. The fair values are estimated based on quoted market prices or pricing models that take into account the current market and contractual prices of the underlying instruments and other factors. Derivatives are carried as assets when their fair value is positive and as liabilities when it is negative. Gains and losses resulting from these instruments are included in the statement of income as gains less losses from financial derivatives.

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2012 financial statements

(in thousands of US Dollars)

Translation from original in Ukrainian

4.	Summary of significant accounting policies (Continued)

Precious metals

The Bank has a practice of taking delivery of precious metals and selling them within a short period after delivery, for the purpose of generating a profit from short-term fluctuations in price or dealer’s margin. Precious metals are recognized in other assets with gains or losses recognised in other income.

Property and equipment

Property and equipment, other than premises and items of arts, acquired after 31 December 2000 are stated at cost, less accumulated depreciation and any accumulated impairment, where required. The above cost is restated to the equivalent purchasing power of the Ukrainian hryvnia at 31 December 2000 less accumulated depreciation and any accumulated impairment, where required.

Following initial recognition at cost, the Bank’s premises and works of arts are carried at revalued amount, which is the fair value at the date of the revaluation less any subsequent accumulated depreciation and subsequent accumulated impairment losses. Valuations are performed frequently enough to ensure that the fair value of a revalued asset does not differ materially from its carrying amount.

Any revaluation surplus is credited to other comprehensive income, except to the extent that it reverses a revaluation decrease of the same asset previously recognised in the statement of income, in which case the increase is recognised in the statement of income. A revaluation deficit is recognised in the statement of income, except that a deficit directly offsetting a previous surplus on the same asset is directly offset against the surplus in the revaluation reserve for premises and recognised in other comprehensive income.

When an item of premises is revalued, any accumulated depreciation is restated proportionately with the change in the gross carrying amount of the asset so that the carrying amount of the asset after revaluation equals its revalued amount.

The revaluation reserve is transferred directly to retained earnings when the surplus is realised, i.e. either on the retirement or disposal of the asset, or as the asset is used by the Bank; in the latter case, the amount of the surplus realised is the difference between depreciation based on the revalued carrying amount of the asset and depreciation based on the asset’s original cost.

Construction in progress is carried at cost, less provision for any impairment in value. Upon completion, assets are transferred to premises or leasehold improvements at their carrying value. Construction in progress is not depreciated until the asset is available for use.

The carrying values of property and equipment are reviewed for impairment when events or changes in circumstances indicate that the carrying value may not be recoverable. If any such indication exists, management estimates the recoverable amount, which is determined as the higher of an asset’s fair value less costs to sell and its value in use. The carrying amount is reduced to the recoverable amount and the impairment loss is recognised in profit or loss for the year. An impairment loss recognised for an asset in prior years is reversed if there has been a change in the estimates used to determine the asset’s value in use or fair value less costs to sell.

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2012 financial statements

(in thousands of US Dollars)

Translation from original in Ukrainian

4.	Summary of significant accounting policies (Continued)

Gains and losses on disposals determined by comparing proceeds with carrying amount are recognised in profit or loss for the year (within other operating income or expenses).

Costs related to repairs and renewals are charged when incurred and included in other operating expenses, unless they qualify for capitalisation.

Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets using the following annual rates:

Premises	2%-5%
Leasehold improvements	20%	or over the term of lease if shorter than 5 years
Computers and other equipment	20-33%

Works of art are not amortised. The asset’s residual values, useful lives, and methods are reviewed, and adjusted as appropriate, at each financial year-end.

Intangible assets

All of the Bank’s intangible assets have a definite useful life and include capitalised computer software and licences.

Acquired computer software licences are capitalised based on the costs incurred to acquire and bring to use the specific software. Development costs that are directly associated with identifiable and unique software controlled by the Bank are recorded as intangible assets if inflow of incremental economic benefits exceeding costs is probable. Capitalised costs include staff costs of the software development team and an appropriate portion of relevant overheads. All other costs associated with computer software, e.g. its maintenance, are expensed when incurred. Capitalised computer software and licences are amortised on a straight-line basis over expected useful lives of 3 to 10 years.

Investment property

Investment property is property, which is held by and not occupied by the Bank, to earn rental income or for capital appreciation.

Investment property is initially recognised at cost and subsequently measured at fair value, which reflects market conditions at the reporting date. Gains and losses resulting from changes in the fair value of investment property are recorded in the statement of income in losses less gains on revaluation of investment property in the year in which they arise.

Trade and other payables

Trade payables are accrued when the counterparty has performed its obligations under the contract and are carried at amortised cost.

Share capital

Ordinary shares are classified as equity. Share premium represents the excess of contributions over the nominal value of the shares issued. Gains and losses arising on the sale of treasury shares are shown as adjustments to share premium.

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2012 financial statements

(in thousands of US Dollars)

Translation from original in Ukrainian

4.	Summary of significant accounting policies (Continued)

Foreign currency translation

The Ukrainian hryvnia is the Bank’s functional currency as it is the currency of the primary economic environment in which the Bank operates. Transactions in other currencies are treated as transactions in foreign currencies. Monetary assets and liabilities denominated in foreign currencies are translated into the functional currency at the official exchange rate of the NBU at the end of the respective reporting period. Gains and losses resulting from the translation of foreign currency transactions are recognised in the statement of income as foreign exchange translation results. Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates as at the dates of the initial transactions.

The Bank uses the US dollar as the currency in which it presents its financial statements, which means that statement of financial position items are translated into US dollars at the exchange rate ruling at the year-end. Income statement items are translated at the exchange rate at the date of the transaction. Equity items other than the net profit or loss for the year that is included in the balance of retained earnings are translated at the closing rate ruling at the date of each statement of financial position presented. All exchange differences resulting from translation of statement of financial position items and income statement items are recognised in other comprehensive income.

The US dollar (“USD”) has been selected as the presentation currency for the Bank for the following reasons:

•	a significant portion of the transactions of the Bank are denominated in USD;

•	the USD is the currency in which the Management of the Bank manages business risks and exposures, and measures the performance of its business.

As at 31 December 2012, the exchange rate of the Ukrainian hryvnia as established by the NBU was UAH 7.993 to 1 US dollar (2011: UAH 7.9898) and UAH 10.537172 to 1 Euro (2011: UAH 10.298053).

Recognition of income and expenses

Interest and similar income and expense

Interest income and expense are recorded in the statement of income for all financial instruments measured at amortised cost and interest bearing securities classified as available for sale at the effective interest method. The effective interest rate is the rate that exactly discounts estimated future cash payments or receipts through the expected life of the financial instrument or, when appropriate, a shorter period to the net carrying amount of the financial asset or financial liability. When calculating the effective interest rate, the Bank estimates cash flows considering all contractual terms of the financial instrument (for example, prepayment option) but does not consider future credit losses. The calculation includes all fees paid or received between the parties to the contract that are an integral part of the effective interest rate, transaction costs and all other premiums or discounts.

Once the recorded value of a financial asset or a group of similar financial assets has been reduced due to an impairment loss, interest income continues to be recognised using the original effective interest rate applied to the new carrying amount.

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2012 financial statements

(in thousands of US Dollars)

Translation from original in Ukrainian

4.	Summary of significant accounting policies (Continued)

Fee and commission income

Fees, commissions and other income and expense items, including fees for issuance of guarantees, are generally recorded on an accrual basis by reference to completion of the specific transaction assessed on the basis of the actual service provided as a proportion of the total services to be provided. Commitment fees for loans or borrowings which are probable of being drawn down, are deferred (together with related direct costs) and recorded as an adjustment to the effective interest on the loan or borrowings. Commissions and fees arising from negotiating, or participating in the negotiation of a transaction for a third party, such as the acquisition of loans, shares or other securities or the purchase or sale of businesses, are recorded on completion of the underlying transaction.

Income taxes

Income taxes have been provided for in the financial statements in accordance with Ukrainian legislation enacted or substantively enacted by the end of reporting period. The income tax charge comprises current tax and deferred tax and is recognised in the statement of income except if it is recognised in other comprehensive income or directly in equity because it relates to transactions that are also recognised, in the same or a different period, in other comprehensive income or directly in equity.

Current tax is the amount expected to be paid to or recovered from the taxation authorities in respect of taxable profits or losses for the current and prior periods. Taxes, other than on income, are recorded within operating expenses.

Deferred income tax is provided using the balance sheet liability method for tax loss carry forwards and temporary differences arising between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes. In accordance with the initial recognition exemption, deferred taxes are not recorded for temporary differences on initial recognition of an asset or a liability in a transaction other than a business combination if the transaction, when initially recorded, affects neither accounting nor taxable profit. Deferred tax balances are measured at tax rates enacted or substantively enacted at the reporting date, which are expected to apply to the period when the temporary differences will reverse or the tax loss carry forwards will be utilised. Deferred tax assets for deductible temporary differences and tax loss carry forwards are recorded only to the extent that it is probable that future taxable profit will be available against which the deductions can be utilised.

Fiduciary activities

Assets and liabilities held by the Bank in its own name, but on the account of third parties, are not reported on the statement of financial position. Commissions received from such business are shown in fee and commission income within the statement of income.

Provisions for contingencies

Provisions are recognised when the Bank has a present legal or constructive obligation as a result of past events, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation, and a reliable estimate of the amount of the obligation can be made.

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2012 financial statements

(in thousands of US Dollars)

Translation from original in Ukrainian

4.	Summary of significant accounting policies (Continued)

Retirement and other employee benefit obligations

The Bank pays the unified social tax and contributes to the social insurance funds to the state budget in respect of its employees. The Bank’s contributions are expensed as incurred. The Bank has no other post-retirement benefit plans.

Operating leases

Leases of assets under which the risks and rewards of ownership are effectively retained by the lessor are classified as operating leases. Lease payments under an operating lease are recognised as expenses on a straight-line basis over the lease term and included into other operating expenses.

The Bank presents assets subject to operating leases in the statement of financial position according to the nature of the asset. Lease income from operating leases is recognised in the income statement on a straight-line basis over the lease term as other income. The direct costs incurred in modernisation are added to the carrying amount of the leased asset.

Segment reporting

Operating segments are reported in a manner consistent with the internal reporting provided to the Bank’s Management Board that is defined as chief operating decision maker. Segments whose revenue, result or assets are ten percent or more of all the segments are reported separately. The analysis of geographical information is based on domicile of the customer.

Combination of businesses under common control

Combinations of businesses under common control are accounted for using the predecessor values method. Under this method, amounts are presented in the financial statements after the business combination as combined amounts of the two entities from the beginning of the earliest period presented. Assets and liabilities of an acquired entity are recognised in the financial statements of a combined entity similarly to consolidation of the corresponding items of a subsidiary in the financial statements of a parent company after eliminating all intergroup balances and transactions. Any difference between the combined amounts and consolidated amounts of assets and liabilities determined under the predecessor values method is recognised as changes in equity in a separate reserve. No goodwill arises on the combination of businesses under common control accounted for under the predecessor values method.

Amendments of the financial statements after issue.

The Bank’s shareholders have the power to amend the financial statements after issue.

New Accounting Pronouncements

Certain new standards and interpretations have been issued that are mandatory for the annual periods beginning on or after 1 January 2013 and which the Bank has not early adopted.

IFRS 9 “Financial Instruments Part 1: Classification and Measurement”

IFRS 9 issued in November 2009 replaces those parts of IAS 39 relating to the classification and measurement of financial assets. IFRS 9 was further amended in October 2010 to address the classification and measurement of financial liabilities and in December 2011 to:

•	change its effective date to annual periods beginning on or after 1 January 2015; and

•	add transition disclosures.

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2012 financial statements

(in thousands of US Dollars)

Translation from original in Ukrainian

4.	Summary of significant accounting policies (Continued)

Key features of the standard are as follows:

•	financial assets are required to be classified into two measurement categories: those to be measured subsequently at fair value, and those to be measured subsequently at amortised cost. The decision is to be made at initial recognition. The classification depends on the entity’s business model for managing its financial instruments and the contractual cash flow characteristics of the instrument;

•	an instrument is subsequently measured at amortised cost only if it is a debt instrument and both:

•	the objective of the entity’s business model is to hold the asset to collect the contractual cash flows, and

•	the asset’s contractual cash flows represent only payments of principal and interest (that is, it has only “basic loan features”). All other debt instruments are to be measured at fair value through profit or loss;

•	all equity instruments are to be measured subsequently at fair value. Equity instruments that are held for trading will be measured at fair value through profit or loss. For all other equity investments, an irrevocable election can be made at initial recognition, to recognise unrealised and realised fair value gains and losses through other comprehensive income rather than profit or loss. There is to be no recycling of fair value gains and losses to profit or loss. This election may be made on an instrument-by-instrument basis. Dividends are to be presented in profit or loss, as long as they represent a return on investment; and

•	most of the requirements in IAS 39 for classification and measurement of financial liabilities were carried forward unchanged to IFRS 9. The key change is that an entity will be required to present the effects of changes in own credit risk of financial liabilities designated as at fair value through profit or loss in other comprehensive income.

While adoption of IFRS 9 is mandatory from 1 January 2015, earlier adoption is permitted.

IFRS 13 “Fair value measurement” (issued in May 2011 and effective for annual periods beginning on or after 1 January 2013), aims to improve consistency and quality of disclosures about fair value, insofar as it requires to apply a single definition of fair value, requirements to disclosure requirements and sources of fair value measurement across IFRSs.

Amendments to IAS 1 “Presentation of Financial Statements” (issued in June 2011, effective for annual periods beginning on or after 1 July 2012), changes the disclosure of items presented in other comprehensive income. The amendments require entities to separate items presented in other comprehensive income into two groups, based on whether or not they may be reclassified to profit or loss in the future. The suggested title used by IAS 1 has changed to “statement of profit or loss and other comprehensive income”.

Amendments to IFRS 7 “Disclosures – Offsetting Financial Assets and Financial Liabilities” (issued in December 2011 and effective for annual periods beginning on or after 1 January 2013). The amendment requires disclosures that will enable users of an entity’s financial statements to evaluate the effect or potential effect of netting arrangements, including rights of set-off. The new disclosures are required for all recognized financial instruments that are set off in accordance with IAS 32 “Financial Instruments: Presentation”. The disclosures also apply to recognised financial instruments that are subject to an enforceable master netting arrangement or similar agreements, irrespective of whether they are set off in accordance with IAS 32.

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2012 financial statements

(in thousands of US Dollars)

Translation from original in Ukrainian

4.	Summary of significant accounting policies (Continued)

Amendments to IAS 32 “Offsetting Financial Assets and Financial Liabilities” (issued in December 2011 and effective for annual periods beginning on or after 1 January 2014). The amendment added application guidance to IAS 32 to address inconsistencies identified in applying some of the offsetting criteria. This includes clarifying the meaning of “currently has a legally enforceable right of set-off” and that some gross settlement systems may be considered equivalent to net settlement.

Amendment to IFRS 1 “Government loans”. These amendments require first-time adopters to apply the requirements of IAS 20 “Accounting for Government Grants and Disclosure of Government Assistance”, prospectively to government loans existing at the date of transition to IFRS.

Management is considering the impact of the new standards, amendments and interpretations on the financial statements of the Bank.

Other new standards were issued, including IFRS 10 “Consolidated Financial Statements” IFRS 11 “Joint Arrangements”, IFRS 12 “Disclosure of Interest in Other Entities”. These new standards will not have any impact on these financial statements.

Other revised standards and interpretations: the amendments to IAS 19 “Employee Benefits”, IAS 27 “Separate Financial Statements”, and IAS 28 “Investments in Associates and Joint Ventures” will not have any impact on these financial statements.

Improvements to IFRSs

The amendments are effective for annual periods beginning on or after 1 January 2013 and they will not have an impact on the Bank:

IFRS 1 “First-Time Adoption of International Financial Reporting Standards”: This improvement clarifies that an entity that stopped applying IFRS in the past and chooses, or is required, to apply IFRS, has the option to re-apply IFRS 1. If IFRS 1 is not re-applied, an entity must retrospectively restate its financial statements as if it had never stopped applying IFRS.

IAS 1 “Presentation of Financial Statements”: This improvement clarifies the difference between voluntary additional comparative information and the minimum required comparative information. Generally, the minimum required comparative information is the previous period.

IAS 16 “Property Plant and Equipment”: This improvement clarifies that major spare parts and servicing equipment that meet the definition of property, plant and equipment are not inventory.

IAS 32 “Financial Instruments: Presentation”: This improvement clarifies that income taxes arising from distributions to equity holders are accounted for in accordance with IAS 12 “Income Taxes”.

IAS 34 “Interim Financial Reporting”: The amendment aligns the disclosure requirements for total segment assets with total segment liabilities in interim financial statements. This clarification also ensures that interim disclosures are aligned with annual disclosures.

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2012 financial statements

(in thousands of US Dollars)

Translation from original in Ukrainian

5.	Critical accounting estimates and judgements in applying accounting policies

The Bank makes estimates and assumptions that affect the amounts recognised in the financial statements and the carrying amounts of assets and liabilities within the next financial year. Estimates and judgements are continually evaluated and are based on management’s experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. Management also makes certain judgements, apart from those involving estimations, in the process of applying the accounting policies. Judgements that have the most significant effect on the amounts recognised in the financial statements and estimates that can cause a significant adjustment to the carrying amount of assets and liabilities within the next financial year include:

Impairment losses on loans and receivables

The Bank regularly reviews its loan portfolios to assess impairment. In determining whether an impairment loss should be recorded in profit or loss for the year, the Bank makes judgements as to whether there is any observable data indicating that there is a measurable decrease in the estimated future cash flows from a portfolio of loans before the decrease can be identified with an individual loan in that portfolio. Management uses estimates based on historical loss experience for assets with credit risk characteristics and objective evidence of impairment similar to those in the portfolio when scheduling its future cash flows. The methodology and assumptions used for estimating both the amount and timing of future cash flows are reviewed regularly to reduce any differences between loss estimates and actual loss experience.

The Bank regularly assesses assets pledged as collateral for the individually impaired loans to estimate the amount of losses likely to be incurred. The amount of the future cash flow from sale of assets is influenced by the value of the assets held by the Bank as collateral and the expected term of the assets’ sale. A simultaneous 10% decrease in the value of assets held by the Bank as collateral on loans and 50% increase in the expected term of assets’ sale would result in an increase in impairment losses of USD 34,430 thousand (2011: USD 33,584 thousand) on loans individually determined to be impaired. A 10% increase in the value of assets held by the Bank as collateral on loans impaired would result in a decrease of expected loss of USD 10,589 thousand (2011: USD 19,995 thousand).

Expected loss on corporate loans with the collectively assessed allowances for impairment may be influenced by the probability of borrower’s default (PD) and cure rate (CR), representing the statistics of the recovery of impaired loans. A simultaneous 10% increase in PD and 10% decrease in CR would result in an increase in impairment losses of USD 1,111 thousand (2011: USD 1,265 thousand). A simultaneous 10% decrease in PD and increase in CR would result in a decrease in impairment losses of USD 1,041 thousand (2011: USD 1,148 thousand).

Expected loss on collectively assessed retail loans may be influenced by the probability of borrower’s default (PD) and recovery rate (RR). A simultaneous 10% increase in PD and 10% decrease in RR would result in an increase in impairment losses of USD 5,324 thousand (2011: USD 6,684 thousand). A simultaneous 10% decrease in PD and increase in RR would result in a decrease in impairment losses of USD 5,311 thousand (2011: USD 11,244 thousand).

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2012 financial statements

(in thousands of US Dollars)

Translation from original in Ukrainian

5.	Critical accounting estimates and judgements in applying accounting policies (Continued)

Fair value of own use premises and investment property, works of arts and investment property

As stated in Note 4, the premises and the investment property of the Bank are subject to revaluation on a regular basis. Such revaluations are based on the results of work of independent appraiser. The basis for their work is the sales comparisons approach, which is further confirmed by the income approach. When performing the revaluation certain judgments and estimates are applied by the appraisers in determination of the comparable premises to be used in the sales comparison approach, the useful life of the assets revalued, the capitalization rate to be applied for the income approach. In 2012, the Bank held the assessment of fair value of own premises without engaging the independent appraisers and made a conclusion that their fair value differs from the carrying value no more than 5%, that’s why the Bank management made a decision not to revalue own premises in the reporting year. To the extent that the price per square meter differs in the range of 5%, the fair value of own use premises would be USD 6,710 thousand higher or lower, respectively, and the fair value of investment property would be USD 511 thousand higher or lower, respectively.

Related party transactions

In the normal course of business the Bank enters into transactions with its related parties. IAS 39 requires initial recognition of financial instruments based on their fair values. Judgement is applied in determining if transactions are priced at market or non-market interest rates, where there is no active market for such transactions. The basis for such judgement is the pricing for similar types of transactions with unrelated parties and effective interest rate analysis. Terms of related party transactions are disclosed in Note 32.

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2012 financial statements

(in thousands of US Dollars)

Translation from original in Ukrainian

6.	Cash and cash equivalents

For the purpose of the cash flow statement cash and cash equivalents comprised the following:

	2012	2011
Cash on hand and in transit	87,941	78,964
Current account with the National Bank of Ukraine (Note 7)	173,007	233,136
Current account with the National Bank of Ukraine – mandatory reserve balance (Note 7)	(44,687)	(16,645)
Current accounts and overnight deposits with other banks (Note 8)	263,778	506,982
Current accounts and overnight deposits with other banks – interest income accrued (Note 8)	(185)	(56)

Total cash and cash equivalents	479,854	802,381

7.	Balance with the National Bank of Ukraine

	2012	2011
Current account with the National Bank of Ukraine, including:	173,007	233,136
- part of mandatory reserve balance	44,687	16,645
Mandatory reserve balance	8,537	26,857
Other mandatory reserve balance	4,276	3,278

Total balance with the National Bank of Ukraine	185,820	263,271

In accordance with the NBU requirements, the Bank is required to maintain the mandatory reserve balance with the NBU, which is computed as a percentage of certain of the Bank’s liabilities for the prior period of provisioning. Mandatory reserve balance for December 2012 amounted to USD 92,934 thousand (2011: USD 66,579 thousand). As at 31 December 2012, 50% of the mandatory reserve balance for the previous month (2011: 70% of the mandatory reserve balance for the previous month) should be maintained on a separate account with the NBU, with interest accrued at 30% of the official discount rate of the NBU, being 2.25 % as at 31 December 2012 (2011: 30% of the official discount rate of the NBU, being 2.325%). As at 31 December 2012, the amount of interest accrued on the account balance was USD 17 thousand (2011: USD 52 thousand). In accordance with the NBU requirements, Ukrainian banks may satisfy their mandatory reserve requirements with balances placed on a separate account with the NBU and treasury bills issued for the purpose of financing preparation of Ukraine to EURO 2012 football tournament in the amount of 50% of their par value and treasury bills with face value in foreign currency in the amount of 10% of their par value (2011: balance on a separate account with the NBU and EURO 2012 treasury bills in the amount of 50% of their par value). As at 31 December 2012, the value of treasury bills used by the Bank as a part of mandatory reserve requirements was USD 36,167 thousand (2011: USD 19,800 thousand).

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2012 financial statements

(in thousands of US Dollars)

Translation from original in Ukrainian

7.	Balance with the National Bank of Ukraine (Continued)

In addition to the placement on a separate account with the NBU, the Bank is required to maintain an opening balance on the current account with the NBU on a daily basis amounting to 50% of the mandatory reserve balance.

Therefore, as at 31 December 2012, 100% of the mandatory reserve balance (2011: 95% of the mandatory reserve balance) is not available for the Bank’s day-to-day operations and is excluded from cash and cash equivalents for the purpose of the cash flow statement.

In addition, with effect from 2009, Ukrainian banks are required to keep other mandatory reserves on a separate account with the NBU for:

•	impairment provisions (determined according to the NBU requirements) created for loans granted in foreign currency to borrowers with no foreign currency income;

•	foreign currency deposits and loans received from non-residents for a period of less than 183 calendar days.

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2012 financial statements

(in thousands of US Dollars)

Translation from original in Ukrainian

8.	Due from other banks

	2012	2011
Current accounts and overnight deposits with other banks
- OECD countries	210,176	472,354
- Domestic	45,712	27,595
- Non-OECD countries	7,890	7,033

Total current accounts and overnight deposits with other banks	263,778	506,982

including interest income accrued	185	56

Term deposits with other banks, including:
- OECD countries	21,380	22,283
- Domestic	16,460	31,172
- Non-OECD countries	41	40
Reverse sale and repurchase agreements	—	25,785
Allowance for impairment	(811)	(904)

Total term deposits with other banks	37,070	78,376

Total due from other banks	300,848	585,358

Placements are made with Ukrainian and foreign banks. Analysis by credit quality of due from other banks outstanding at 31 December 2012 is as follows:

	Current accounts and overnight deposits with other banks	Term deposits with other banks	Total
Neither past due nor impaired
– AA- to AA+ rated	29,034	—	29,034
– A- to A+ rated	179,879	21,380	201,259
– BBB- to BBB+ rated	2,697	—	2,697
– BB- to BB+ rated	5,103	—	5,103
– B- to B+ rated	90	41	131
– CCC- to CCC+ rated	11,170	4	11,174
– CC- to CC+ rated	—	10,158	10,158
– Unrated	35,805	5,487	41,292

Total neither past due nor impaired	263,778	37,070	300,848

Balances individually determined to be impaired
– over 360 days overdue	—	811	811

Total individually impaired	—	811	811

Less allowance for impairment	—	(811)	(811)

Total due from other banks	263,778	37,070	300,848

The credit ratings are based on the ratings assigned by the international rating agencies Fitch, Moody’s and S&P. Counterparties disclosed in the above table as “unrated” mainly include Ukrainian banks, considered to be mid-size or small banks in terms of the amount of total assets.

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2012 financial statements

(in thousands of US Dollars)

Translation from original in Ukrainian

8.	Due from other banks (Continued)

Analysis by credit quality of due from other banks outstanding at 31 December 2011 is as follows:

	Current accounts and overnight deposits with other banks	Term deposits with other banks	Reverse sale and repurchase agreements	Total
Neither past due nor impaired
– AA- to AA+ rated	101,594	—	—	101,594
– A- to A+ rated	368,900	22,283	—	391,183
– BBB- to BBB+ rated	3,694	—	—	3,694
– BB- to BB+ rated	3,337	—	—	3,337
– B- to B+ rated	12,568	18,548	—	31,116
– Unrated	16,889	11,760	25,785	54,434

Total neither past due nor impaired	506,982	52,591	25,785	585,358

Balances individually determined to be impaired
– over 360 days overdue	—	904	—	904

Total individually impaired	—	904	—	904

Less allowance for impairment	—	(904)	—	(904)

Total due from other banks	506,982	52,591	25,785	585,358

Movements in the allowance for impairment of due from other banks during the year are as follows:

	2012	2011
	Term deposits with	Term deposits with
	other banks	other banks
Balance as at 1 January	904	947
Release of allowance	(93)	—
Assets written off during the year as uncollectible	—	(39)
Exchange rate impact	—	(4)

Balance as at 31 December	811	904

As at 31 December 2012, term deposits placed with other banks in OECD and non-OECD countries of USD 21,421 thousand (2011: in OECD countries of USD 22,322 thousand) represented security deposits against import letters of credit and guarantees issued by the Bank in favour of its clients.

As at 31 December 2012, USD 127,667 thousand on current accounts and overnight deposits with other banks representing 42% of the total amount due from other banks before deduction of the allowance for impairment were placed with one OECD bank with A- to A+ rating confirmed by the international rating agencies (2011: USD 303,975 thousand representing 52% were placed with one OECD bank with A- to A+ rating confirmed by the international rating agencies).

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2012 financial statements

(in thousands of US Dollars)

Translation from original in Ukrainian

9.	Loans to customers

	2012	2011
Corporate loans	1,925,409	1,816,157
Reverse sale and repurchase agreements	—	260
Less allowance for impairment	(209,035)	(213,895)

Total corporate loans	1,716,374	1,602,522

Loans to individuals:
Mortgage loans	371,359	419,010
Car loans	75,850	90,786
Consumer loans	247,672	91,594
Other loans	6,121	4,878
Less allowance for impairment	(179,943)	(153,036)

Total loans to individuals	521,059	453,232

Total loans to customers	2,237,433	2,055,754

Included in gross loans to customers as at 31 December 2012 were loans of USD 2,570,089 thousand (2011: USD 2,383,640 thousand) with fixed interest rates and loans of USD 56,322 thousand (2011: USD 39,045 thousand) with floating interest rates.

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2012 financial statements

(in thousands of US Dollars)

Translation from original in Ukrainian

9.	Loans to customers (Continued)

Movements in allowance for loan impairment

Movements in the allowance for impairment of the loan portfolio during the year ended 31 December 2012 were as follows:

	Corporate loans	Reverse sale and repurchase agreements	Mortgage loans	Car loans	Consumer loans	Other loans to individuals	Total
Allowance for impairment of loan portfolio at 1 January 2012	213,635	260	135,572	13,814	3,027	623	366,931
Provision/(reversal of provision) during the year	4,968	(260)	14,667	3,473	12,886	97	35,831
Loans written off during the year as uncollectable	(9,789)	—	(3,980)	—	(128)	(115)	(14,012)
Effect of translation to presentation currency	221	—	10	—	(3)	—	228

Allowance for impairment of loan portfolio at 31 December 2012	209,035	—	146,269	17,287	15,782	605	388,978

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2012 financial statements

(in thousands of US Dollars)

Translation from original in Ukrainian

9.	Loans to customers (Continued)

Analysis of the allowance for impairment of the loan portfolio by class and provisioning rate as at 31 December 2012 is as follows:

	Corporate loans	Mortgage loans	Car loans	Consumer loans	Other loans to individuals	Total
Allowance recognised for loans individually determined to be impaired	171,151	76,012	594	—	—	247,757
Allowance recognised for loans collectively determined to be impaired	31,639	68,744	16,278	13,215	579	130,455
Allowance recognised on collective basis for loans without specific sign of impairment	6,245	1,513	415	2,567	26	10,766

Total recognised allowance for loan impairment	209,035	146,269	17,287	15,782	605	388,978

Gross amount of loans individually determined to be impaired, before deducting any impairment allowance	337,557	156,596	642	—	—	494,795
Gross amount of loans collectively determined to be impaired, before deducting any impairment allowance	48,984	112,222	23,039	29,148	628	214,021
Gross amount of loans without specific sign of impairment, before deducting any impairment allowance	1,538,868	102,541	52,169	218,524	5,493	1,917,595

Gross amount of loans before deducting any impairment allowance	1,925,409	371,359	75,850	247,672	6,121	2,626,411

Provisioning rate for individually impaired loans	51%	49%	93%	—	—	50%
Provisioning rate for collectively impaired loans	65%	61%	71%	45%	92%	61%
Provisioning rate for loans without specific sign of impairment	0%	1%	1%	1%	0%	1%

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2012 financial statements

(in thousands of US Dollars)

Translation from original in Ukrainian

9.	Loans to customers (Continued)

Movements in the allowance for impairment of the loan portfolio during the year ended 31 December 2011 were as follows:

	Corporate loans	Reverse sale and repurchase agreements	Mortgage loans	Car loans	Consumer loans	Other loans to individuals	Total
Allowance for impairment of loan portfolio at 1 January 2011	245,235	5,876	116,808	9,299	7,381	3,363	387,962
Provision/(reversal of provision) during the year	228	(5,616)	19,010	4,634	(4,306)	(2,700)	11,250
Loans written off during the year as uncollectable	(28,052)	—	—	(25)	—	(1)	(28,078)
Reversal of provision at the disposal of loan	(3,176)	—	—	—	—	—	(3,176)
Effect of translation to presentation currency	(600)	—	(246)	(94)	(48)	(39)	(1,027)

Allowance for impairment of loan portfolio at 31 December 2011	213,635	260	135,572	13,814	3,027	623	366,931

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2012 financial statements

(in thousands of US Dollars)

Translation from original in Ukrainian

9.	Loans to customers (Continued)

Analysis of the allowance for impairment of the loan portfolio by class and provisioning rate as at 31 December 2011 is as follows:

	Corporate loans	Reverse sale and repurchase agreements	Mortgage loans	Car loans	Consumer loans	Other loans to individuals	Total
Allowance recognised for loans individually determined to be impaired	184,081	260	80,880	524	—	—	265,745
Allowance recognised for loans collectively determined to be impaired	24,320	—	53,147	12,721	1,838	596	92,622
Allowance recognised on collective basis for loans without specific sign of impairment	5,234	—	1,545	569	1,189	27	8,564

Total recognised allowance for loan impairment	213,635	260	135,572	13,814	3,027	623	366,931

Gross amount of loans individually determined to be impaired, before deducting any impairment allowance	383,175	260	177,437	931	—	—	561,803
Gross amount of loans collectively determined to be impaired, before deducting any impairment allowance	48,451	—	107,292	22,952	3,097	617	182,409
Gross amount of loans without specific sign of impairment, before deducting any impairment allowance	1,384,531	—	134,281	66,903	88,497	4,261	1,678,473

Gross amount of loans before deducting any impairment allowance	1,816,157	260	419,010	90,786	91,594	4,878	2,422,685

Provisioning rate for individually impaired loans	48%	100%	46%	56%	—	—	47%
Provisioning rate for collectively impaired loans	50%	—	50%	55%	59%	97%	51%
Provisioning rate for loans without specific sign of impairment	0%	—	1%	1%	1%	1%	1%

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2012 financial statements

(in thousands of US Dollars)

Translation from original in Ukrainian

9.	Loans to customers (Continued)

Collateral and other credit enhancements

The amount and type of collateral required depends on an assessment of the credit risk of the counterparty. Guidelines are implemented regarding the acceptability of types of collateral and valuation parameters.

The main types of collateral obtained are as follows:

•	for securities lending and reverse repurchase transactions: cash or securities;

•	for commercial lending: charges over real estate property, inventory and trade receivables, rights to claim from deposit;

•	for retail lending: property rights for movable and immovable property, rights to claim from deposit.

The Bank also obtains guarantees from parent companies of its borrowers for loans to their subsidiaries.

Management monitors the market value of collateral, requests additional collateral in accordance with the underlying agreement, and monitors the market value of collateral obtained during its review of the adequacy of the allowance for loan impairment.

As at 31 December 2012, loans collateralised by customer deposits with the Bank amounted to USD 56,286 thousand (2011: USD 49,021 thousand) (Note 15).

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2012 financial statements

(in thousands of US Dollars)

Translation from original in Ukrainian

9.	Loans to customers (Continued)

Credit quality of the loan portfolio

The credit quality of loans is managed by using the Bank’s internal credit ratings. It is the Bank’s policy to maintain accurate and consistent risk ratings across the credit portfolio. This facilitates focused management of the applicable risks and the comparison of credit exposures across all lines of business, geographic regions and products. The rating system is supported by a variety of financial analytics, combined with processed market information to provide the main inputs for the measurement of counterparty risk. All internal risk ratings are tailored to the various categories and are derived in accordance with the Bank’s rating policy. The attributable risk ratings are assessed and updated regularly.

The description of internal credit ratings used by the Bank for corporate borrowers is provided below.

High rating is assigned to the entities with the expanding of operating activity, stable financial position (sufficient share capital, low dependency of external sources of financing), high efficiency of business model. The entities with high rating are either the market leaders or have stable market position. Management and organisational structure are strong. The risk of the decrease in credit quality of the borrower is minimal, credit history is excellent.

Standard rating is assigned to the entities with stable volumes of operating activity, with performance effectiveness at industry average level or above. The dependency of external sources of financing is not critical. The entities with standard rating have stable market position at the regional and national level. Management and organisational structure are adequate. The risk of default is insignificant. Credit history is positive, with insignificant technical delays in repayment of borrowings.

Below standard rating is assigned to the entities with unstable or decreasing operational activities, low business efficiency, high dependency of external sources of financing. Market position is not stable, the decrease or loss of market share is possible. The risk of default should be considered in case of the decrease of available operating cash flows. Credit history may contain significant delays in repayment of borrowings.

The description of internal credit ratings used by the Bank for retail borrowers is provided below.

High rating is assigned to the borrowers with strong financial position. Credit quality and solvency are more than sufficient for the loan servicing. Risk of the decrease in credit quality is minimal.

Standard rating is assigned to the borrowers with stable financial position. Credit quality and solvency are sufficient for the loan servicing. The risk of default is insignificant.

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2012 financial statements

(in thousands of US Dollars)

Translation from original in Ukrainian

9.	Loans to customers (Continued)

Below standard rating is assigned to the borrowers with unstable or worsening financial position. Credit quality and solvency are marginally sufficient for the loan servicing. The risk of default should be considered in case of any negative impact of external factors on the cash flows available for the repayment of credit exposure.

Analysis by credit quality of loans outstanding as at 31 December 2012 is as follows:

	Corporate loans	Mortgage loans	Car loans	Consumer loans	Other loans to individuals	Total
Neither past due nor impaired
high rating	542,634	65,416	34,907	211,425	2,774	857,156
standard rating	699,206	20,107	13,497	1,545	2,089	736,444
below standard rating	289,922	6,352	461	841	23	297,599

Total neither past due nor impaired	1,531,762	91,875	48,865	213,811	4,886	1,891,199

Past due but not impaired
- less than 30 days overdue	4,760	7,709	2,351	3,950	337	19,107
- 30 to 90 days overdue	—	2,957	953	763	270	4,943
- 181 to 360 days overdue	901	—	—	—	—	901
- more than 360 days overdue	1,445	—	—	—	—	1,445

Total past due but not impaired	7,106	10,666	3,304	4,713	607	26,396

Loans determined to be impaired individually or collectively
- less than 30 days overdue	137,141	16,638	—	8,648	—	162,427
- 30 to 90 days overdue	14,775	47,865	—	5,479	—	68,119
- 91 to 180 days overdue	12,801	2,681	663	4,714	58	20,917
- 181 to 360 days overdue	9,536	19,102	1,169	7,439	21	37,267
- more than 360 days overdue	212,288	182,532	21,849	2,868	549	420,086

Loans determined to be impaired individually or collectively	386,541	268,818	23,681	29,148	628	708,816

Less allowance for impairment	(209,035)	(146,269)	(17,287)	(15,782)	(605)	(388,978)

Total loans to customers	1,716,374	225,090	58,563	231,890	5,516	2,237,433

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2012 financial statements

(in thousands of US Dollars)

Translation from original in Ukrainian

9.	Loans to customers (Continued)

Analysis by credit quality of loans outstanding as at 31 December 2011 is as follows:

	Corporate loans	Reverse sale and repurchase agreements	Mortgage loans	Car loans	Consumer loans	Other loans to individuals	Total
Neither past due nor impaired
high rating	508,027	—	84,073	42,440	15,551	1,917	652,008
standard rating	547,214	—	32,119	19,094	68,593	2,186	669,206
below standard rating	312,919	—	7,765	1,114	10	18	321,826

Total neither past due nor impaired	1,368,160	—	123,957	62,648	84,154	4,121	1,643,040

Past due but not impaired
- less than 30 days overdue	10,725	—	7,541	2,807	4,323	102	25,498
- 30 to 90 days overdue	3,543	—	2,783	1,448	20	38	7,832
- 91 to 180 days overdue	1,982	—	—	—	—	—	1,982
- more than 360 days overdue	121	—	—	—	—	—	121

Total past due but not impaired	16,371	—	10,324	4,255	4,343	140	35,433

Loans determined to be impaired individually or collectively
- less than 30 days overdue	194,506	—	74,849	117	—	—	269,472
- 30 to 90 days overdue	6,580	—	3,306	8	1,567	—	11,461
- 91 to 180 days overdue	22,185	—	6,816	860	815	32	30,708
- 181 to 360 days overdue	18,851	—	17,559	2,035	172	9	38,626
- more than 360 days overdue	189,504	260	182,199	20,863	543	576	393,945

Loans determined to be impaired individually or collectively	431,626	260	284,729	23,883	3,097	617	744,212

Less allowance for impairment	(213,635)	(260)	(135,572)	(13,814)	(3,027)	(623)	(366,931)

Total loans to customers	1,602,522	—	283,438	76,972	88,567	4,255	2,055,754

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2012 financial statements

(in thousands of US Dollars)

Translation from original in Ukrainian

9.	Loans to customers (Continued)

Concentration of loans to customers

As at 31 December 2012, the Bank’s 20 largest borrowers, with aggregate loan amount of USD 663,625 thousand, represented 25 % of the gross loan portfolio (2011: 20 largest borrowers, with aggregate loan amount of USD 653,533 thousand, represented 27% of the gross loan portfolio).

The loan portfolio of the Bank by economic sectors, the credit risk of which has an impact on the credit quality, is as follows:

	2012	2011
Individuals	701,002	606,268
Trade and agency services	508,362	506,680
Food industry and agriculture	415,728	338,575
Property development	391,763	366,186
Machine building	147,183	100,194
Metallurgy	132,948	131,310
Transport, communication and infrastructure	83,751	104,148
Non-banking financial institutions	79,125	58,881
Woodworking	63,377	66,561
Chemical	22,453	20,798
Mining	15,819	46,765
Other	64,900	76,319

Total loans to customers (gross amount)	2,626,411	2,422,685

The Bank’s lending activities are conducted in Ukraine. The ability of borrowers to repay their debt is dependent on a number of factors including the overall financial health of the borrower and the Ukrainian economy.

As at 31 December 2012, included in loans to customers were loans with the carrying value before the allowance of USD 223,397 thousand (2011: USD 115,554 thousand) placed as collateral for loans received from the NBU (Note 13).

As at 31 December 2012, included in loans to customers were loans with the carrying value before the allowance of USD 8,546 thousand (2011: USD 8,552 thousand) placed as collateral for due to other banks (Note 14).

The financial effect of collateral is presented by disclosing collateral values separately for:

•	those financial assets where collateral and other credit enhancements are equal to, or exceed, carrying value of the asset (“over-collateralised assets”) and

•	those financial assets where collateral and other credit enhancements are less than the carrying value of the asset (“under-collateralised assets”).

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2012 financial statements

(in thousands of US Dollars)

Translation from original in Ukrainian

9.	Loans to customers (Continued)

Effect of collateral as at 31 December 2012 is as follows:

	Over-collateralised assets		Under-collateralised assets
	Carrying value net of allowance	Fair value of collateral	Carrying value net of allowance	Fair value of collateral
Corporate loans	1,217,210	2,373,005	499,164	325,418
Mortgage loans	154,073	306,810	71,017	41,188
Car loans	53,992	120,974	4,571	444
Consumer loans	127	301	231,763	—
Other loans (overdrafts)	2,432	11,101	3,084	—

Total	1,427,834	2,812,191,	809,599	367,050

Effect of collateral as at 31 December 2011 is as follows:

	Over-collateralised assets		Under-collateralised assets
	Carrying value net of allowance	Fair value of collateral	Carrying value net of allowance	Fair value of collateral
Corporate loans	1,281,774	2,561,489	320,748	211,421
Reverse sale and repurchase agreements	—	—	—	—
Mortgage loans	173,829	284,214	109,609	96,479
Car loans	36,519	67,226	40,453	26,723
Consumer loans	22	45	88,545	—
Other loans (overdrafts)	—	—	4,255	—

Total	1,492,144	2,912,974	563,610	334,623

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2012 financial statements

(in thousands of US Dollars)

Translation from original in Ukrainian

10.	Investment securities

Investment securities in the trading portfolio

	2012	2011
Ukrainian Government debt securities	46,765	—

Total investment securities in the trading portfolio	46,765	—

Investment securities in the trading portfolio are rated B- to B+.

Investment securities available for sale

	2012	2011
Ukrainian Government debt securities	359,727	259,343
Deposit certificates issued by the NBU	—	250,087
Corporate bonds	17,681	12,596

Total debt securities	377,408	522,026

Shares	883	883

Total investment securities available for sale	378,291	522,909

Analysis by credit quality of debt securities outstanding as at 31 December 2012 is as follows:

	Ukrainian Government debt securities	Corporate bonds	Total
Neither past due nor impaired
– B- to B+ rated	359,727	—	359,727
– Unrated	—	17,491	17,491

Total neither past due nor impaired	359,727	17,491	377,218

Balances individually determined to be impaired
– more than 360 days overdue	—	190	190

Total individually impaired securities	—	190	190

Total debt securities	359,727	17,681	377,408

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2012 financial statements

(in thousands of US Dollars)

Translation from original in Ukrainian

10.	Investment securities (Continued)

Analysis by credit quality of debt securities outstanding as at 31 December 2011 is as follows:

	Ukrainian Government debt securities	Deposit certificates issued by the NBU	Corporate bonds	Total
Neither past due nor impaired
– B- to B+ rated	259,343	250,087	—	509,430
– Unrated	—	—	12,374	12,374

Total neither past due nor impaired	259,343	250,087	12,374	521,804

Balances individually determined to be impaired
– more than 360 days overdue	—	—	222	222

Total individually impaired securities	—	—	222	222

Total debt securities	259,343	250,087	12,596	522,026

The credit ratings for Ukrainian Government debt securities and deposit certificates issued by the NBU are based on sovereign country rating, and for corporate bonds – on ratings assigned by international rating agencies Fitch, Moody’s and S&P.

The primary factor that the Bank considers in determining whether a debt security is impaired is its overdue status. Based on this factor, the Bank presents above an ageing analysis of debt securities that are individually determined to be impaired.

As at 31 December 2012, the Ukrainian Government debt securities include state treasury bonds with the final maturity dates from 20 February 2013 to 25 August 2015 and the effective interest rates from 7% to 40% p.a.

As at 31 December 2012, corporate bonds include bonds issued by corporate entities with the final maturity dates from 1 September 2013 to 9 February 2015 and overdue bonds. The corporate bonds carry effective interest rates from 9% to 21% p.a.

As at 31 December 2012, debt securities with a carrying amount of USD 10,637 thousand (2011: nil) were pledged as collateral for the loans received from the NBU (Note 13).

In 2012, the Bank recognised the impairment of debt securities in the amount of USD 74 thousand (2011: impairment in the amount of USD 2,379 thousand).

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2012 financial statements

(in thousands of US Dollars)

Translation from original in Ukrainian

11.	Property and equipment, investment property and intangible assets

	Premises	Leasehold improvements	Works of art	Computers and other equipment	Capital investments in property and equipment	Total property and equipment	Intangible assets	Total
Cost or revalued amount at 1 January 2011	153,956	4,491	353	45,446	3,379	207,625	11,625	219,250
Accumulated depreciation and amortisation	(23,512)	(2,995)	—	(30,587)	—	(57,094)	(6,465)	(63,559)

Carrying amount at 1 January 2011	130,444	1,496	353	14,859	3,379	150,531	5,160	155,691

Additions	223	206	—	9,098	2,243	11,770	4,144	15,914
Disposals/write-offs	(61)	(120)	—	(352)	(14)	(547)	(290)	(837)
Transfers to another category	4,037	3	—	—	(4,040)	—	—	—
Transfers to investment property	(1,944)	—	—	—	—	(1,944)	—	(1,944)
Transfers from investment property	4,204	—	—	—	—	4,204	—	4,204
Revaluation	5,064	—	—	—	—	5,064	—	5,064
Impairment loss	(1,345)	—	—	—	—	(1,345)	—	(1,345)
Reversal of impairment through profit or loss	988	—	—	—	—	988	—	988
Depreciation and amortisation charge	(3,053)	(672)	—	(5,930)	—	(9,655)	(1,530)	(11,185)
Effect of translation to presentation currency	(465)	(7)	—	(52)	(8)	(532)	(19)	(551)

Carrying amount at 31 December 2011	138,092	906	353	17,623	1,560	158,534	7,465	165,999

Cost or revalued amount at 31 December 2011	167,083	3,901	353	51,700	1,560	224,597	14,306	238,903
Accumulated depreciation and amortisation	(28,991)	(2,995)	—	(34,077)	—	(66,063)	(6,841)	(72,904)

Carrying amount at 1 January 2012	138,092	906	353	17,623	1,560	158,534	7,465	165,999

Additions	—	—	—	6,864	556	7,420	6,027	13,447
Disposals/write-offs	—	(55)	—	(468)	—	(523)	(471)	(994)
Transfers to another category	798	149	—	—	(947)	—	—	—
Transfers to investment property	(3,455)	—	—	—	—	(3,455)	—	(3,455)
Transfers from investment property	2,084	—	—	—	—	2,084	—	2,084
Revaluation	—	—	787	—	—	787	—	787
Depreciation and amortisation charge	(3,271)	(492)	—	(7,161)	—	(10,924)	(2,388)	(13,312)
Effect of translation to presentation currency	(48)	1	—	(286)	(1)	(334)	(3)	(337)

Carrying amount at 31 December 2012	134,200	509	1,140	16,572	1,168	153,589	10,630	164,219

Cost or revalued amount at
31 December 2012	166,779	3,417	1,140	54,685	1,168	227,189	19,343	246,532
Accumulated depreciation and amortisation	(32,579)	(2,908)	—	(38,113)	—	(73,600)	(8,713)	(82,313)

Carrying amount at 31 December 2012	134,200	509	1,140	16,572	1,168	153,589	10,630	164,219

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2012 financial statements

(in thousands of US Dollars)

Translation from original in Ukrainian

11.	Property and equipment, investment property and intangible assets (Continued)

As at 31 December 2012, the Bank’s own premises, furniture, equipment and ATMs, with a net book value of USD 151,186 thousand (2011: USD 104,634 thousand), were insured against risks of natural disasters, robbery, fire and unlawful acts of third parties.

As at 31 December 2012, the Bank’s premises with a carrying value of USD 91,952 thousand (2011: USD 94,838 thousand) and investment property with a carrying value of USD 3,251 thousand (2011: USD 2,372 thousand) were pledged as collateral for loans received from the NBU (Note 13).

As at 31 December 2012, the carrying amount of premises would have been USD 56,416 thousand (2011: USD 59,522 thousand) had these assets been measured using the cost model. The amount reconciles to the carrying value of the premises as follows:

	2012	2011
Premises at revalued amount in the statement of financial position	134,200	138,092
Revaluation reserve presented in equity, net of tax	(76,346)	(77,258)
Deferred tax on revaluation of property and equipment	(1,438)	(1,312)

Premises at cost less accumulated depreciation and impairment	56,416	59,522

The Bank’s premises and investment property were not valued as at 1 December 2012. For the sensitivity analysis of the fair value of premises before changes in the key assumptions used during the valuation, refer to Note 5.

Investment property movements are as follows:

	2012	2011
Fair value of investment property at 1 January	8,845	9,816

Transfer to owner-occupied premises	(2,084)	(4,204)
Transfer from owner-occupied premises	3,455	1,944
Fair value gain	2	1,336
Effect of translation to presentation currency	(3)	(47)

Fair value of investment property at 31 December	10,215	8,845

The rental income received in respect of investment property for 2012 amounted to USD 729 thousand (2011: USD 883 thousand) (Note 26.) The operating and maintenance expenses related to investment property for 2012 were USD 243 thousand (2011: USD 321 thousand.)

The fair value gains less losses on investment property of USD 2 thousand (2011: gains less losses of USD 1,336 thousand) were recognised in the statement of income.

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2012 financial statements

(in thousands of US Dollars)

Translation from original in Ukrainian

12.	Other assets

	2012	2011
Financial assets
Settlements on card operations	8,252	4,565
Derivative financial assets (Note 21)	1,100	4,255
Receivables on loans sold	—	2,912
Receivables on transactions with securities	—	1,102
Other financial assets	1,928	1,180
Allowance for impairment	(376)	(1,268)

Total financial assets	10,904	12,746

Non-financial assets
Prepayments for property, equipment and intangible assets	3,021	3,899
Precious metals	5,925	4,656
Receivables on purchase of precious metals	—	2,891
Repossessed collateral
– real estate properties accepted in settlement of loans	12,478	7,827
– other assets accepted in settlement of loans	—	249
Other	3,620	5,083
Allowance for impairment	(45)	(99)

Total non-financial assets	24,999	24,506

Total other assets	35,903	37,252

Repossessed collateral represents assets acquired by the Bank in settlement of overdue loans. The Bank expects to dispose of the assets in the foreseeable future. The assets do not meet the definition of non-current assets held for sale due to their unlikely disposal within a year, and are classified as inventories in accordance with IAS 2 Inventories. The assets were initially recognised at fair value when acquired.

Movements in allowance for impairment of other financial assets during the year were as follows:

	2012	2011
Allowance for impairment as at 1 January	1,268	2,752

Impairment loss / (decrease of impairment) for the year	241	(1,469)
Assets written off during the year as uncollectible	(1,132)	(9)
Effect of translation to presentation currency	(1)	(6)

Allowance for impairment as at 31 December	376	1,268

Movements in allowance for impairment of other non-financial assets during the year were as follows:

	2012	2011
Allowance for impairment as at 1 January	99	4,650

Impairment reversal for the year	(54)	(4,496)
Effect of translation to presentation currency	—	(55)

Allowance for impairment as at 31 December	45	99

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2012 financial statements

(in thousands of US Dollars)

Translation from original in Ukrainian

13.	Due to the National Bank of Ukraine

As at 31 December 2012, the Bank had two loans due to the National Bank of Ukraine.

In January 2009, the Bank obtained a liquidity support loan of UAH 500,000 thousand (USD 64,935 thousand at UAH/USD exchange rate at the date of receipt). The loan had interest at 18.5% p.a. and final maturity date in December 2009. In December 2009, the maturity of the loan was extended until December 2012 with a change in interest rate to the official discount rate of the NBU + 2% p.a., which represents 9.5% p.a. as at the reporting date. In December 2012, the maturity of the loan was extended to December 2016. As at 31 December 2012, the carrying amount of this loan was USD 43,787 thousand (2011: USD 43,805 thousand).

In March 2009, the Bank obtained a further liquidity support loan of UAH 1,336,900 thousand (USD 171,306 thousand at UAH/USD exchange rate at the date of receipt.) The loan had interest at 16.5% p.a. and final maturity in March 2010. In December 2009, the maturity of the loan was extended to April 2013 with a change in interest rate to the official discount rate of the NBU + 2% p.a., which represents 9.5% p.a. as at the reporting date. In December 2012, the maturity of the loan was extended to December 2016. As at 31 December 2012, the carrying value of the loan was USD 83,343 thousand (2011: USD 83,377 thousand).

These loans are secured by loans to the Bank’s customers with a carrying amount of USD 223,397 thousand (Note 9) and the Bank’s premises and investment property with a fair value of USD 91,952 thousand and USD 3,251 thousand respectively (Note 11) as well as debt securities with a carrying value of USD 10,637 thousand (Note 10) (2011: the loans were secured by loans to customers with a carrying amount of USD 115,554 thousand and the Bank’s premises and investment property with a fair value of USD 94,838 thousand and USD 2,372 thousand respectively; debt securities – nil.)

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2012 financial statements

(in thousands of US Dollars)

Translation from original in Ukrainian

14.	Due to other banks

	2012	2011
Current accounts of other banks
- Domestic	98,806	25,190
- Non-OECD countries	53	51

Total current accounts of other banks	98,859	25,241

Term deposits of other banks
- Domestic	47,774	39,987

Total term deposits of other banks	47,774	39,987

Total due to other banks	146,633	65,228

As at 31 December 2012, included in term deposits of other banks were USD 66 thousand (2011: USD 66 thousand) held as collateral for commitments under import letters of credit and guarantees (Note 31) as well as USD 400 thousand held as collateral for unconfirmed letters of credit.

As at 31 December 2012, placements of 10 largest banks of USD 119,039 thousand made 81% due from other banks (2011 – USD 50,924 thousand made 78% due from other banks.)

As disclosed in Note 9, term placements of other banks of USD 8,542 thousand (2011: USD 8,546 thousand) were secured by loans to customers of USD 8,546 thousand (2011: USD 8,552 thousand.)

15.	Customer accounts

	2012	2011
Legal entities
- Current accounts	588,006	1,144,345
- Term deposits	335,313	303,034

Individuals
- Current accounts	222,742	193,555
- Term deposits	1,057,236	890,316

Total customer accounts	2,203,297	2,531,250

As at 31 December 2012, the Bank’s 10 largest customers, with an aggregate amount of accounts of USD 332,493 thousand, represented 15% of customer accounts (2011: 10 largest customers, with an aggregate amount of deposits of USD 843,200 thousand, represented 33% of customer accounts).

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2012 financial statements

(in thousands of US Dollars)

Translation from original in Ukrainian

15.	Customer accounts (Continued)

As at 31 December 2012, included in customer accounts were deposits of USD 56,286 thousand (2011: USD 49,021 thousand) held as part of collateral for loans to customers with a carrying amount of USD 69,358 thousand (2011: USD 80,391 thousand) (Note 9) and loan commitments of USD 7,179 thousand (2011: USD 3,242 thousand.) In addition, USD 6,074 thousand (2011: USD 20,979 thousand) is held as collateral for commitments under import letters of credit, guarantees and promissory notes endorsements (Note 31).

In accordance with Ukrainian legislation, the Bank is obliged to repay term deposits of individuals upon demand of a depositor. In the event that a term deposit is repaid upon demand of the depositor prior to maturity, interest is paid based on the interest rate for demand deposits, unless a different interest rate is specified in the agreement.

Economic sector concentrations within customer accounts are as follows:

	2012	2011
Individuals	1,279,978	1,083,871
Trade and agency services	179,525	263,490
Transport and infrastructure	166,326	117,611
Metallurgy	144,597	650,391
Machine building	127,384	111,513
Mining and energy	47,355	51,971
Property development	40,238	42,322
Non-banking financial institutions	39,840	33,425
Food industry and agriculture	22,483	10,367
Chemical	19,563	19,944
Woodworking	6,490	13,376
Other	129,518	132,969

Total customer accounts	2,203,297	2,531,250

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2012 financial statements

(in thousands of US Dollars)

Translation from original in Ukrainian

16.	Eurobonds issued

In February and May 2007, the Bank obtained a loan amounting to USD 275,000 thousand from Standard Bank Plc. This loan with original maturity in February 2010 was funded by 9.75% loan participation notes (“Eurobonds”) issued by, but without recourse to, Standard Bank Plc, for the sole purpose of funding the loan to the Bank.

In December 2009, as a result of restructuring of the Bank’s borrowings, the loan was replaced by the loan with interest rate of 11% p.a. and the final maturity term in December 2014. In November 2010, the amendments were signed to the agreement, taking into account the future merger of two banks (Note 1). The change in the agreement’s terms did not result in derecognition of the liability as the difference between the present value of future cash flows, discounted using the original effective interest rate, and the book value of borrowings as at the date of amendments represented 0.34%. During 2010, the Bank repaid part of the loan in the amount of USD 22,512 thousand (including USD 4,936 thousand according to the change in the arrangement.) As at 31 December 2012, the carrying amount of this loan was USD 246,796 thousand (2011: USD 245,230 thousand.)

17.	Bonds issued

In April 2008, the Bank issued hryvnia denominated Series B bonds for the total nominal amount of UAH 300,000 thousand (USD 61,870 thousand at the exchange rate as at the date of issue.) The interest rate was initially at 13.5% p.a. and changed in 2010 to 17%.

In 2009, the Bank repaid before maturity Series B bonds with a total nominal amount of UAH 284,566 thousand (USD 36,938 thousand at the exchange rate as at the date of repayment) and in 2010, Series B bonds with a total nominal amount of UAH 1,915 thousand (USD 242 thousand at the exchange rate as at the date of repayment.)

In 2011, the Bank’s Supervisory Board decided to extend the maturity of the Series B bonds issued and approved new redemption and repayment dates. The term to maturity was extended to 3 April 2014 inclusive. The interest rate for these bonds was set at 13.75% for a 12-month period beginning in April 2011; the interest rate for the subsequent periods will be based on market interest rates but cannot be lower than 3% p.a.

	2012		2011
	Nominal value	Carrying value	Nominal value	Carrying value
Series B bonds issued	13	14	13	14

Total bonds issued	13	14	13	14

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2012 financial statements

(in thousands of US Dollars)

Translation from original in Ukrainian

18.	Other borrowed funds

	2012	2011
Landesbank Berlin AG	6,206	10,021
Deutsche Bank	3,499	5,726
Other loans	2,135	3,492
HSBC Bank Plc	—	29,081

Total other borrowed funds	11,840	48,320

Loans from Landesbank Berlin AG are denominated in euro and bear interest at a weighted average rate of EURIBOR + 0.6% p.a. on the outstanding amount with maturity from 28 June 2013 to 30 May 2014. The loans were received for the purpose of financing the acquisition of the imported equipment by the Bank’s customers.

Loans from Deutsche Bank are denominated in euro and bear interest at a weighted average rate of EURIBOR + 0.7% p.a. on the outstanding amount with maturity on 12 February 2014. The loans were received for the purpose of financing the acquisition of the imported equipment by the Bank’s customers.

Other facilities represent the funds received from other banks for the purposes of financing the acquisition of the imported equipment by the Bank’s customers. These facilities are denominated in US dollars and bear interest at a weighted average rate of LIBOR + 5.1% p.a. on the outstanding amount with maturity from 2 December 2013 to 17 February 2014.

19.	Other liabilities

	2012	2011
Financial liabilities
Payable under operations with plastic cards	1,486	570
Provision for credit related commitments (Note 31)	646	205
Software costs payable under licensing agreements	514	959
Amounts in the course of settlements	478	289
Derivative financial liabilities (Note 21)	232	2,479
Other financial liabilities	621	574

Total financial liabilities	3,977	5,076

Non-financial liabilities
Amounts payable to employees	7,007	6,732
Other taxes payable	2,443	1,620
Other accruals and deferred income	380	—

Total non-financial liabilities	9,830	8,352

Total other liabilities	13,807	13,428

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2012 financial statements

(in thousands of US Dollars)

Translation from original in Ukrainian

20.	Subordinated debt

The UAH-denominated subordinated debt was issued to PJSC “Dongorbank” by a local company in 2009 in the amount of UAH 127,300 thousand (USD 15,899 thousand at the exchange rate as at the date of issue) carrying an interest rate of 12.75% p.a. and maturing in November 2014. As at 31 December 2012, the carrying amount of this subordinated debt was USD 16,088 thousand (2011: USD 16,105 thousand.) In addition, the UAH-denominated subordinated debt was issued to PJSC “Dongorbank” by a local company in 2009 in the amount of UAH 135,000 thousand (USD 16,854 thousand at the exchange rate as at the date of issue) with the carrying amount of USD 17,061 thousand as at 31 December 2012 (2011: USD 17,080 thousand) carrying an interest rate of 12.75% p.a. and maturing in November 2014.

Also, the UAH-denominated subordinated debt was issued to the Bank by a local company in 2009 in the amount of UAH 220,000 thousand (USD 27,491 thousand at the exchange rate as at the date of issue) with the carrying amount of USD 27,721 thousand as at 31 December 2012 (2011: with the carrying amount of USD 27,746 thousand) carrying an interest rate of 9% p.a. and maturing in October 2015.

In December 2012, the Bank paid the subordinated debt of USD 25,000 thousand in full.

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2012 financial statements

(in thousands of US Dollars)

Translation from original in Ukrainian

21.	Derivative financial instruments

The table below shows the fair values of derivative financial instruments recorded as assets or liabilities.

The Bank had outstanding foreign exchange contracts with banks as at 31 December 2012 and 31 December 2011:

	2012		2011
	Contracts	Contracts	Contracts	Contracts
	with positive	with negative	with positive	with negative
	fair value	fair value	fair value	fair value
Foreign exchange forwards: fair values, at the end of the reporting period, of
- EUR receivable on settlement (+)	42,317	27,827	—	64,729
- UAH receivable on settlement (+)	48,020	—	—	—
- USD receivable on settlement (+)	42,594	29,473	114,497	—
- USD payable on settlement (-)	(89,435)	(28,020)	—	(62,883)
- EUR payable on settlement (-)	(42,328)	(26,267)	(113,319)	—
- Other payable on settlement (-)	(68)	(3,227)	—	(2,282)

Net fair value of foreign exchange forwards	1,100	(214)	1,178	(436)

Foreign exchange swaps: fair values, at the end of the reporting period, of
- USD receivable on settlement (+)	—	—	48,851	124,020
- USD payable on settlement (-)	(10,640)	(36,311)	(273,631)	(115,284)
- EUR receivable on settlement (+)	—	—	—	111,754
- EUR payable on settlement (-)	—	(2,644)	(48,387)	—
- UAH receivable on settlement (+)	9,000	38,937	281,668	1,000
- UAH payable on settlement (-)	—	—	(5,000)	(124,470)
- Other receivable on settlement (+)	1,640	—	—	937
- Other payable on settlement (-)	—	—	(469)	—

Net fair value of foreign exchange swaps	—	(18)	3,032	(2,043)

The resulting net fair value gain or loss was recorded in the gains less losses from financial derivatives.

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2012 financial statements

(in thousands of US Dollars)

Translation from original in Ukrainian

22.	Share capital

As at 31 December 2012, the Bank’s authorised share capital comprises 14,323,880 ordinary shares with a nominal value of UAH 230 (USD 28.78 at the 31 December 2012 exchange rate of UAH 7.993 for USD 1) per share. All shares have equal voting rights.

As at 31 December 2010, the share capital of FUIB comprised 10,968,880 ordinary shares with a nominal value of UAH 230 (USD 28.89 at the exchange rate of UAH 7.9617 for USD 1) per share. As at 31 December 2010, the share capital of PJSC “Dongorbank” comprised 771,650,000 ordinary shares with a nominal value of UAH 1 (USD 0.13 at the exchange rate of UAH 7.9617 for USD 1) per share. In these financial statements, the inflation-adjusted share capital of PJSC “Dongorbank” as at 31 December 2010 was included in the Merger reserve.

On 13 December 2011, the State Commission for Securities and Stock Market issued a statement of registration of the merged bank’s share capital. The difference between the carrying value of the share capital of PJSC “Dongorbank” and its nominal value as at 31 December 2011 was recorded in the Merger reserve in the amount of USD 4,288 thousand.

	Number of shares	Nominal amount	Inflation-adjusted amount
At 1 January 2011	10,968,880	316,872	333,560

New shares issued	3,355,000	96,585	96,585
Translation to presentation currency	—	(1,120)	(1,179)

At 31 December 2011	14,323,880	412,337	428,966

Translation to presentation currency	—	(165)	(172)

At 31 December 2012	14,323,880	412,172	428,794

As at 31 December 2012, all shares were fully paid and registered.

Nature and Purpose of Other Reserve

Other reserve is used to record accumulated currency translation differences arising as a result of translation of equity items into the Bank’s presentation currency at the closing rate ruling at the reporting date.

PUBLIC JOINT-STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the 2012 financial statements

(in thousands of US Dollars)

Translation from original in Ukrainian

23.	Segment analysis

Segment information for assets and liabilities of the reportable operating segments of the Bank as at 31 December 2012 is set out below:

2012	Retail banking	Corporate banking	Investment banking	Unallocated	Total
Segment assets	704,475	1,836,010	914,488	(422)	3,454,551
including
Cash balances	68,506	31,741	—	—	100,247
Balance with the National Bank of Ukraine	8,780	3,209	173,831	—	185,820
Due from other banks, net			301,897		301,897
Loans to customers, net	521,064	1,716,494	—	—	2,237,558
- loans to customers, gross	701,007	1,925,529	—	—	2,626,536
- allowance	(179,943)	(209,035)	—	—	(388,978)
Investment securities	—	—	425,057	—	425,057
Other financial statements items	106,125	84,566	13,703	(422)	203,972

Segment liabilities	1,289,814	935,272	408,114	188,160	2,821,360
including
Due to the National Bank of Ukraine	—	—	—	127,130	127,130
Due to other banks	—	—	146,630	—	146,630
Customer accounts	1,280,859	928,779	—	—	2,209,638
Eurobonds issued and other borrowed funds	—	—	258,637	—	258,637
Bonds issued	—	—	14	—	14
Subordinated debt	—	—	—	60,870	60,870
Other financial statements items	8,955	6,493	2,833	160	18,441

PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the Financial Statements for 2012

(in thousands of US dollars)

Translation from original in Ukrainian

23.	Segment analysis (Continued)

Segment information for profit and loss of the reportable operating segments of the Bank for 2012 is set out below:

2012	Retail banking	Corporate banking	Investment banking	Unallocated	Total
Loans to customers	90,654	215,621	—	—	306,275
Due from other banks	—	—	35,345	—	35,345
Investment securities	—	—	40,959	—	40,959

Interest income	90,654	215,621	76,304	—	382,579

Customer accounts	(87,333)	(54,445)	—	—	(141,778)
Loans from the NBU	—	—	—	(12,186)	(12,186)
Due to other banks	(251)	(1,146)	(19,867)	—	(21,264)
Loans from international institutions	—	(403)	(33,222)	—	(33,625)
Securities in issue	—	—	(2)	—	(2)
Subordinated debt	—	—	—	(8,976)	(8,976)

Interest expense	(87,584)	(55,994)	(53,091)	(21,162)	(217,831)

Transfers	78,279	(77,215)	(18,493)	17,429	—

Net interest income	81,349	82,412	4,720	(3,733)	164,748

Fee and commission income	39,779	16,644	4,541	—	60,964
Fee and commission expense	(20,872)	(693)	(803)	—	(22,368)

Net fee and commission income	18,907	15,951	3,738	—	38,596

Net gains from dealing in foreign currencies, translation result	1,183	75	3,052	—	4,310
Net losses from investment securities available for sale	—	—	385	—	385

Trading income	1,183	75	3,437	—	4,695

Other income / (expense)	558	349	66	(282)	691

Operating income	101,997	98,787	11,961	(4,015)	208,730

Operating expenses	(60,288)	(38,558)	(6,891)	(8,141)	(113,878)
Provisions for credit related commitments	—	(436)	—	—	(436)
Allowance for impairment of loans and securities	(39,060)	(6,366)	308	—	(45,118)
Allowance for prepayments	—	—	—	563	563

Segment result	2,649	53,427	5,378	(11,593)	49,861

Income taxes	—	—	—	(15,201)	(15,201)

Profit/(loss) for the year	2,649	53,427	5,378	(26,794)	34,660

PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the Financial Statements for 2012

(in thousands of US dollars)

Translation from original in Ukrainian

23.	Segment analysis (Continued)

Segment information for assets and liabilities of the reportable operating segments of the Bank as at 31 December 2011 presented in accordance with the information analysed by the management for the Bank before the merger is set out below:

2011	Retail banking	Corporate banking	Investment banking	Unallocated	Total
Segment assets	621,520	1,737,500	1,356,740	(265)	3,715,495
including
Cash balances	41,803	43,677	—	—	85,480
Balance with the National
Bank of Ukraine	13,867	9,751	239,652	—	263,270
Due from other banks, net	—	—	549,574	—	549,574
Loans to customers, net	452,738	1,604,677	—	—	2,057,415
- loans to customers, gross	605,774	1,814,529	—	—	2,420,303
- allowance	(153,036)	(209,852)	—	—	(362,888)
Investment securities available for sale	—	—	551,036	—	551,036
Other financial statements items	113,112	79,395	16,478	(265)	208,720

Segment liabilities	1,091,192	1,444,724	360,188	210,721	3,106,825
including
Due to the National Bank of Ukraine	—	—	—	127,182	127,182
Due to other banks	—	—	65,247	—	65,247
Customer accounts	1,087,022	1,439,202	—	—	2,526,224
Eurobonds issued and other borrowed funds	—	—	293,550	—	293,550
Bonds issued	—	—	14	—	14
Subordinated debt	—	—	—	86,067	86,067
Other financial statements items	4,170	5,522	1,377	(2,528)	8,541

PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the Financial Statements for 2012

(in thousands of US dollars)

Translation from original in Ukrainian

23.	Segment analysis (Continued)

Segment information for profit and loss of the reportable operating segments of the Bank for 2011 presented in accordance with the information analysed by the management for the Bank before the merger is set out below:

2011	Retail banking	Corporate banking	Investment banking	Unallocated	Total
Loans to customers	57,664	201,118	—	—	258,782
Due from other banks	—	87	24,831	—	24,918
Investment securities available for sale	—	—	36,314	—	36,314

Interest income	57,664	201,205	61,145	—	320,014

Customer accounts	(76,169)	(29,536)	(3,000)	—	(108,705)
Due to the National Bank of Ukraine	—	—	—	(14,541)	(14,541)
Due to other banks	(136)	(588)	(10,105)	—	(10,829)
Loans from international institutions	—	(686)	(41,358)	—	(42,044)
Securities in issue	—	—	(2)	—	(2)
Subordinated debt	—	—	—	(8,275)	(8,275)

Interest expense	(76,305)	(30,810)	(54,465)	(22,816)	(184,396)

Transfers	57,341	(101,870)	16,735	27,794	—

Net interest income	38,700	68,525	23,415	4,978	135,618

Fee and commission income	30,804	15,270	4,209	—	50,283
Fee and commission expense	(15,773)	(1,202)	(196)	—	(17,171)

Net fee and commission income	15,031	14,068	4,013	—	33,112

Net gains from dealing in foreign currencies, translation result	1,144	—	1,143	—	2,287
Net losses from investment securities available for sale	—	—	(241)	—	(241)

Trading income	1,144	—	902	—	2,046

Other income / (expense)	(290)	(772)	982	208	128

Operating income	54,585	81,821	29,312	5,186	170,904

Operating expenses	(55,164)	(37,073)	(7,200)	—	(99,437)
Provisions for credit related commitments	—	436	—	—	436
Allowance for impairment of loans and securities	(15,976)	5,684	3,429	—	(6,863)
Allowance for prepayments	—	—	1,778	4,170	5,948

Segment result	(16,555)	50,868	27,319	9,356	70,988

Income taxes	—	—	—	(13,842)	(13,842)

Profit for the year	(16,555)	50,868	27,319	(4,486)	57,146

PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the Financial Statements for 2012

(in thousands of US dollars)

Translation from original in Ukrainian

23.	Segment analysis (Continued)

Capital expenditure is not included into the segment information reviewed by the Management Board of the Bank. Capital expenditure represents additions to non-current assets other than financial instruments, deferred tax assets, post-employment benefit assets and rights arising under insurance contracts.

Reconciliation of reportable segment assets and liabilities as at 31 December 2012 is set out below:

2012	Total amount for all reportable segments	Adjustment 1	Other adjustments	As reported
Assets	3,454,551	(6,339)	(777)	3,447,435
including
Cash balances	100,247	(12,306)	—	87,941
Balance with the National Bank of Ukraine	185,820	—	—	185,820
Due from other banks, net	301,897	—	(1,049)	300,848
Loans to customers	2,237,558		(125)	2,237,433
- loans to customers, gross	2,626,536	—	(125)	2,626,411
- allowance	(388,978)		—	(388,978)
Investment securities	425,057	—	(1)	425,056
Other financial statements items	203,972	5,967	398	210,337

Liabilities	2,821,360	(6,341)	(638)	2,814,381
including
Due to the National Bank of Ukraine	127,130	—	—	127,130
Due to other banks	146,630	—	3	146,633
Customer accounts	2,209,638	(6,341)	—	2,203,297
Eurobonds issued and other borrowed funds	258,637	—	(1)	258,636
Bonds issued	14	—	—	14
Subordinated debt	60,870	—	—	60,870
Other financial statements items	18,441	—	(640)	17,801

Adjustment 1 relates to the amounts of cash withdrawals through ATMs on 31 December 2012, which are not reflected in the segment reporting.

PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the Financial Statements for 2012

(in thousands of US dollars)

Translation from original in Ukrainian

23.	Segment analysis (Continued)

Reconciliation of reportable segment revenues, profit or loss for 2012 is set out below:

2012	Total amount for all reportable segments	Adjustment 1	Other adjustments	As reported
Interest income	382,579	(31,911)	(6,699)	343,969
Interest expense	(217,831)	17,774	—	(200,057)

Net interest income	164,748	(14,137)	(6,699)	143,912
Allowance for loan impairment	—	—	(35,738)	(35,738)

Net interest income after allowance for loan impairment	164,748	(14,137)	(42,437)	108,174
Fee and commission income	60,964	—	1,037	62,001
Fee and commission expense	(22,368)		(1,172)	(23,540)

Net fee and commission income	38,596	—	(135)	38,461
Net gains from dealing in foreign currencies, translation result	4,310	—	(449)	3,861
Net losses from investment securities	385	—	—	385

Trading income	4,695	—	(449)	4,246
Reversal of provision for credit related commitments	—	—	(436)	(436)
Gains less losses on revaluation of investment property	—	—	2	2
Allowance for impairment of investment securities available for sale	—	—	(74)	(74)
Revaluation of investment securities through profit/ loss	—	—	30	30
Gains less losses from financial derivatives	—	14,137	—	14,137
Other income / (expense)	691	—	3,043	3,734

Operating income	208,730	—	(40,456)	168,274
Operating expenses	(113,878)	—	(4,533)	(118,411)
Provision for credit related commitments	(436)	—	436	—
Allowance for impairment of assets	(45,118)	—	45,118	—
Allowance for prepayments	563	—	(563)	—

Segment result / Profit before income tax expense	49,861	—	2	49,863
Income taxes	(15,201)	—	6	(15,195)

Net profit for the year	34,660	—	8	34,668

Adjustment 1 is explained by presentation of cross interbank loans and deposits on a net basis, in the management and IFRS accounts, respectively.

PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the Financial Statements for 2012

(in thousands of US dollars)

Translation from original in Ukrainian

23.	Segment analysis (Continued)

Reconciliation of reportable segment assets and liabilities as at 31 December 2011 presented in accordance with the information analysed by the management for the Bank before the merger to the financial statements of the Bank, presented under predecessor basis of accounting, with the effect of the merger and changes in presentation and accounting for interest income shown separately, is set out below:

2011	Total amount for all reportable segments	Adjustment 1	Adjustment 2	Adjustment 3	Adjustment 4	Other adjustments	As reported
Assets	3,715,495	(6,516)	11,295	(1,652)	—	2,266	3,720,888
including
Cash balances	85,480	(6,516)	—	—	—	—	78,964
Balance with the National Bank of Ukraine	263,270	—	—	—	—	1	263,271
Due from other banks, net	549,574	—	11,295	25,786	—	(1,297)	585,358
Loans to customers	2,057,415	—	—	758	—	(2,419)	2,055,754
- loans to customers, gross	2,420,303	—	—	1,767	—	615	2,422,685
- allowance	(362,888)	—	—	(1,009)	—	(3,034)	(366,931)
Investment securities available for sale	551,036	—	—	(28,196)	—	69	522,909
Other financial statements items	208,720	—	—	—	—	5,912	214,632

Liabilities	3,106,825	(6,516)	11,295		(762)	5,115	3,115,957
including
Due to the National Bank of Ukraine	127,182	—	—	—	—	—	127,182
Due to other banks	65,247	—	—	—	—	(19)	65,228
Customer accounts	2,526,224	(6,516)	11,295	—	—	247	2,531,250
Eurobonds issued and other borrowed funds	293,550	—	—	—	—	—	293,550
Bonds issued	14	—	—	—	—	—	14
Subordinated debt	86,067	—	—	—	(762)	—	85,305
Other financial statements items	8,541	—	—	—	—	4,887	13,428

Adjustments stated in the above table are described as follows:

•	Adjustment 1 relates to the amount of cash withdrawals through ATMs on 31 December 2011, which is not reflected in the segment reporting;

•	Adjustment 2 refers to the timing differences on nostro accounts as at the reporting date, which were not reflected in the segment reporting;

•	Adjustment 3 is explained by the reclassification of balances on repo deals and receivables and related allowances, which are recognised as purchases and sales of securities in the segment reporting; and

•	Adjustment 4 relates to gain at initial recognition of subordinated debt at the interest rate below the market rate, which is not recorded in the segment reporting.

PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the Financial Statements for 2012

(in thousands of US dollars)

Translation from original in Ukrainian

23.	Segment analysis (Continued)

Reconciliation of reportable segment revenues, profit or loss as at 31 December 2011 presented in accordance with the information analysed by the management for the Bank before the merger, to the financial statements of the Bank, presented under predecessor basis of accounting, with the effect of the merger and changes in presentation and accounting for interest income shown separately, is set out below:

2011	Total amount for all reportable segments	Adjustment 1	Adjustment 2	Adjustment 3	Other adjustments	As reported
Interest income	320,014	(19,154)	—	—	429	301,289
Interest expense	(184,396)	6,299	(733)	—	220	(178,610)

Net interest income	135,618	(12,855)	(733)	—	649	122,679
Allowance for loan impairment	—	—	—	—	(8,074)	(8,074)

Net interest income after allowance for loan impairment	135,618	(12,855)	(733)	—	(7,425)	114,605
Fee and commission income	50,283	—	—	(1,038)	(1,029)	48,216
Fee and commission expense	(17,171)	—	—	1,038	382	(15,751)

Net fee and commission income	33,112	—	—	—	(647)	32,465
Net gains from dealing in foreign currencies, translation result	2,287	—	—	—	146	2,433
Net losses from investment securities available for sale	(241)	—	—	—	97	(144)

Trading income	2,046	—	—	—	243	2,289
Reversal of provision for credit related commitments	—	—	—	—	418	418
Gains less losses on revaluation of investment property	—	—	—	—	1,336	1,336
Impairment of investment securities available for sale	—	—	—	—	(2,379)	(2,379)
Gains less losses from financial derivatives	—	12,855	—	—	(98)	12,757
Other income / (expense)	128	—	—	—	3,749	3,877

Operating income	170,904	—	(733)	—	(4,803)	165,368
Operating expenses	(99,437)	—	—	—	2,543	(96,894)
Provision for credit related commitments	436	—	—	—	(436)	—
Allowance for impairment of assets	(6,863)	—	—	—	6,863	—
Allowance for prepayments	5,948	—	—	—	(5,948)	—

Segment result / Profit before income tax expense	70,988	—	(733)	—	(1,781)	68,474
Income taxes	(13,842)	—	—	—	1,749	(12,093)

Net profit for the year	57,146	—	(733)	—	(32)	56,381

Adjustments stated in the above table are described as follows:

•	Adjustment 1 is explained by presentation of cross interbank loans and deposits on a net basis, in the management and IFRS accounts, respectively;

•	Adjustment 2 refers to gain at initial recognition of subordinated debt at the interest rate below the market rate, which is not recorded in the segment reporting; and

PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the Financial Statements for 2012

(in thousands of US dollars)

Translation from original in Ukrainian

23.	Segment analysis (Continued)

•	Adjustment 3 refers to internal income and expenses of FUIB and PJSC “Dongorbank” related to the processing centre’s operations during the period of 2011 before the date of merging accounts, which are not eliminated in the segment reporting.

Revenues for each individual country are not reported to the chief operational decision maker as they are mainly represented by revenues from Ukraine, including revenues from off-shore companies of Ukrainian customers, based on the domicile of the customer. Revenues from other countries comprise interest income and fee and commission income and do not exceed 10% of total revenues of the Bank.

Capital expenditure comprising additions to non-current assets other than financial instruments is represented by assets located in Ukraine.

The Bank has no customer for which the revenue represents 10% or more of the total revenues.

PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the Financial Statements for 2012

(in thousands of US dollars)

Translation from original in Ukrainian

24.	Interest income and expense

	2012	2011
Interest income
Loans to customers
- legal entities	217,245	201,465
- individuals	82,903	58,173
Securities	38,918	35,968
Due from other banks	4,903	5,683

Total interest income	343,969	301,289

Interest expense
Individuals
- term deposits	(85,142)	(73,563)
- current accounts	(2,191)	(2,700)
Legal entities
- term deposits	(34,523)	(21,521)
- current accounts	(19,922)	(11,165)
Eurobonds issued	(29,953)	(30,087)
Loans from the NBU	(12,186)	(14,541)
Subordinated debt	(8,976)	(9,008)
Due to other banks	(4,619)	(4,066)
Other borrowed funds	(2,543)	(11,957)
Bonds issued	(2)	(2)

Total interest expense	(200,057)	(178,610)

Net interest income	143,912	122,679

PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the Financial Statements for 2012

(in thousands of US dollars)

Translation from original in Ukrainian

25.	Fee and commission income and expense

	2012	2011
Payment cards	36,613	26,359
Foreign currency exchange	8,505	8,002
Settlement transactions with customers	7,097	6,842
Documentary operations	4,846	3,544
Cash deposits and withdrawals	2,640	2,269
Servicing of loans	1,830	798
Fiduciary activities	135	131
Other	335	271

Fee and commission income	62,001	48,216

Payment cards	(19,428)	(13,603)
Servicing of acquired loans	(1,241)	(300)
Cash collections	(1,221)	(1,075)
Settlement transactions	(1,057)	(612)
Documentary operations	(126)	(65)
Fiduciary activities	(59)	(21)
Other	(408)	(75)

Fee and commission expense	(23,540)	(15,751)

Net fee and commission income	38,461	32,465

26.	Other income

	2012	2011
Penalties received	1,173	207
Other rental income	1,038	556
Rental income from investment properties (Note 11)	729	883
Gain from sale of precious metals	319	501
Reversal of previously recognised premises impairment	—	988
Other income	475	742

Total other income	3,734	3,877

PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the Financial Statements for 2012

(in thousands of US dollars)

Translation from original in Ukrainian

27.	Operating expenses

	2012	2011
Salary, employee benefits and compulsory contributions to State funds	60,058	52,037
Depreciation and amortisation (Note 11)	13,312	11,185
Maintenance of premises and equipment	8,256	6,547
Advertising, entertainment expenses	6,363	3,467
Contributions to Individuals Deposits Guarantee Fund	6,305	5,139
Audit, legal, consulting services	4,769	7,607
Lease of premises	4,720	4,796
Impairment of premises	—	1,345
Communication	2,429	1,855
State duties and taxes, other than on income	2,034	1,658
Security services	1,160	1,205
Losses from loans sale	1,080	—
Staff training	407	437
Provision/ (reversal of provision) for impairment of other assets (Note 12)	187	(5,965)
Charitable contributions	104	85
Other	7,227	5,496

Total operating expenses	118,411	96,894

Included in salary, employee benefits and compulsory contributions to State funds is the unified social tax in the amount of USD 12,261 thousand and social insurance contributions (hospital ward payment) of USD 280 thousand (2011: unified social tax in the amount of USD 10,974 thousand and one-off pension contributions of USD 255 thousand). Starting from 2011, in accordance with the Ukrainian legislation, the unified social tax is implemented, with further allocation of contributions between the respective state social funds. Pension contributions are made to the State Pension Fund which is a defined contribution plan. The contribution to the State Pension Fund comprises 90.2174% of the unified social tax, amounting to USD 11,062 thousand in 2012.

PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the Financial Statements for 2012

(in thousands of US dollars)

Translation from original in Ukrainian

28.	Income taxes

Income tax expense was comprised of the following:

	2012	2011
Current tax charge	7,259	9
Deferred tax expense	7,936	12,084

Income tax expense for the year	15,195	12,093

The income of the Bank for 2012 is taxable at the rate of 21%. In 2011, the income of the Bank was taxable at the rate of 25% before 1 April, and at the rate of 23 % after 1 April of the previous year. The reconciliation between the expected and the actual income tax expense is provided below:

	2012	2011
Profit before income tax expense	49,862	68,474

Theoretical tax charge at the applicable statutory rate	10,471	16,091
Tax effect of items which are not deductible or assessable for taxation purposes:
- Income assessable for tax purposes only	984	4,629
- Tax-free income	—	(4,103)
- Non deductible expenses	1,834	2,229
- Income assessable for tax purposes only	(394)	—
- Exchange rate differences on recognition of current and deferred income tax	(1)	(32)
- Other non-temporary differences	160	(283)
- Recognition of previously unrecognised tax loss carried forward	—	(2,895)
- Utilisation of previously unrecognised tax loss carried forward	—	(3,543)
- Change in income tax amount for income tax rate applicable in future	2,141	—

Income tax expense for the year	15,195	12,093

The differences between the national and IFRS taxation result in specific temporary differences arising between the carrying values of some assets and liabilities for the purposes of financial reporting and their tax bases. The tax effect of changes in such temporary differences shall be accounted for at the income tax rates expected to be applied in the period of realization of such differences.

PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the Financial Statements for 2012

(in thousands of US dollars)

Translation from original in Ukrainian

28.	Income taxes (Continued)

Deferred tax assets and liabilities as at 31 December 2012 and 31 December 2011 and their movements for the respective years are as follows:

	31 December 2011	Credited/ (charged) to other comprehensive income	Credited/ (charged) to statement of income	Effect of translation to presentation currency	31 December 2012
Tax effect of deductible and taxable temporary differences
Allowances for loan impairment and credit related commitments	(26,275)	—	1,882	10	(24,383)
Investment securities available for sale	11,130	1,572	(9,289)	(5)	3,408
Property and equipment and investment property	(3,211)	(126)	482	1	(2,854)
Accrued interest and commission income	18,005	—	(578)	(7)	17,420
Accrued interest and commission expense	(1,450)	—	643	1	(806)
Subordinated debt	(160)	—	160	—	—
Other	1,278	—	42	(1)	1,319

Estimated net deferred tax liability	(683)	1,446	(6,658)	(1)	(5,896)

Tax loss carry forward	3,181	—	(1,278)	(1)	1,902

Net deferred tax asset / (liability)	2,498	1,446	(7,936)	(2)	(3,994)

PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the Financial Statements for 2012

(in thousands of US dollars)

Translation from original in Ukrainian

28.	Income taxes (Continued)

	31 December 2010	Credited/ (charged) to other comprehensive income	Credited/ (charged) to statement of income	Effect of translation to presentation currency	31 December 2011
Tax effect of deductible and taxable temporary differences
Allowances for loan impairment and credit related commitments	(851)	—	(25,427)	3	(26,275)
Investment securities available for sale	8,713	(482)	2,930	(31)	11,130
Property and equipment	(18,569)	16,499	(1,206)	65	(3,211)
Accrued interest and commission income	10,851	—	7,192	(38)	18,005
Accrued interest and commission expense	(4,121)	—	2,657	14	(1,450)
Subordinated debt	(344)	—	183	1	(160)
Other	2,595	—	(1,308)	(9)	1,278

Estimated net deferred tax liability	(1,726)	16,017	(14,979)	5	(683)

Tax loss carry forward	287	—	2,895	(1)	3,181

Net deferred tax (liability) / asset	(1,439)	16,017	(12,084)	4	2,498

29.	Risk management

Introduction

Risk is inherent in the Bank’s activities but it is managed through a process of ongoing identification, measurement and monitoring, subject to risk limits and other controls. The process of risk management is critical to the Bank’s continuing profitability, and each individual within the Bank is accountable for the risk exposures relating to his or her responsibilities. The Bank is exposed to credit risk, liquidity risk and market risk, the latter being subdivided into trading and non-trading risks. It is also subject to operating risks.

PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the Financial Statements for 2012

(in thousands of US dollars)

Translation from original in Ukrainian

29.	Risk management (Continued)

The independent risk control process does not include business risks such as changes in the environment, technology and industry. They are monitored through the Bank’s strategic planning process.

Risk Management Process

The risk management policy, monitoring and control are conducted by a number of specialised bodies and units within the Bank. The unit most actively involved in such management is the Risk Management Division subordinated to the Chairman of the Management Board and reporting to the Bank Management Board, Credit Council and the Assets and Liabilities Management Committee.

Supervisory Board

The Supervisory Board has the highest degree of authority with respect to the Bank’s risk management, and is empowered through the Bank’s Charter to approve any transactions on behalf of the Bank for amounts in excess of USD 150,000 thousand.

Management Board

The Management Board is generally responsible for the activities of the Bank, including those relating to risk management. The Management Board delegates its powers with respect to the overall asset and liability management of the Bank to the Assets and Liabilities Management Committee, approves the composition of this Committee and the Tariff Committee. In addition, the Management Board is responsible for development and preliminary approval of the Bank’s credit policy, before the final approval by the Supervisory Board.

Credit Council

The Credit Council of the Bank approves loans issued with the maximum credit exposure of USD 150,000 thousand and sets limits on interbank deals. A representative of the shareholders is a member of the Credit Council. The decisions taken by the Credit Council in terms of the projects which maximum credit exposures exceed USD 20,000 thousand shall become valid if four positive votes are in place, one being of the Credit Council’s member from the Supervisory Board. The decisions taken by the Credit Council in terms of the projects which maximum credit exposures are below USD 20,000 thousand shall become valid if four positive votes are in place, one being of the Credit Council’s member from the Supervisory Board or of an external expert (a representative of the shareholder). The Council meets twice a week.

Credit Committee

The Credit Committee is responsible for the decision on restructuring and issue of loans with a maximum credit exposure of USD 2,000 thousand irrespectively of collateral. Also, the Credit Committee of the Bank approves loans which bear no credit risk covered by cash collateral for loans with a maximum credit exposure of USD 10,000 thousand. The Committee meets several times per week when the need arises.

Assets and Liabilities Management Committee

The Assets and Liabilities Management Committee is responsible for managing the Bank’s assets and liabilities and the overall financial structure. It is also primarily responsible for monitoring the interest rate, currency and liquidity risks of the Bank.

PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the Financial Statements for 2012

(in thousands of US dollars)

Translation from original in Ukrainian

29.	Risk management (Continued)

Risk Management Division

The Risk Management Division is responsible for the development of the credit risk management methodologies, implementing and maintaining credit risk related procedures, reporting.

Market and Operational Risk Management Division

The Market and Operational Risk Management Division is responsible for the development of risk management methodologies, procedures and reporting, which allow the Bank to perform a quantitative assessment of interest rate, currency, operating and liquidity risks. This structural unit monitors the above mentioned risks on a permanent basis and controls the implementation of the decisions of the Assets and Liabilities Management Committee.

Risk measurement and reporting systems

The Bank’s risks are measured using a method which reflects both the expected loss likely to arise in normal circumstances and unexpected losses, which are an estimate of the ultimate actual loss based on statistical and expert’s models. The models make use of probabilities derived from historical experience, adjusted to reflect current economic environment. The Bank also runs worst case scenarios that would arise in the case that extreme events which are unlikely to occur do, in fact, occur.

Risk monitoring and control are primarily performed based on the limits established by the Bank. These limits reflect the business strategy and market environment of the Bank as well as the level of the risk that the Bank is willing to accept, with additional emphasis on selected industries. In addition, the Bank monitors and measures the overall risk bearing capacity in relation to the aggregate risk exposure across all risk types and activities. Information compiled from all the businesses is examined and processed in order to analyse, control and early identify the risks. This information is presented and explained to the Management Board, Assets and Liabilities Management Committee, Credit Council and the head of each respective business division. The report includes the information on the aggregate credit exposure, credit metric forecasts, hold limit exceptions, liquidity and interest rate risks and risk profile changes. On a monthly basis, detailed reporting of liquidity, currency and interest rate risks, industry, customer and geographic risks is prepared. The senior management assesses the appropriateness of the allowance for credit losses on a quarterly basis.

The Management Board receives a comprehensive risk report, which is designed to provide all the necessary information to assess and conclude on the risks of the Bank, on a monthly basis.

PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the Financial Statements for 2012

(in thousands of US dollars)

Translation from original in Ukrainian

29.	Risk management (Continued)

Risk mitigation

As part of its overall risk management, the Bank uses derivatives and other instruments to manage exposures resulting from changes in interest rates, foreign currencies, equity risks, credit risks, and exposures arising from forecast transactions.

The Bank actively uses collateral to reduce its credit risks (see below for more detail).

Excessive risk concentration

Concentrations arise when a number of counterparties are engaged in similar business activities, or activities in the same geographic region, or have similar economic features that would cause their ability to meet contractual obligations to be similarly affected by changes in economic, political or other conditions. Concentrations indicate the relative sensitivity of the Bank’s performance to developments affecting a particular industry or geographical location.

In order to avoid excessive concentrations of risks, the Bank’s policies and procedures include specific guidelines to focus on maintaining a diversified portfolio. Identified concentrations of credit risks are controlled and managed accordingly.

Credit risk

The Bank takes on exposure to credit risk, which is the risk that a counterparty will be unable to pay amounts in full when due. The Bank structures the levels of credit risk it undertakes by placing limits on the amount of risk accepted in relation to one borrower, or groups of borrowers. Such risks are monitored on a revolving basis and subject to a regular review. Limits on the level of credit risk by borrower are approved regularly by the Credit Council and Credit Committee of the Bank.

Exposure to credit risk is managed through regular analysis of the ability of borrowers and potential borrowers to meet interest and principal repayment obligations and by changing these lending limits where appropriate. Exposure to credit risk is also managed, in part, by obtaining collateral and corporate guarantees.

Derivative financial instruments

Credit risk arising from derivative financial instruments is, at any time, limited to those with positive fair values, as recorded in the statement of financial position.

Credit-related commitments risks

The Bank makes available guarantees and letters of credit to its customers which may require that the Bank make payments on their behalf. They expose the Bank to similar risks to loans and these are mitigated by the same control processes and policies.

PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the Financial Statements for 2012

(in thousands of US dollars)

Translation from original in Ukrainian

29.	Risk management (Continued)

The maximum exposure to credit risk for the components of the statement of financial position, including derivatives before the effect of mitigation through the use of master netting or collateral agreements, is shown in their carrying values as accurately as possible.

If recorded at fair value, their carrying values represent the current credit risk exposure but not the maximum risk exposure that could arise in future as a result of changes in values.

For more detail on the maximum exposure to credit risk for each class of financial instruments, references shall be made to the specific notes. The effect of collateral and other risk mitigation techniques is shown below.

Credit quality of financial assets

The credit quality of financial assets is managed by using both external and the Bank’s internal credit ratings. The credit quality by class of asset for loan-related statement of financial position lines, based on the external ratings and the Bank’s credit rating system is presented in Note 8, Note 9 and Note 10.

Impairment assessment

The main considerations for the loan impairment assessment include whether any payments of principal or interest are overdue by more than 30 days or there are any known difficulties in the cash flows of counterparties, credit rating downgrades, or infringement of the original terms of the contract. The Bank addresses impairment assessment in two areas: individually assessed allowances and collectively assessed allowances.

Individually assessed allowances

The Bank determines the allowances appropriate for each individually significant loan on an individual basis. The items considered when determining the allowance amounts include the feasibility of the counterparty’s business plan, its ability to improve the performance once a financial difficulty has arisen, projected receipts and the expected dividend payment in case of bankruptcy, the availability of other financial support, the realisable value of collateral, and the timing of the expected cash flows. The impairment losses are evaluated at each reporting date, unless any unforeseen circumstances require more careful attention.

Collectively assessed allowances

Allowances are assessed collectively for losses on loans to customers that are not individually significant (including credit cards, residential mortgages and unsecured consumer lending) and for individually significant loans where there is no yet objective evidence of impairment. The allowances are evaluated at each reporting date, with each portfolio receiving a separate review. The collective assessment takes account of the impairment that is likely to be present in the portfolio even though there is no yet any objective evidence of impairment in an individual assessment. The impairment losses are estimated by taking into consideration the following information: historical losses on the portfolio, current economic conditions, the appropriate delay between the time the loss is likely to have been incurred and the time it will be identified as requiring an individually assessed impairment allowance, and expected receipts and recoveries once impaired. The impairment allowance is then reviewed by the credit management to ensure its alignment with the Bank’s overall policy.

PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the Financial Statements for 2012

(in thousands of US dollars)

Translation from original in Ukrainian

29.	Risk management (Continued)

Financial guarantees and letters of credit are assessed based on the methods applied for loans; when the loss is considered probable, provisions are recorded against other credit related commitments.

Liquidity risk and funding management

Liquidity risk is the risk that the Bank will be unable to discharge its payment obligations when due in the course of usual economic activity and under stress circumstances. To limit this risk, the management has ensured diversified funding sources in addition to the Bank’s core deposit base, manages assets in compliance with its liquidity principles and monitors future cash flows and liquidity on a daily basis.

During the crisis period, the Bank, with the view to ensuring proper discharge of both its own and clients’ obligations, has implemented the policy aimed at maintaining the liquid assets at the level sufficient to cover any unplanned withdrawal of a part of the client deposits placed with the Bank as a precaution against further deterioration in the economic situation. The liquidity risk is measured by the Bank by using the gap analysis and forecasts of the expected future cash flows during a 1-year term. In addition, the stress tests scenarios are applied to the forecasted future cash flows developed based on the statistical data of the Ukrainian banks’ results under the conditions of the financial crisis.

The liquidity position is assessed and managed by the Bank based on certain liquidity ratios established by the NBU. As at 31 December, these ratios were as follows:

Ratio	2012, %	2011, %
N4 “Instant Liquidity Ratio” (cash and balances on correspondent accounts / liabilities repayable on demand) (minimum required by the NBU – 20%)	45.01	55.00

N5 “Current Liquidity Ratio” (assets receivable or realisable within 31 days / liabilities repayable within 31 days) (minimum required by the NBU – 40%)	70.20	68.34

N6 “Short-term Liquidity Ratio” (certain assets with original maturity up to 1 year / liabilities with original maturity up to 1 year including off-balance sheet commitments) (minimum required by the NBU – 60%)	84.34	77.65

PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the Financial Statements for 2012

(in thousands of US dollars)

Translation from original in Ukrainian

29.	Risk management (Continued)

Analysis of financial liabilities by remaining contractual maturities

The table below summarises the maturity profile of the Bank’s financial liabilities at 31 December 2012 based on contractual undiscounted repayment obligations. Repayments which are subject to notice are treated as if notice were to be given immediately. However, the Bank expects that many customers will not request repayment on the earliest date the Bank could be required to pay and the table does not reflect the expected cash flows indicated by the Bank’s deposit retention history.

At 31 December 2012	Up to 1 month	From 1 to 3 months	From 3 to 6 months	From 6 to 12 months	More than 12 months	Total
Due to the National Bank of Ukraine	1,006	2,013	3,019	6,039	163,363	175,440
Due to other banks	137,807	185	677	555	9,282	148,506
Derivative financial instruments:	215	—	—	—	—	215
- inflows	(57,300)	—	—	—	—	(57,300)
- outflows	57,515	—	—	—	—	57,515
Customer accounts	1,114,188	299,829	297,182	491,884	85,395	2,288,478
Eurobonds issued	2,314	4,629	6,943	13,887	280,262	308,035
Bonds issued	—	—	1	1	13	15
Other borrowed funds	51	34	634	690	10,613	12,022
Other financial liabilities	3,762	—	—	—	—	3,762
Subordinated debt	528	1,110	1,665	3,331	68,717	75,351

Total undiscounted financial liabilities	1,259,871	307,800	310,121	516,387	617,645	3,011,824

PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the Financial Statements for 2012

(in thousands of US dollars)

Translation from original in Ukrainian

29.	Risk management (Continued)

At 31 December 2011	Up to 1 month	From 1 to 3 months	From 3 to 6 months	From 6 to 12 months	More than 12 months	Total
Due to the National Bank of Ukraine	1,019	1,970	2,990	49,659	85,448	141,086
Due to other banks	55,483	106	1,738	651	13,327	71,305
Derivative financial instruments:	2,479	—	—	—	—	2,479
- inflows	(302,440)	—	—	—	—	(302,440)
- outflows	304,919	—	—	—	—	304,919
Customer accounts	1,647,292	287,058	214,919	355,177	66,708	2,571,154
Eurobonds issued	—	6,943	6,943	13,887	308,035	335,808
Bonds issued	—	—	14	—	—	14
Other borrowed funds	150	279	10,601	20,842	19,882	51,754
Other financial liabilities	1,724	—	—	258	615	2,597
Subordinated debt	1,425	1,332	2,032	29,056	75,078	108,923

Total undiscounted financial liabilities	1,709,572	297,688	239,237	469,530	569,093	3,285,120

The table below shows the contractual expiry of the Bank’s financial commitments and contingencies.

	Up to 1 month	From 1 to 3 months	From 3 to 6 months	From 6 to 12 months	More than 12 months	Total
2012	5,251	88,195	35,680	47,107	37,806	214,039
2011	4,248	40,942	7,260	46,254	40,447	139,151

Financial commitments and contingences include guarantees, letters of credit and credit limits on overdrafts, with the expected draw-down at any time starting from the reporting date till the date of contractual expiry. The Bank expects that not all of the contingent liabilities or commitments will be drawn before the expiry of the commitments.

PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the Financial Statements for 2012

(in thousands of US dollars)

Translation from original in Ukrainian

29.	Risk management (Continued)

The table below shows the analysis of carrying values of assets and liabilities according to when they are expected to be recovered or settled as at 31 December 2012:

	Up to 1 month	From 1 to 3 months	From 3 to 6 months	From 6 to 12 months	More than 12 months	Total
Assets
Cash on hand and in transit	87,941	—	—	—	—	87,941
Balance with the National Bank of Ukraine	185,820	—	—	—	—	185,820
Due from other banks	265,874	23,044	9,053	81	2,796	300,848
Loans to customers	251,938	423,535	180,919	507,046	873,995	2,237,433
Investment securities through profit /loss	—	—	—	46,765	—	46,765
Investment securities available for sale	190	102,705	54,187	50,412	170,797	378,291
Gross settled swaps and forwards:
- inflows	132,932	—	—	—	—	132,932
- outflows	(131,832)	—	—	—	—	(131,832)
Other financial assets	9,804	—	—	—	—	9,804

Total financial assets	802,667	549,284	244,159	604,304	1,047,588	3,248,002

Liabilities
Due to the National Bank of Ukraine	—	—	—	—	127,130	127,130
Due to other banks	137,691	—	400	—	8,542	146,633
Customer accounts	1,090,524	148,935	150,732	667,952	145,154	2,203,297
Eurobonds issued	—	—	—	—	246,796	246,796
Bonds issued	—	—	1	—	13	14
Other borrowed funds	44	21	591	580	10,604	11,840
Subordinated debt	528	—	—	—	60,342	60,870
Gross settled swaps and forwards:
- inflows	(57,300)	—	—	—	—	(57,300)
- outflows	57,514	—	—	—	—	57,514
Other financial liabilities	3,763	—	—	—	—	3,763

Total financial liabilities	1,232,764	148,956	151,724	668,532	598,581	2,800,557

Liquidity gap arising from financial instruments	(430,097)	400,328	92,435	(64,228)	449,007	447,445

The maturity analysis does not reflect the historical stability of current liabilities. Their realisation historically took place within the period exceeding the one indicated in the table above. The management believes that despite the current economic situation, the balances of current accounts will remain stable. These balances are included in the table above as the amounts with the maturity dates in the period of up to 1 month.

PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the Financial Statements for 2012

(in thousands of US dollars)

Translation from original in Ukrainian

29.	Risk management (Continued)

The table below shows the analysis of assets and liabilities according to when they are expected to be recovered or settled as at 31 December 2011:

	Up to 1 month	From 1 to 3 months	From 3 to 6 months	From 6 to 12 months	More than 12 months	Total
Assets
Cash on hand and in transit	78,964	—	—	—	—	78,964
Balance with the National Bank of Ukraine	263,271	—	—	—	—	263,271
Due from other banks	563,461	7,354	6,920	7,584	39	585,358
Loans to customers	192,791	242,989	180,477	339,371	1,100,126	2,055,754
Investment securities available for sale	250,338	29,241	7,095	17,151	219,084	522,909
Gross settled swaps and forwards:
- inflows	446,369	—	—	—	—	446,369
- outflows	(442,114)	—	—	—	—	(442,114)
Other financial assets	5,579	—	—	115	2,797	8,491

Total financial assets	1,358,659	279,584	194,492	364,221	1,322,046	3,519,002

Liabilities
Due to the National Bank of Ukraine	—	—	—	43,805	83,377	127,182
Due to other banks	55,363	2	1,317		8,546	65,228
Customer accounts	1,642,939	276,767	205,093	343,368	63,083	2,531,250
Eurobonds issued	—	—	—	—	245,230	245,230
Bonds issued	—	—	14	—	—	14
Other borrowed funds	58	58	9,718	19,385	19,101	48,320
Subordinated debt	703	—	—	24,238	60,364	85,305
Gross settled swaps and forwards:
- inflows	(302,440)	—	—	—	—	(302,440)
- outflows	304,919	—	—	—	—	304,919
Other financial liabilities	1,724	—	—	258	615	2,597

Total financial liabilities	1,703,266	276,827	216,142	431,054	480,316	3,107,605

Liquidity gap arising from financial instruments	(344,607)	2,757	(21,650)	(66,833)	841,730	411,397

The maturity analysis does not reflect the historical stability of current liabilities. Their realisation historically took place within the period exceeding the one indicated in the table above. The management believes that despite the current economic situation, the balances of current accounts will remain stable. These balances are included in the table above as the amounts with the maturity dates in the period of up to 1 month.

The Bank’s ability to repay its liabilities depends on its ability to attract the equivalent amount of assets within the same period of time. The current volume of liquid assets will enable the Bank to operate in a stable manner even under a situation when there may be a partial withdrawal of clients’ deposits from the Bank and in case of further deterioration of the economic situation. The management believes that in spite of a substantial portion of the customers accounts being on demand, the diversification of these deposits by number and type of depositors, and the past experience of the Bank would indicate that these customer accounts provide a long-term and stable source of funding for the Bank.

Included in customer accounts are term deposits of individuals. Pursuant to the Ukrainian legislation, the Bank is obliged to repay such deposits upon the depositor’s demand (Note 15).

PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the Financial Statements for 2012

(in thousands of US dollars)

Translation from original in Ukrainian

29.	Risk management (Continued)

Market risk – Non-trading

Market risk is the risk that the fair value or future cash flows of financial instruments will fluctuate due to changes in market variables such as interest rates, exchange rates and other prices. The Bank manages its exposures to market risk for non-trading portfolios. Non-trading positions are managed and monitored using the sensitivity analysis. Except for the foreign currency related concentrations, the Bank has no significant market risk concentration.

Interest rate risk

Interest rate risk arises from the possibility that changes in interest rates will affect future cash flows or the fair values of financial instruments. The interest risk is measured based on the reports of changes in spread and margin. Also, the Bank performs the duration analysis and modelling of interest income in case of a parallel shift of the yield curve. The following table demonstrates the sensitivity to a reasonable possible change in interest rates, with all other variables held constant, of the Bank’s income statement.

The sensitivity of the statement of income is the effect of the assumed changes in interest rates on the net interest income for one year, based on the floating interest rate of the non-trading financial assets and financial liabilities held at 31 December, taking into account the repricing periods according to the contractual terms on the respective assets and liabilities.

	2012		2011
Interest rate	Change in interest rate, basis points	Effect on net profit and equity	Change in interest rate, basis points	Effect on net profit and equity
Libor	+15	(509)	+15	(4)
Libor	-10	339	-10	2
Euribor	+50	(50)	+50	26
Euribor	-30	30	-30	(16)

The above effect of changes in interest rates on the net profit and equity does not include the impact of taxation. Tax rate applicable for 2012 is 21% (Note 2).

The Bank’s assessment of the interest rate risk is based on the scenario of a parallel shift of the yield curve towards the increase of interest rates by 100 basis points in major currencies (UAH, USD, Euro). As at 31 December 2012, the Bank’s exposure to the interest rate risk may affect the net interest income within 1 year – possible decrease by USD 4,700 (as at 31 December 2011 – decrease by USD 9,200 thousand).

The Bank assesses the above level of the interest rate risk as acceptable and controllable, which is not to affect significantly the Bank’s yield and stable financial position. The basis rates are stated by the Bank’s Assets and Liabilities Management Committee. The delegation of authority regarding the change of interest rates is established by the internal policies of the Bank. The actual interest rates are monitored monthly by the Assets and Liabilities Management Committee.

PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the Financial Statements for 2012

(in thousands of US dollars)

Translation from original in Ukrainian

29.	Risk management (Continued)

Currency risk

Currency risk is the risk that the value of a financial instrument will fluctuate due to changes in foreign exchange rates. The Management Board has set the limits on positions by currency based on the NBU regulations. The positions are monitored on a daily basis. The currency risk is measured by using the VaR methodology and stress tests for significant fluctuations of currency exchange rates.

The table below summarises the Bank’s exposure to the foreign currency risk as at 31 December 2012, presented in thousands of US dollars:

	UAH	USD	EUR	Other	Total
Assets
Cash on hand and in transit	62,526	17,192	3,733	4,490	87,941
Balance with the National Bank of Ukraine	181,544	2,953	1,323	—	185,820
Due from other banks	39,917	210,541	40,944	9,446	300,848
Loans to customers	1,195,556	924,931	115,388	1,558	2,237,433
Investment securities available for sale	235,114	142,294	—	—	377,408
Investment securities in the trading portfolio	—	46,765	—	—	46,765
Other financial assets	7,681	2,065	1,151	7	10,904

Total financial assets	1,722,338	1,346,741	162,539	15,501	3,247,119

Liabilities
Due to the National Bank of Ukraine	127,130	—	—	—	127,130
Due to other banks	50,520	96,018	86	9	146,633
Customer accounts	1,095,969	944,593	149,521	13,214	2,203,297
Eurobonds issued	—	246,796	—	—	246,796
Bonds issued	14	—	—	—	14
Other borrowed funds	—	2,135	9,705	—	11,840
Other financial liabilities	2,758	477	720	22	3,977
Subordinated debt	60,870	—	—	—	60,870

Total financial liabilities	1,337,261	1,290,019	160,032	13,245	2,800,557

Less net derivatives	139	55	676	(2)	868

Total assets and liabilities net of derivatives	384,938	56,722	1,831	2,258	445,749

Derivatives (Note 21)	95,957	(92,339)	(1,095)	(1,655)	868

Net currency position	480,895	(35,617)	736	603	446,617

Credit related commitments	40,486	98,328	61,221	6,230	206,265

PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the Financial Statements for 2012

(in thousands of US dollars)

Translation from original in Ukrainian

29.	Risk management (Continued)

The table below summarises the Bank’s exposure to the foreign currency risk as at 31 December 2011, presented in thousands of US dollars:

	UAH	USD	EUR	Other	Total
Assets
Cash on hand and in transit	53,472	16,433	6,041	3,018	78,964
Balance with the National Bank of Ukraine	259,993	2,940	338	—	263,271
Due from other banks	49,110	483,364	42,468	10,416	585,358
Loans to customers	1,085,056	853,160	117,406	132	2,055,754
Investment securities available for sale	522,026	—	—	—	522,026
Other financial assets	9,361	3,032	333	20	12,746

Total financial assets	1,979,018	1,358,929	166,586	13,586	3,518,119

Liabilities
Due to the National Bank of Ukraine	127,182	—	—	—	127,182
Due to other banks	37,092	21,850	6,273	13	65,228
Customer accounts	1,397,145	975,489	147,441	11,175	2,531,250
Eurobonds issued	—	245,230	—	—	245,230
Bonds issued	14	—	—	—	14
Other borrowed funds	—	32,573	15,747	—	48,320
Other financial liabilities	1,727	2,300	1,034	15	5,076
Subordinated debt	60,931	24,374	—	—	85,305

Total financial liabilities	1,624,091	1,301,816	170,495	11,203	3,107,605

Less net derivatives	1,961	(185)	—	—	1,776

Total assets and liabilities net of derivatives	352,966	57,298	(3,909)	2,383	408,738

Derivatives (Note 21)	153,198	(163,077)	14,777	(1,814)	3,084

Net currency position	506,164	(105,779)	10,868	569	411,822

Credit related commitments	18,609	25,018	65,503	5,529	114,659

The amounts disclosed in respect of derivatives represent the fair value, at the reporting date, of the respective currency that the Bank agreed to buy (positive amount) or sell (negative amount) before netting of positions and payments with the counterparty. The amounts by currency are presented gross as stated in Note 21. The net total represents the fair value of the currency derivatives. The above analysis includes only monetary assets and liabilities. The investments in equities and non-monetary assets are not considered to give rise to any material currency risk.

PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the Financial Statements for 2012

(in thousands of US dollars)

Translation from original in Ukrainian

29.	Risk management (Continued)

The table below presents the effect of a reasonably possible movement of the currency rate against UAH, with all other variables held constant on the statement of income (due to the fair value of currency sensitive non-trading monetary assets and liabilities). The effect on equity does not differ from the effect on the statement of income. A negative amount in the table reflects a potential net reduction in the statement of income or equity, while a positive amount reflects a net potential increase.

	2012		2011
Currency	Change in currency rate, %	Effect on net profit and equity	Change in currency rate, %	Effect on net profit and equity
US dollars	+6	676	+6	(6,347)
US dollars	-4	(450)	-4	4,231
Euro	+9	304	+9	978
Euro	-5	(169)	-5	(543)

The above effect of changes in currency rates on the net profit and equity does not include the impact of taxation. The tax rate applicable for 2012 is 21% (Note 2.)

The above effect of changes in currency rates on the net profit and equity relates to the revaluation of an open currency position only and does not take into account the potential decrease in the credit quality of assets as a result of devaluation of Ukrainian hryvnia.

PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the Financial Statements for 2012

(in thousands of US dollars)

Translation from original in Ukrainian

30.	Fair values of financial instruments

Fair value of financial assets and liabilities not carried at fair value

Set out below is the comparison by class of the carrying amounts and fair values of the Bank’s financial instruments that are carried at amortised cost in the financial statements. The table does not include the fair values of non-financial assets and non-financial liabilities.

	2012		2011
	Carrying value	Fair value	Carrying value	Fair value
Financial assets
Cash on hand	87,941	87,941	78,964	78,964
Balance with the National Bank of Ukraine	185,820	185,820	263,271	263,271
Due from other banks
- Current accounts and overnight deposits	263,778	263,778	506,982	506,982
- Term deposits with other banks	37,070	37,070	52,591	52,591
- Repurchase agreements with other banks	—	—	25,785	29,196
Loans to customers
- Corporate loans	1,716,374	1,548,740	1,602,522	1,594,302
- Mortgage loans	225,090	199,264	283,438	251,724
- Car loans	58,563	54,799	76,972	84,737
- Consumer loans	231,890	223,359	88,567	89,294
- Other loans (overdrafts)	5,516	5,516	4,255	4,255

Financial liabilities
Due to the National Bank of Ukraine	127,130	127,130	127,182	127,182
Due to other banks
- Current accounts of other banks	98,859	98,859	25,241	25,241
- Term deposits of other banks	47,774	47,774	39,987	39,987
Customer accounts
- legal entities	923,319	921,373	1,447,379	1,446,768
- individuals	1,279,978	1,245,396	1,083,871	1,104,880
Eurobonds issued	246,796	255,397	245,230	224,757
Bonds issued	14	13	14	13
Other borrowed funds	11,840	11,840	48,320	48,320
Subordinated debt	60,870	60,888	85,305	85,914

PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the Financial Statements for 2012

(in thousands of US dollars)

Translation from original in Ukrainian

30.	Fair values of financial instruments (Continued)

The following describes the methodologies and assumptions used to determine the fair values for those financial instruments which are not already recorded at fair value in the financial statements.

Assets for which fair value approximates carrying value

For the financial assets and financial liabilities that are liquid or have a short term maturity (less than three months), it is assumed that their carrying amounts approximate their fair values. This assumption is also applied to demand deposits, savings accounts without a specific maturity and variable rate financial instruments.

Fixed rate financial instruments

The fair value of fixed rate financial assets and liabilities carried at amortised cost is estimated by comparing market interest rates when they were first recognised with the current market rates offered for similar financial instruments. The estimated fair value of fixed interest bearing deposits is based on discounted cash flows using the prevailing money-market interest rates for debts with similar maturity. For quoted debt issued the fair values are calculated based on quoted market prices. For those notes issued where quoted market prices are not available, a discounted cash flow model is used based on a current interest rate yield curve appropriate for the remaining term to maturity.

Financial instruments recorded at fair value

The Bank uses the following hierarchy for determining and disclosing the fair value of financial instruments by valuation technique:

–	Level 1: quoted (unadjusted) prices in active markets for identical assets or liabilities;

–	Level 2: techniques for which all inputs which have a significant effect on the recorded fair value are observable, either directly or indirectly; and

–	Level 3: techniques which use inputs which have a significant effect on the recorded fair value that are not based on observable market data.

The following table shows the analysis of the financial instruments recorded at fair value by level of the fair value hierarchy:

At 31 December 2012	Level 1	Level 2	Level 3	Total
Financial assets
Derivative financial assets	—	1,100	—	1,100
Ukrainian Government debt securities	406,492	—	—	406,492
Corporate bonds	—	17,681	—	17,681
Shares	—	—	883	883

Financial liabilities
Derivative financial liabilities	—	232	—	232

PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the Financial Statements for 2012

(in thousands of US dollars)

Translation from original in Ukrainian

30.	Fair values of financial instruments (Continued)

At 31 December 2011	Level 1	Level 2	Level 3	Total
Financial assets
Derivative financial assets	—	4,255	—	4,255
Ukrainian Government debt securities	257,510	1,833	—	259,343
Deposit certificates issued by the NBU	—	250,087	—	250,087
Corporate bonds	—	12,596	—	12,596
Shares	—	—	883	883

Financial liabilities
Derivative financial liabilities	—	2,479	—	2,479

The following is the description of the determination of fair value for the financial instruments which are recorded at fair value using the valuation techniques. These incorporate the Bank’s estimate of assumptions that a market participant would make when valuing the instruments.

Derivative financial instruments

The derivatives valued using a valuation technique with market observable inputs are mainly currency swaps and forward foreign exchange contracts. The most frequently applied valuation techniques include forward pricing and swap models, using the present value calculations. The models incorporate various inputs including the credit quality of counterparties, foreign exchange spot and forward rates and interest rate curves.

Investment securities available for sale

The investment securities available for sale valued using a valuation technique or pricing models primarily consist of unquoted debt securities. These securities are valued using discounted cash flows models which sometimes only incorporate the data observable in the market, such as interest rates, and at other times use both observable and non-observable data. The non-observable inputs to the models include the assumptions regarding the future financial performance of the investee, its risk profile, and economic assumptions regarding the industry in which the investee operates.

During 2012 and 2011, the Bank did not transfer any financial assets or financial liabilities from either level 1 to level 2 or from level 2 to level 1.

During 2012 and 2011, the Bank recognised neither any changes in the carrying values of the level 3 financial assets at fair value nor any resulting profit or loss.

PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the Financial Statements for 2012

(in thousands of US dollars)

Translation from original in Ukrainian

31.	Contingencies and commitments

Legal

The Bank is involved in various legal proceedings in the ordinary course of business. On the basis of its own estimates and internal professional advice, the management does not believe the result of any such actions will have a material adverse effect on the Bank’s financial position or results of operations.

Tax and other regulatory compliance

Ukrainian legislation and regulations regarding taxation and other operational matters, including currency exchange control and custom regulations, continue to evolve. The legislation and regulations are not always clearly written and are subject to varying interpretations by local, regional and national authorities, and other governmental bodies. Instances of inconsistent interpretations are not unusual. The management believes that its interpretation of the relevant legislation is appropriate, and that the Bank has complied with all regulations and paid or accrued all taxes and withholdings that are applicable.

At the same time, there is a risk that the transactions and interpretations not challenged in the past may be challenged by the authorities in the future, although this risk significantly diminishes with passage of time. It is not practical to determine the amount of unasserted claims that may manifest, if any, or the likelihood of any unfavourable outcome.

Capital expenditure commitments

As at 31 December 2012, the Bank had capital expenditure commitments in respect of purchase of equipment of USD 492 thousand (2011: USD 1,972 thousand.) The Bank’s management has already allocated the necessary resources in respect of these commitments. The Bank’s management believes that the future income and funding will be sufficient to cover these commitments and any similar commitments.

Compliance with covenants

The Bank is subject to certain covenants related primarily to Eurobonds issued, due to the National Bank of Ukraine and other borrowed funds. The non-compliance with such covenants may result in negative consequences for the Bank including the growth in the cost of borrowings and declaration of default. In particular, the Bank is required to maintain a certain level of equity, capital adequacy ratio, liquid to total assets ratio, maximum exposure to a single party to capital ratio, maximum exposure to a single party which is a related party to the Bank to capital ratio, operating expenses to operating results ratio, fixed and intangible assets to capital ratio. The failure to comply with these requirements could lead to early withdrawal of funds by the creditors upon their discretion. The management believed that the Bank was in compliance with all covenants as at 31 December 2012 and 31 December 2011.

PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the Financial Statements for 2012

(in thousands of US dollars)

Translation from original in Ukrainian

31.	Contingencies and commitments (Continued)

Credit related commitments

The guarantees and standby letters of credit, which represent irrevocable assurances that the Bank will make payments in the event that a customer cannot meet its obligations to third parties, carry the risk of the clients’ defaults or inability to perform the contracts with third parties. The Bank manages its risk of loss by requiring a significant proportion of guarantees to be secured with deposits in the Bank. Documentary and commercial letters of credit, which are written undertakings by the Bank on behalf of the customers authorising third parties to draw drafts on the Bank up to a stipulated amount under the specific terms and conditions, are collateralised by the underlying shipments of goods to which they relate or cash deposits and therefore carry less risk than direct borrowings.

Commitments to extend credit represent unused portions of authorisations to extend credit in the form of loans, guarantees or letters of credit. With respect to the credit risk on commitments to extend credit, the Bank is potentially exposed to loss. However, due to its revocable nature the Bank is able to refuse to issue the loans, guarantees or letters of credit to the customer due to the deterioration of the customer’s solvency.

The total outstanding contractual amount of undrawn credit lines, letters of credit and guarantees does not necessarily represent future cash needs, as these financial instruments may expire or terminate without being funded.

The letters of credit issued by the Bank are as follows:

	2012	2011
Confirmed export letters of credit	32,202	—
Import letters of credit	—	25,661
Cash collateral (Note 15)	(3,229)	(14,301)
Provision for import letters of credit	(137)	(65)

Total letters of credit	28,836	11,295

The guarantees issued are as follows:

	2012	2011
Guarantees and promissory note endorsements	165,361	101,376
Cash collateral (Note 14, 15)	(2,911)	(6,744)
Provision for guarantees	(509)	(140)

Total guarantees	161,941	94,492

The Bank’s outstanding irrevocable commitments to extend credit were as follows:

	2012	2011
Commitments to extend credit	16,476	12,114
Cash collateral	(989)	(3,242)

Total irrevocable commitments to extend credit	15,487	8,872

PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the Financial Statements for 2012

(in thousands of US dollars)

Translation from original in Ukrainian

31.	Contingencies and commitments (Continued)

The amount of undrawn revocable commitments to extend credit issued by the Bank as at 31 December 2012 was USD 214,904 thousand (2011: USD 114,229 thousand). The management considers the commitments to extend credit as revocable due to the fact that the Bank can stop further financing of the client or early cancel the credit limit funds based on the agreements providing for a wide range of the trigger events for early cancellation of credit limits, such as worsening of the client’s financial condition, decrease in volume of cash inflows to the clients’ current accounts, loss of collateral or substantial decrease in its fair value, decisions of the regulatory bodies impacting the Ukrainian money market.

The movements in the provision for the letters of credit and guarantees are as follows:

	2012	2011
Provision for credit related commitments as at 1 January	205	654
Charge for provision for credit related commitments during the year / (Reversal of provision)	436	(418)
Effect of translation to presentation currency	5	(31)

Provision for letters of credit and guarantees as at 31 December (Note 19)	646	205

Operating lease commitments

Where the Bank is the lessee, the future minimum lease payments under cancellable operating leases of premises are as follows:

	2012	2011
Within 1 year	1,717	1,654
From 1 to 5 years	641	1,947
Later than 5 years	100	429

Total operating lease commitments	2,458	4,030

PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the Financial Statements for 2012

(in thousands of US dollars)

Translation from original in Ukrainian

32.	Related party transactions

For the purposes of these financial statements, parties are generally considered to be related if one party has the ability to control the other party, is under common control, or can exercise significant influence over the other party in making financial or operational decisions as defined by IAS 24 “Related Party Disclosures”. In considering each possible related party relationship, attention is paid to the substance of the relationship, not merely the legal form.

In the normal course of business, the Bank enters into transactions with significant shareholders, companies under common control and other related parties. These transactions include settlements, loans, deposits, trade finance and foreign currency transactions. The outstanding balances as at 31 December 2012 and as at 31 December 2011 and income and expenses for the years then ended are as follows:

As at and for the year ended 31 December 2012	Parent company	Entities under common control	Management	Other related parties
Assets
Loans to customers (interest rate, % p.a.)	—	109,326(11,7)	25(14,0)	—
Allowance for loan impairment	—	(156)	—	—
Investment securities available for sale	—	2,984(18,0)	—	—
Due from other banks (interest rate, % p.a.)	—	37,043(11,9)	—	—
Other assets	—	279	—	—

Liabilities
Due to other banks (interest rate, % p.a.)	—	(1,541)	—	—
Customer accounts (interest rate, % p.a.)	(7)	(453,267)(1,4)	(1,371)(10,4)	(7,603)(9,5)
Other liabilities	—	(24)	—	—

Credit related commitments
Revocable commitments to extend credit	—	4,250	—	—
Irrevocable commitments to extend credit		—	22	—
Guarantees	—	4,797	—	—
Letters of credit	—	479	—	—

Income / expense
Interest income	—	15,325	7	—
Interest expense	—	(19,885)	(57)	(58)
Fee and commission income	1	3,593	—	—
Fee and commission expense	—	(1,241)	—	—
Other income	—	21	55	—
Allowance for loan impairment	—	83	—	—
Insurance expense	—	(277)	—	—

PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the Financial Statements for 2012

(in thousands of US dollars)

Translation from original in Ukrainian

32.	Related party transactions (Continued)

In September 2011, the Bank started buying unsecured retail loans from the related party (Ukrainian bank.) Portfolio purchases are made on a monthly basis. During the period of up to 31 December 2011, four tranches were purchased for the total amount of USD 83,826 thousand. The entire portfolios were purchased at fair value, no gain or loss on initial recognition was recorded. During 2012, twelve tranches were purchased for the total amount of USD 232,126 thousand.

As at and for the year ended 31 December 2011	Parent company	Entities under common control	Management	Other related parties
Assets
Loans to customers (interest rate, % p.a.)	—	87,386(11)	83(16,6)	427(11,9)
Allowance for loan impairment	—	(115)	(0,1)	(0,8)
Due from other banks (interest rate, % p.a.)	—	18,879(6,1)	—	—
Other assets	—	29	—	—

Liabilities
Due to other banks (interest rate, % p.a.)	—	8,636(2)	—	—
Customer accounts (interest rate, % p.a.)	3(0)	899,893(4,8)	1,554(7,2)	7,834(5,7)
Other liabilities	—	—	44	—

Credit related commitments
Revocable commitments to extend credit	—	6,264	40	71
Guarantees	—	3	—	—
Letters of credit	—	1,253	—	—

Income / expense
Interest income	—	7,999	50	109
Interest expense	—	(12,408)	(131)	(514)
Fee and commission income	—	3,788	2	19
Fee and commission expense	—	(300)	—	—
Other income	—	237	—	—
Allowance for loan impairment	—	56	2	1
Provision for credit related commitments	—	15	—	—
Insurance expense	—	(192)	—	—

The allowance for loan impairment in respect of loans to related parties has been assessed on a portfolio basis in respect of the majority of loans.

PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the Financial Statements for 2012

(in thousands of US dollars)

Translation from original in Ukrainian

32.	Related party transactions (Continued)

During the year, the movements on related parties’ loan accounts were as follows:

	Parent company	Entities under common control	Management	Other related parties
Loans granted to related parties during the year	—	186,579	193	96
Amounts repaid by related parties during the year	—	(218,692)	(186)	(95)
Other change	—	54,053	(65)	(428)

During 2011, the movements on related parties’ loan accounts were as follows:

	Parent company	Entities under common control	Management	Other related parties
Loans granted to related parties during the year	—	568,756	207	166
Amounts repaid by related parties during the year	—	546,247	1 205	929
Other change	—	(1,285)	(7)	(27)

In 2012, the remuneration of the members of the Management Board comprised salaries of USD 4,232 thousand (2011: USD 4,861 thousand), compulsory contributions to the State funds of USD 96 thousand (2011: USD 87 thousand and other benefits of USD 5 thousand.) In 2012, the remuneration to the members of the Supervisory Board was USD 3 thousand (2011: USD 5 thousand.)

33.	Capital

The Bank maintains an actively managed capital base to cover risks inherent in the business. The adequacy of the Bank’s capital is monitored using, among other measures, the ratios established by the Basel Capital Accord 1988 and the ratios established by the NBU in supervising the Bank. The Bank considers the total capital under management to be the total regulatory capital. The amount of the capital that the Bank manages is UAH 4,268,501 thousand, or USD 534,030 thousand as at 31 December 2012 (2011: UAH 4,461,640 thousand, or USD 558,417 thousand.)

The primary objectives of the Bank’s capital management are to ensure that the Bank complies with externally imposed capital requirements and that the Bank maintains strong credit ratings and healthy capital ratios in order to support its business and to maximise the shareholders’ value.

PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the Financial Statements for 2012

(in thousands of US dollars)

Translation from original in Ukrainian

33.	Capital (Continued)

The Bank manages its capital structure and makes adjustments to it in the light of changes in economic conditions and the risk characteristics of its activities. In order to maintain or adjust the capital structure, the Bank may adjust the amounts of dividend payments to the shareholders, return the capital to the shareholders or issue capital securities. No changes were made in the objectives, policies and processes since the previous years.

NBU capital adequacy ratio

The NBU requires banks to maintain a capital adequacy ratio of 10% of risk-weighted assets, computed based on the Ukrainian accounting rules. As at 31 December 2012 and 2011, the Bank’s capital adequacy ratio on this basis was as follows:

	2012	2011
Main capital	364,317	366,648
Additional capital	169,713	191,769

Total equity	534,030	558,417

Risk-weighted assets	3,029,230	3,521,502

Capital adequacy ratio	17.63%	15.86%

The regulatory capital consists of the main capital, which comprises paid-in registered share capital, share premium, reserves created in accordance with the Ukrainian legislation less net book value of intangible assets and losses of current and prior years. The other component of the regulatory capital is additional capital, which includes standard provisions for interbank and customer loans, property revaluation reserve, current year profit decreased for the amount of accrued income overdue for more than 30 days net of the provision for overdue accrued interest, long-term subordinated debt, retained earnings of prior years. As at 31 December 2012 and 31 December 2011, the Bank is compliant with the regulatory requirements to capital.

PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

Notes to the Financial Statements for 2012

(in thousands of US dollars)

Translation from original in Ukrainian

33.	Capital (Continued)

The Bank is also subject to minimum capital requirements established by the covenants stated in the loan agreements, including the capital adequacy levels calculated in accordance with the requirements of the Basel Accord, as defined in the International Convergence of Capital Measurement and Capital Standards (updated in April 1998) and the Amendment to the Capital Accord to incorporate market risks (updated in November 2005), commonly known as Basel I. The Bank complied with this loan covenant. As at 31 December 2012 and 31 December 2011, the Bank’s capital adequacy ratio calculated in accordance with the Basel I requirements is as follows:

	2012	2011
Tier 1 capital
Share capital	428,794	428,966
Share premium	7,106	7,109
Merger reserve	4,287	4,288
Retained earnings	140,168	104,001
Currency translation reserve and other reserve	(21,518)	(21,715)

Total tier 1 capital	558,837	522,649

Tier 2 capital
Asset revaluation reserves	74,217	82,282
Eligible subordinated debt	29,892	46,983

Total tier 2 capital	104,109	129,265

Total equity	662,946	651,914

Capital adequacy ratio at 31 December
Risk-weighted assets	2,821,985	2,575,904
Total equity	662,946	651,914
Capital adequacy ratio (%)	23.49%	25.31%

Signed on behalf of the Management Board on 28 February 2013.

S. P. Chernenko (Chairman of the Management Board) O. M. Moshkalova (Chief Accountant)

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